Confidential Treatment Requested by Aimmune Therapeutics, Inc.

Exhibit 10.6

CREDIT AGREEMENT

among

AIMMUNE THERAPEUTICS, INC.,
as Borrower

THE SEVERAL LENDERS
FROM TIME TO TIME PARTY HERETO,

and

CORTLAND CAPITAL MARKET SERVICES LLC,
as Administrative Agent and Collateral Agent

Dated as of January 3, 2019

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table of Contents

Page

Section 1.	DEFINITIONS1
1.1	Defined Terms1
1.2	Other Definitional Provisions42
1.3	Acknowledgement and Consent to Bail-In of EEA Financial Institutions43
Section 2.	AMOUNT AND TERMS OF COMMITMENTS43
2.1	Loans43
2.2	Notes; Amortization45
2.3	Procedure for Borrowing46
2.4	Repayment of Loans; Record of Loans46
Section 3.	GENERAL PROVISIONS47
3.1	Interest Rates and Payment Dates47
3.2	Conversion and Continuation Options48
3.3	Minimum Amounts and Borrowings49
3.4	Optional and Mandatory Prepayments49
3.5	Administrative Agent’s Fee; Other Fees and Premiums53
3.6	Computation of Interest and Fees53
3.7	Inability to Determine Interest Rate54
3.8	Pro Rata Treatment and Payments54
3.9	Illegality55
3.10	Requirements of Law55
3.11	Taxes57
3.12	Indemnity61
3.13	Certain Rules Relating to the Payment of Additional Amounts61
3.14	Defaulting Lenders63
Section 4.	REPRESENTATIONS AND WARRANTIES64
4.1	Financial Condition64
4.2	No Change; Solvent64
4.3	Corporate Existence; Compliance with Law64
4.4	Corporate Power; Authorization; Enforceable Obligations65
4.5	No Legal Bar65
4.6	No Material Litigation66
4.7	No Default66
4.8	Ownership of Property; Liens66
4.9	Intellectual Property66
4.10	No Burdensome Restrictions67
4.11	Taxes67

i

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.12	Margin Stock67
4.13	ERISA68
4.14	Collateral69
4.15	Investment Company Act; Other Regulations69
4.16	Subsidiaries69
4.17	Purpose of Loans69
4.18	Environmental Matters70
4.19	No Material Misstatements70
4.20	Labor Matters71
4.21	Insurance71
4.22	Anti-Terrorism; Sanctions71
4.23	No Undisclosed Liabilities72
4.24	Loans As Senior Secured Indebtedness72
4.25	Pharmaceutical Laws72
Section 5.	CONDITIONS PRECEDENT73
5.1	Conditions to Initial Extension of Credit73
5.2	Conditions Precedent to Each Extension of Credit75
Section 6.	AFFIRMATIVE COVENANTS76
6.1	Financial Statements76
6.2	Certificates; Other Information77
6.3	Payment of Taxes79
6.4	Maintenance of Existence; Compliance with Laws79
6.5	Maintenance of Property; Insurance80
6.6	Inspection of Property; Books and Records; Discussions81
6.7	Notices81
6.8	Environmental Laws82
6.9	After-Acquired Real Property and Fixtures and Future Subsidiaries82
6.10	Use of Proceeds84
6.11	Post-Closing Security Perfection84
6.12	Quarterly Conference Calls84
6.13	Anti-Corruption and Sanctions Policies84
6.14	Designation of Royalty Transaction Subsidiaries84
6.15	Future Changes in Tax Laws84
Section 7.	NEGATIVE COVENANTS85
7.1	Limitation on Indebtedness85
7.2	Limitation on Liens88
7.3	Limitation on Fundamental Changes91
7.4	Limitation on Asset Dispositions; Proceeds from Asset Dispositions and Recovery Events92
7.5	Limitation on Dividends and Other Restricted Payments93
7.6	Limitation on Transactions with Affiliates95

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.7	Limitation on Amendments97
7.8	Accounting Changes97
7.9	Limitation on Restrictions on Distributions from Subsidiaries97
7.10	Minimum Cash Balance; Control Agreements98
7.11	Use of Proceeds99
7.12	Limitation on Lines of Business99
7.13	Sale and Leaseback Transactions99
7.14	Material Intellectual Property99
Section 8.	EVENTS OF DEFAULT99
8.1	Events of Default99
Section 9.	THE AGENTS102
9.1	Appointment102
9.2	The Administrative Agent and Affiliates103
9.3	Action by Agent103
9.4	Exculpatory Provisions103
9.5	Acknowledgement and Representation by Lenders104
9.6	Indemnity; Reimbursement by Lenders105
9.7	Right to Request and Act on Instructions106
9.8	Collateral Matters107
9.9	Successor Agent108
9.10	Withholding Tax109
9.11	Administrative Agent May File Proofs of Claims110
9.12	Application of Proceeds110
9.13	Approved Electronic Communications111
Section 10.	MISCELLANEOUS111
10.1	Amendments and Waivers111
10.2	Notices114
10.3	No Waiver; Cumulative Remedies116
10.4	Survival of Representations and Warranties116
10.5	Payment of Expenses116
10.6	Successors and Assigns; Participations and Assignments118
10.7	Adjustments; Set-off; Calculations; Computations125
10.8	Judgment126
10.9	Counterparts127
10.10	Severability127
10.11	Integration127
10.12	GOVERNING LAW127
10.13	Submission to Jurisdiction; Waivers127
10.14	Acknowledgements128
10.15	WAIVER OF JURY TRIAL129
10.16	Confidentiality129

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.17	USA PATRIOT Act Notice130
10.18	Electronic Execution of Assignments and Certain Other Documents130
10.19	Certain ERISA Matters130

SCHEDULES

A	Commitments and Addresses
1.1	Existing Investments

4.6Litigation

4.16Subsidiaries

4.18Environmental Matters

4.21Insurance

6.2Document Posting Website

6.11Post-Closing Security Perfection

7.1Existing Indebtedness

7.2Existing Liens

7.6(b)	Existing Affiliate Transactions

EXHIBITS

A	Form of Note
B	Form of Guarantee and Collateral Agreement
C	Form of Prepayment Notice
D	Form of U.S. Tax Compliance Certificate
E	Form of Assignment and Acceptance
F	Form of Officer’s Certificate
G	Form of Secretary’s Certificate
H	Form of Borrowing/Continuation/Conversion Notice
I	Form of Solvency Certificate

JForm of Compliance Certificate
KForm of Cash/PIK Election Notice
LForm of Subordinated Intercompany Note

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CREDIT AGREEMENT, dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among AIMMUNE THERAPEUTICS, INC, a Delaware corporation (as further defined in subsection 1.1, the “Borrower”), the several banks and other financial institutions from time to time party to this Agreement (as further defined in subsection 1.1, the “Lenders”), and CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as administrative agent for the Lenders (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

The parties hereto hereby agree as follows:

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make (a) Tranche 1 Term Loans to the Borrower in the aggregate principal amount of $40,000,000 on the Closing Date, (b) Tranche 2 Term Loans to the Borrower in the aggregate principal amount of $85,000,000 on the Tranche 2 Funding Date and (c) Tranche 3 Term Loans to the Borrower in the aggregate principal amount of $45,000,000 on the Tranche 3 Funding Date; and

WHEREAS, the Lenders are willing to make such term loans to the Borrower on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

DEFINITIONS

.

Defined Terms

.  As used in this Agreement, the following terms shall have the following meanings:

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 1/2 of 1% and (c) the Adjusted LIBOR Rate for an Interest Period of one-month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) (determined as if the relevant ABR Loan were a Eurocurrency Loan) plus 1.00%.  “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to publish for any reason such rate of interest, “Prime Rate” shall mean the prime lending rate as set forth on the applicable Bloomberg page (or successor page) for such day (or such other service as determined by the Administrative Agent in its reasonable discretion from time to time for purposes of providing quotations of prime lending interest rates).  “Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the New York Fed based on overnight federal funds transactions by depository institutions (as determined in such manner as the New York Fed shall set forth on its public website from time to time) and published on the next succeeding Business Day as the federal funds effective rate, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three major banks of recognized standing selected by

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

it.  “New York Fed” means the Federal Reserve Bank of New York.  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate, respectively.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“Accounts”:  as defined in the UCC; and, with respect to any Person, all such Accounts of such Person, whether now existing or existing in the future, including (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the Administrative Agent), including all accounts created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any Obligors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.

“Acquired Indebtedness”:  with respect to any specified Person, Indebtedness of another Person (a) existing at the time such Person is merged, consolidated, or amalgamated with or into or becomes a Subsidiary of such specified Person or (b) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such merger, consolidation, amalgamation, Person becoming a Subsidiary or such acquisition of assets.  Acquired Indebtedness shall be deemed to be Incurred on the date of (x) the related acquisition of assets from any Person, (y) the merger, consolidation, amalgamation or (z) the date the acquired Person becomes a Subsidiary.

“Adjusted LIBOR Rate”:  with respect to any Borrowing of Eurocurrency Loans, an interest rate per annum equal to the higher of (a) (i) the LIBOR Rate in effect for the Interest Period divided by (ii) 1 minus the Statutory Reserves (if any) for such Borrowing of Eurocurrency Loans for the Interest Period and (b) 1.00%.

“Administrative Agent”:  as defined in the Preamble hereto.

“Administrative Agent’s Account”: the account from time to time designated by the Administrative Agent in writing as the account to which payments hereunder are to be directed.

“Administrative Questionnaire”: with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affected Loans”:  as defined in subsection 3.9.

“Affected Rate”:  as defined in subsection 3.7.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Affiliate”:  with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction”:  as defined in subsection 7.6(a).

“Agent Fee Letter”:  the fee letter by and among the Borrower and the Administrative Agent, dated the date hereof, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Agent Indemnitee”:  as defined in subsection 10.5.

“Agents”:  the collective reference to the Administrative Agent and the Collateral Agent.

“Agreement”:  as defined in the Preamble hereto.

“Amendment”:  as defined in subsection 7.9(c).

“Anti-Corruption Laws”:  the Foreign Corrupt Practices Act of 1977, as amended, and all similar laws, rules and regulations applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption, money laundering, and financial recordkeeping, including if applicable those laws and regulations of the United States, European Union, United Kingdom and Canada.

“Applicable Margin”:  (a) with respect to ABR Loans, 6.50% per annum, and (b) with respect to Eurocurrency Loans, 7.50% per annum.

“Applicable Premium”: the excess of (I) the present value of all remaining required interest payments on the principal amount of the Loans so prepaid or repaid through the second anniversary of the Closing Date (excluding accrued but unpaid interest to the applicable date of prepayment or repayment and assuming (x) that interest on such Loans for the period from the applicable date of prepayment or repayment through the second anniversary of the Closing Date will be paid under the Cash Option and (y) that the Adjusted LIBOR Rate for the period from the applicable date of prepayment or repayment through the second anniversary of the Closing Date is the Adjusted LIBOR Rate in effect on the date of prepayment or repayment, as applicable), plus the present value of the principal amount of the Loans being prepaid or repaid, as applicable, assuming a date of prepayment or repayment of the second anniversary of the Closing Date, plus the present value of the Prepayment Premium provided for pursuant to clause (b) of the definition of Prepayment Premium on such principal amount being prepaid or repaid, as applicable, assuming a date of prepayment or repayment of the second anniversary of the Closing Date, in each case, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (II) the principal amount of the Loans being prepaid or repaid, as applicable.  For purposes of this definition, “Treasury Rate” means the rate per annum equal to the yield to maturity at the time of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

computation of the United States of America Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date of prepayment or repayment, as applicable, to the second anniversary of the Closing Date; provided, however, that if the period from such date of prepayment or repayment, as applicable, to the second anniversary of the Closing Date is not equal to the constant maturity of a United States of America Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States of America Treasury securities for which such yields are given, except that if the period from such date of prepayment or repayment, as applicable, to the second anniversary of the Closing Date is less than one year, the weekly average yield on actually traded United States of America Treasury securities adjusted to a constant maturity of one year shall be used.

“Approved Electronic Communications”:  each notice, demand, communication, information, document and other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to any Agent or Lender by means of electronic communications pursuant to subsection 9.13; provided that “Approved Electronic Communications” shall exclude (i) any notice pursuant to subsection 3.4 and (ii) all notices of any Default.

“Approved Electronic Platform”:  as defined in subsection 9.13.

“Asset Disposition”:  any sale, lease, transfer or other disposition of Capital Stock of a Subsidiary (other than directors’ qualifying shares, or in the case of a Foreign Subsidiary, to the extent required by applicable Requirement of Law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Borrower or any of its Subsidiaries (including any disposition of Capital Stock of any joint venture held by the Borrower or a Subsidiary or any disposition by means of a merger, consolidation or similar transaction), other than:

(a)

a disposition to the Borrower or a Subsidiary (other than a Royalty Transaction Subsidiary), excluding any disposition of Intellectual Property to a Non-Loan Party other than pursuant to a Collaboration Transaction (Intercompany)]

(b)	any Restricted Payment Transaction,
(c)	a disposition that is governed by subsection 7.3,
(d)

any disposition arising from foreclosure, condemnation, eminent domain or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or necessary or advisable (as determined by the Borrower in good faith) in order to consummate any acquisition of (or any merger, consolidation, amalgamation or other business combination with or into) any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)

other than with respect to any Intellectual Property used in or necessary for the research, development, marketing, sale, distribution or exploitation of the Product, the abandonment or other disposition of Intellectual Property (including allowing any registrations or any applications for registration of such Intellectual Property or other such Intellectual Property rights to lapse or become abandoned) that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole,

(f)	the non-exclusive licensing or non-exclusive sublicensing of Intellectual Property in the ordinary course of business,
(g)	the creation or granting of any Lien permitted under this Agreement,
(h)

any disposition of Cash Equivalents, Investment Grade Securities, or obsolete, worn out or surplus property or property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business or any disposition of inventory, immaterial assets, or goods (or other assets) in the ordinary course of business,

(i)	the making of any Permitted Investment,
(j)	any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business,
(k)	the disposition or discount of inventory, accounts receivable, or notes receivable in the ordinary course of business,
(l)	the unwinding of any Hedging Obligations or obligations in respect of Bank Products Agreements,
(m)

sales, transfers, and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements,

(n)	the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law,
(o)

other than with respect to Intellectual Property, leases, assignments, subleases, licenses, or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of Borrower and the Subsidiaries, taken as a whole,

(p)	any Royalty Transactions or Collaboration Transactions, and
(q)	dispositions of non-core assets acquired in connection with any Permitted Acquisition or Permitted Investment in an amount not to exceed $500,000 in any fiscal year.

“Assignee”:  as defined in subsection 10.6(b).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Assignment and Acceptance”:  an Assignment and Acceptance, substantially in the form of Exhibit E, or any other form approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Auditor Report”: a report reviewed by the Borrower’s auditor of record (for purposes of clarity, such report shall not be audited and shall be in connection with the auditor’s review of the Borrower’s annual or quarterly financial statements required to be delivered pursuant to subsection 6.1) delivered to the Administrative Agent on or prior to the date that is 30 days after the end of the any fiscal quarter in which the Borrower and its Subsidiaries have received aggregate Net Sales of the Product of $[***] or greater.

“Bail-In Action”:  the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”:  with respect to any EEA Member Country implementing Article 55 of the Bank Recovery and Resolution Directive, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products Agreement”:  any agreement pursuant to which a bank or other financial institution or other Person agrees to provide (a) treasury services, (b) credit card, debit card, merchant card, purchasing card, stored value card, non-card electronic payable or other similar services (including the processing of payments and other administrative services with respect thereto), (c) cash management or related services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking, financial or treasury products or services as may be requested by the Borrower or any Subsidiary (other than letters of credit, loans and advances, except indebtedness arising from services described in clauses (a) through (c) of this definition).  Notwithstanding the foregoing, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall not constitute a Bank Products Agreement.

“Bank Products Obligations”:  of any Person means the obligations of such Person pursuant to any Bank Products Agreement.

“Bank Recovery and Resolution Directive”:  Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

“Bankruptcy Proceeding”: any voluntary or involuntary bankruptcy, reorganization, insolvency or liquidation proceeding.

“Beneficial Owner”: the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), (a) such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time and (b) such “person” shall not be deemed to beneficially own voting stock subject to a stock or asset purchase agreement, merger agreement, option

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of such voting stock in connection with the transactions contemplated by this Agreement.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Benefit Plan”:  any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender”:  as defined in subsection 10.7(a).

“BLA”:  as defined in the definition of the term “Regulatory Approval” in this subsection 1.1.

“Board”:  the Board of Governors of the Federal Reserve System.

“Board of Directors”:  for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body.  Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower.

“Bona Fide Debt Fund”:  any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds and/or similar extensions of credit in the ordinary course of business.

“Borrower”:  as defined in the Preamble hereto, including any successors in interest thereto permitted pursuant to the terms of this Agreement.

“Borrower Materials”:  as defined in subsection 10.2(e).

“Borrowing”:  the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date).

“Borrowing Date”:  any Business Day specified in a notice pursuant to subsection 2.3 as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City or Santa Clara, CA are authorized or required by law to close, except that, when used in connection with any Eurocurrency Loan, “Business Day” shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Capital Stock”:  of any Person means any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible or exchangeable into such equity.  Notwithstanding the foregoing and for the avoidance of doubt, any Permitted Convertible Indebtedness, Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall not constitute Capital Stock of the Borrower.

“Cash/PIK Calendar Quarter”: the calendar quarter ending June 30, 2020 and each previous calendar quarter.

“Cash/PIK Election Notice”:  as defined in subsection 3.1(d).

“Cash Equivalents”:  any of the following:  (a) money, (b) securities issued or fully guaranteed or insured by the United States of America, Canada, the United Kingdom, Switzerland or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Borrower or a Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof, or obligations guaranteed by any of the foregoing, (c) overnight bank deposits, time deposits, certificates of deposit, money market deposits or bankers’ acceptances of (i) any bank or other institutional lender under this Agreement or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c)(i) or (ii) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act, (g) investment funds investing at least 90% of their assets in cash equivalents of the types described in clauses (a) through (f) above (which funds may also hold cash pending investment and/or distribution), and (h) investments similar to any of the foregoing denominated in foreign currencies and approved by the Board of Directors.

“Cash Option”:  as defined in subsection 3.1(d).

“CFC”: a direct or indirect Subsidiary of Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company”: a Subsidiary of Borrower substantially all of the assets of which consist of Capital Stock and/or Indebtedness treated as equity for tax purposes of one or more Foreign Subsidiaries that are CFCs.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Change of Control”:  the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of (i) all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole to any Person other than the Borrower or a Guarantor; or (ii) assets of the Borrower or any Subsidiary of the Borrower to a Person other than the Borrower or a Guarantor for a purchase price equal to more than 50% of the consolidated total assets of the Borrower and its Subsidiaries (based upon the Borrower’s most recent audited balance sheet); (b) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder, but excluding any employee benefit plan of such person or its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, measured by voting power rather than number of shares; (c) the first day on which a majority of the members of the Board of Directors of the Borrower (not including vacant seats) are not Continuing Directors; or (d) any “fundamental change” (howsoever defined) under any indenture governing any Permitted Convertible Indebtedness.

“Closing Date”:  the date on which all the conditions precedent set forth in subsection 5.1 shall be satisfied or waived.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“CoFAR Table”: the following table:

Grade 1 Mild	Grade 2 Moderate	Grade 3 Severe	Grade 4 Life-Threatening	Grade 5 Death
Transient or mild discomforts (< 48 hours), no or minimal medical intervention/required.	Symptoms that produce mild to moderate limitation in activity, some assistance may be needed; no or minimal intervention/therapy is required. Hospitalization is possible.	Marked limitation in activity, some assistance usually required; medical intervention/therapy required, hospitalization is possible. Parenteral medication(s) are usually indicated.	Extreme limitation in activity, significant assistance required; significate medical/therapy. Intervention is required; hospitalization is probable.	Death

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Symptoms may include pruritus, swelling or rash, abdominal discomfort, or other transient systems.	Symptoms may include persistent hives, wheezing without dyspnea, abdominal discomfort/increased vomiting, or other symptoms.	Symptoms may include bronchospasm with dyspnea, severe abdominal pain, throat tightness with hoarseness, transient hypotension, or other symptoms.	Symptoms may include persistent hypotension and/or hypoxia with resultant decreased level of consciousness associated with collapse and/or incontinence, or other life-threatening symptoms.

“Collaboration Transaction”: any transaction pursuant to which the Borrower or any Subsidiary provides (a) a license or sublicense of its Intellectual Property, or transfers, contributes or assigns Intellectual Property owned or controlled by the Borrower or any Subsidiary, (b) a right of reference regulatory filings and applications with governmental health authorities, and/or (c) rights with respect to pre-clinical and clinical data, in each case of the foregoing clauses (a) – (c) to one or more Third Parties in connection with the research, clinical development, regulatory activities, manufacturing, commercialization and/or marketing of one or more of the Borrower’s or any Subsidiary’s products, Intellectual Property, molecules, drugs or drug candidates, or similar agreements or arrangements.  Notwithstanding the foregoing, “Collaboration Transaction” does not include any Manufacturing and Supply Agreement or any Collaboration Transaction (Intercompany).

“Collaboration Transaction (Intercompany)”:  any transaction or arrangement that meets the definition of “Collaboration Transaction” but is entered into solely between or among the Borrower, on the one hand, and any of its wholly-owned Subsidiaries, on the other hand (each such Subsidiary, a “CTI Subsidiary”, it being agreed that as of the Closing Date Aimmune Therapeutics (Bermuda) Ltd. is such a CTI Subsidiary); provided that (a) such transaction or arrangement is for substantially the same purpose as the transaction or arrangement with Aimmune Therapeutics (Bermuda) Ltd. as in effect on the Closing Date (which transaction is agreed to be a Collaboration Transaction (Intercompany)), (b) such transaction or arrangement provides (x) for the use of the Intellectual Property and other rights of such Collaboration Transaction solely outside of the United States, its territories and possessions and (y) that the Borrower and its Subsidiaries’ (other than any CTI Subsidiary) retain the exclusive right and license (without limitation) to use, reproduce, sell, market, distribute, perform, display or otherwise commercially exploit the Product or any other Company Product in the United States, its territories and possessions and (c) such transaction or arrangement shall not provide for the transfer, contribution or assignment of any Intellectual Property (whether related to the Product or any other Company Product) material to the business of the Borrower and its Subsidiaries in the United States, its territories and possessions to any Non-Loan Party.

“Collateral”:  all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, but in any event excluding Excluded Assets.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Collateral Agent”:  as defined in the Preamble hereto.

“Commitment”:  as to any Lender, such Lender’s Tranche 1 Term Loan Commitment. Tranche 2 Term Loan Commitment or Tranche 3 Term Loan Commitment, as the context requires.

“Commodities Agreement”:  in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. §§ 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

“Company Product”: the Product and any other pharmaceutical product owned by the Borrower or any Subsidiary, including any such pharmaceutical product in any stage of development.

“Compliance Certificate”:  as defined in subsection 6.2(a).

“Conduit Lender”:  any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Loan if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including without limitation subsection 3.10, 3.11, 3.12 or 10.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Commitment or (c) be designated if such designation would otherwise increase the costs of any Facility to the Borrower.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Consolidated Total Assets”: the total assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet.

“Contingent Obligation”:  with respect to any Person, any obligation of such Person guaranteeing any lease, dividend or other payment obligation that does not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors”: as of any date of determination, any member of the Board of Directors of the Borrower who: (a) was a member of such Board of Directors on the date of this Agreement; or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contractual Obligation”:  as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement”: a control agreement, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by the applicable Loan Party, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Conversion Payment”: as defined in subsection 7.5.

“Default”:  any event, occurrence or condition that with notice or the lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender”:  any Lender whose circumstances, acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Deposit Account”: a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Discharge”:  any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of any Indebtedness that is no longer outstanding on such date of determination.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Disinterested Directors”:  with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Borrower having no material direct or indirect financial interest in or with respect to such Affiliate Transaction.  A member of any such Board of Directors shall not be deemed to have such a financial interest solely by reason of such member’s holding Capital Stock of the Borrower or any options, warrants or other rights in respect of such Capital Stock or solely by reason of such member receiving any compensation from the Borrower, as applicable, on whose Board of Directors such member serves in respect of such member’s role as director.

“Disqualified Lender”:  (a) any competitor of the Borrower and its Subsidiaries that is in the same or a similar line of business as the Borrower and its Subsidiaries or (b) any Affiliate of such competitor (other than Bona Fide Debt Funds), in each case (x) designated in writing by the Borrower to the Administrative Agent from time to time, including prior to the Closing Date (which designation shall be made available to Lenders by the Administrative Agent) or (y) any other Affiliate of such competitor clearly identifiable on the basis of such Affiliate’s name.  Notwithstanding the ability of the Borrower to supplement the list of Disqualified Lenders, no such supplement or other modification shall be given retroactive effect.

“Disqualified Stock”:  with respect to any person, any Capital Stock of such person that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Stock), pursuant to a sinking fund obligation on a fixed date or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Stock), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a) – (d), prior to the date that is ninety-one (91) days after the Maturity Date in effect at the time of issuance thereof (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full); provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Borrower or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Distressed Person”:  as defined in the definition of the term “Lender-Related Distress Event” in this subsection 1.1.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: each Subsidiary of Borrower that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“EEA Financial Institution”:  (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Authority, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent.

“EEA Member Country”:  any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”:  any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Costs”:  any and all costs or expenses (including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws.  Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws”:  any and all applicable U.S. or foreign federal, state, provincial, territorial, local or municipal laws, rules, orders, enforceable guidelines, orders-in-council, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, as have been, or now or at any relevant time hereafter are, in effect.

“Environmental Permits”:  any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event”:  as defined in subsection 4.13(a).

“EU Bail-In Legislation Schedule”:  the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU5”: France, Germany, Italy, Spain and the United Kingdom.

“Eurocurrency Liabilities”:  as defined in the definition of the term “Statutory Reserves” in this subsection 1.1.

“Eurocurrency Loans”:  Loans the rate of interest applicable to which is based upon the Adjusted LIBOR Rate.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Event of Default”:  any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Act”:  the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Account”:  (a) Deposit Accounts and Securities Accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following three months with respect to employees of the Borrower or any of its Subsidiaries, and (ii) any payroll accounts, health care reimbursement accounts and employee benefits accounts, including any accounts containing amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Borrower or any of its Subsidiaries, (b) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, fiduciary accounts and trust accounts, (c) all Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) collateral for letters of credit permitted by subsection 7.1(a) and (d) any Deposit Accounts and Securities Accounts, amounts on deposit in which do not exceed $250,000 in the aggregate at any one time.

“Excluded Assets”:  as defined in the Guarantee and Collateral Agreement.

“Excluded Subsidiary”:  (a) any not-for-profit Subsidiary, (b) any Subsidiary that is prohibited by Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) or Requirement of Law from Guaranteeing, or granting Liens to secure, the Loan Document Obligations or if Guaranteeing, or granting Liens to secure, the Loan Document Obligations would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (c) any Subsidiary with respect to which the Borrower and the Administrative Agent (at the direction of the Required Lenders) reasonably agree that the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee of the Loan Document Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (d) any Subsidiary that is a joint venture or Non-Wholly Owned Subsidiary, (e) except as determined pursuant to subsection 6.15, any CFC or any CFC Holding Company, or any direct or indirect Subsidiary of any CFC or any CFC Holding Company, and (f) any Royalty Transaction Subsidiary.  Any Subsidiary that fails to meet the foregoing requirements as of the last day of the period of the most recent four consecutive fiscal quarters for which consolidated financial statements of the Borrower are available shall continue to be deemed an Excluded Subsidiary hereunder until the date that is 60 days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to subsection 6.1 with respect to such period.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes”:  any of the following Taxes imposed on or with respect to the Administrative Agent or any Lender or required to be withheld or deducted from a payment to the Administrative Agent or a Lender: (a) Taxes measured by or imposed upon net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Administrative Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower pursuant to subsection 3.13(d)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to subsection 3.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to the Administrative Agent or such Lender’s failure to comply with subsection 3.11(b) and (d) any withholding Taxes imposed under FATCA.

“Extension of Credit”:  the making of a Loan.

“Facility”:  each of (a) the Tranche 1 Term Loan Commitments and the Extensions of Credit made thereunder, (b) the Tranche 2 Term Loan Commitments and the Extensions of Credit made thereunder and (c) the Tranche 3 Term Loan Commitments and the Extensions of Credit made thereunder, and collectively the “Facilities.”

“Fair Market Value”:  with respect to any asset or property, the fair market value of such asset or property as determined in good faith by senior management of the Borrower or the Board of Directors of the Borrower, whose determination will be conclusive.

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“FDA”: the United States Food and Drug Administration, or any successor thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biologic therapeutic products, delivery systems and devices in the United States.

“Federal District Court”:  as defined in subsection 10.13(a).

“Federal Funds Effective Rate”:  as defined in the definition of the term “ABR” in this subsection 1.1.

“Financing Lease Obligation”:  an obligation that is required to be classified and accounted for as a capitalized or financing lease (and, for the avoidance of doubt, not an operating lease) for financial reporting purposes in accordance with GAAP.  The Stated Maturity of any Financing Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“FIRREA”:  the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“Flood Insurance Laws”:  collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Pension Plan”:  a registered pension plan which is subject to applicable non-United States pension legislation (excluding, for clarity, ERISA and the Code), which a Subsidiary of the Borrower sponsors or maintains, or to which it makes or is obligated to make contributions.

“Foreign Plan”:  each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Borrower or any of its Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

“Foreign Plan Event”:  as defined in subsection 4.13(b).

“Foreign Subsidiary”:  each Subsidiary of Borrower that is not a Domestic Subsidiary.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“Governmental Authority”:  the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee”:  any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other monetary obligation of any primary obligor; provided that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness).  The term “Guarantee” used as a verb has a corresponding meaning.  The amount of any guarantee obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantee and Collateral Agreement”:  the Guarantee and Collateral Agreement (substantially in the form of Exhibit B), dated as of the date hereof, made by the Borrower and the Guarantors party thereto in favor of the Administrative Agent and the Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Guarantor Subordinated Obligations”:  with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to an Intercreditor Agreement.

“Guarantors”:  the collective reference to (a) the Subsidiary Guarantors that are from time to time party to the Guarantee and Collateral Agreement and (b) each other Subsidiary of the Borrower that Guarantees the Loan Document Obligations; each, individually, a “Guarantor”.

“Hedge Agreement”:  in respect of a Person, (a) any and all Swap Contracts, rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.  Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a Hedge Agreement.

“Hedging Obligations”:  of any Person means the obligations of such Person pursuant to any Hedge Agreement or Commodities Agreement.

“Immaterial Subsidiary”: any Subsidiary designated by the Borrower that did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to subsection 6.01(a) or 6.01(b), and taken together with all other Immaterial Subsidiaries as of such date, have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date; provided that no Immaterial Subsidiary shall be the legal owner or exclusive licensee of Intellectual Property material to the business of the Borrower and its subsidiaries, taken as a whole, which Intellectual Property shall be deemed to include any Intellectual Property registered in the Unites States or any state or territory thereof, the European Union or any country that is a part of the European Union or the United Kingdom that is related to the Product or the Company Products denominated by the Borrower as “AR201” or “AR301”; provided, further, that any Subsidiary would not be an Immaterial Subsidiary to the extent the foregoing terms are not satisfied.

“Incur”:  issue, assume, enter into any Guarantee of, incur, permit to exist or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning.

“Indebtedness”:  with respect to any Person on any date of determination (without duplication):  (a) the principal of indebtedness of such Person for borrowed money, (b) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed) (except to the extent such reimbursement obligations relate to Trade Payables and such obligations are expected to be satisfied within 30 days of becoming due and payable), (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or for services (except Trade Payables arising in the ordinary course of business and not past due by more than 30 days), (e) all Financing Lease Obligations of such Person, (f) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person (if such Person is a Subsidiary of the Borrower other than a Subsidiary Guarantor), but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or senior management of the Borrower or the board of directors or other governing body of the issuer of such Capital Stock), (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset and (ii) the amount of such Indebtedness of such other Person, (h) all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and (i) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); provided that Indebtedness shall not include (1) Contingent Obligations Incurred in the ordinary course of business or consistent with past practice, (2) in connection with the purchase by the Borrower or any Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing (so long as (x) at the time of closing, the amount of any such payment is not determinable and (y) to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner) or involves warrants, (3) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (4) accrued expenses and royalties, or (5) for the avoidance of doubt, any obligations or liabilities that would be required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP prior to the adoption of ASU No. 2016- 02 by the Financial Accounting Standards Board.  For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Agreement or, to the extent not provided herein, shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.  For all purposes hereof, the Indebtedness of the Borrower and its Subsidiaries shall exclude (x) all intercompany Indebtedness arising from cash management, tax and/or accounting operations made in the ordinary course of business consistent with past practice and (y) any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction, and any obligations thereunder.

“Indemnified Liabilities”:  as defined in subsection 10.5.

“Indemnitee”:  as defined in subsection 10.5.

“Indication”: [***].

“Initial Agreement”:  as defined in subsection 7.9(c).

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Intellectual Property”:  the Patents, Trademarks, Copyrights, and Trade Secrets (as each such term is defined in the Guarantee and Collateral Agreement).

“Intellectual Property Registries”: without limitation, the United States Patent and Trademark Office and the United States Copyright Office and each governmental agency or entity designated by applicable Law in any jurisdiction to register Patents, Trademarks and Copyrights.

“Intercreditor Agreement”:  an intercreditor or subordination agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent or Collateral Agent, as applicable (acting at the direction of the Required Lenders).

“Interest Payment Date”:  as to any Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding, and the final maturity date of such Loan.

“Interest Period”:  with respect to any Eurocurrency Loan, the period commencing on the borrowing, continuation or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one month thereafter; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)any Interest Period that would otherwise extend beyond the applicable Maturity Date shall end on the applicable Maturity Date; and

(iii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Interpolated Screen Rate”:  in relation to the LIBOR Rate for any Loan, the rate which results from interpolating on a linear basis between:  (a) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period each as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Investment”:  in any Person by any other Person means any direct or indirect advance, loan, extension of credit, capital contribution by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business),

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person.  Investments shall not include Guarantees, intercompany loans, advances, or Indebtedness arising from cash management, tax and/or accounting operations made in the ordinary course of business.  The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Company Act”:  the Investment Company Act of 1940, as amended from time to time.

“Investment Grade Rating”:  a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other Rating Agency.

“Investment Grade Securities”:  (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries; (c) investments in any fund that invests at least 90% in investments of the type described in clauses (a) and (b), which fund may also hold cash pending investment or distribution; and (d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Judgment Conversion Date”:  as defined in subsection 10.8(a).

“Judgment Currency”:  as defined in subsection 10.8(a).

“Junior Debt”:  (a) any Indebtedness (other than any permitted intercompany Indebtedness owing to the Borrower or any Subsidiary) (x) secured by Liens on the Collateral that are junior (as provided in an Intercreditor Agreement) to the Liens on the Collateral securing the Loan Document Obligations and Refinancing Indebtedness in respect thereof Incurred pursuant to subsection 7.1(a)(iii) and (y) not secured by any property or asset that does not constitute Collateral and (b) any Subordinated Obligations and Guarantor Subordinated Obligations; provided that any Permitted Convertible Indebtedness shall not be considered Junior Debt.

“KKR”: KKR Peanut Aggregator L.P.

“Label Conditions”:  the initial expiration date set forth on the label of the Product at the time of the commercial launch of the Product is [***] from the date of manufacture.

“Lender Default”:  (a) the refusal (which must be given in writing and which has not been retracted) or failure of any Lender (including any Agent in its capacity as Lender) to make available its portion of any incurrence of Loans, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, (b) the failure of any Lender (including any Agent in its capacity as Lender) to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

unless the subject of a good faith dispute, (c) a Lender (including any Agent in its capacity as Lender) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (and has not been retracted such notice), (d) a Lender (including any Agent in its capacity as Lender) has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its funding obligations hereunder (provided that such Lender Default pursuant to this clause (d) shall cease to be a Lender Default upon receipt of such confirmation by the Administrative Agent and the Borrower), or (e) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error and such Lender shall be deemed to be a Defaulting Lender (subject to subsection 3.14) upon delivery of written notice of such determination to the Borrower and each Lender.

“Lender Fee Letter”:  the fee letter by and among the Borrower and KKR Peanut Aggregator L.P., as lender, dated the date hereof, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Lender Indemnitee”:  as defined in subsection 10.5.

“Lender-Related Distress Event”:  with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), (i) a voluntary or involuntary case with respect to such Distressed Person exists under any debt relief law, (ii) a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, (iii) such Distressed Person is subject to a forced liquidation, (iv) such Distressed Person makes a general assignment for the benefit of creditors, or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt, or (v) such Distressed Person has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Capital Stock in any Distressed Person by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Distressed Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Distressed Person.

“Lenders”:  the several banks and other financial institutions from time to time party to this Agreement acting in their capacity as lenders, together with, in each case, any affiliate of any such bank or financial institution through which such bank or financial institution elects, by written notice to the Administrative Agent and the Borrower, to make any Loans available to the Borrower; provided that for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to subsection 10.1, the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

bank or financial institution making such election shall be deemed the “Lender” rather than such affiliate, which shall not be entitled to so vote or consent.

“Liabilities”:  collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

“LIBOR Rate”:  with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined by the Administrative Agent to be:

(a)the arithmetic average of the London Interbank Offered Rates administered by the ICE Benchmark Administration (or any Person that takes over administration of such rate) for deposits in Dollars for a duration equal to or comparable to the duration of such Interest Period which appear on the relevant Bloomberg Libor Screen Page (or such other commercially available source providing quotations of the London Interbank Offered Rates for deposits in Dollars as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period; or

(b)if no such page (or other source) is available, the Interpolated Screen Rate; or

(c)if no such page (or other source) is available and it is not possible to calculate an Interpolated Screen Rate for the applicable Loan, as independently determined by the Administrative Agent in a commercially reasonable manner, the arithmetic mean of the rates (rounded upwards to the nearest 1/100th of 1.00% per annum) from three major banks in the London interbank market at or about 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period for deposits in Dollars of a duration equal to the duration of such Interest Period.

If at any time (a) the circumstances set forth in subsection 3.7 have arisen and the Borrower and the Required Lenders determine that such circumstances are unlikely to be temporary or (b) the supervisor for the administrator of the London Interbank Offered Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be used for determining interest rates for loans in Dollars, then the Borrower, the Administrative Agent and the Required Lenders shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time (provided that if no such prevailing market convention exists at such time, the Borrower, the Administrative Agent and the Required Lenders shall endeavor to establish an alternate rate which rate shall become effective if proposed by the Borrower and not objected to by the Administrative Agent or Required Lenders within five Business Days of notice thereof), and the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

related changes to this Agreement as may be applicable.  Notwithstanding anything to the contrary herein, such amendment shall become effective without any further action or consent of any other party to this Agreement.

“Licenses”: as such term is defined in the Guarantee and Collateral Agreement.

“Lien”:  any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan”:  each Tranche 1 Term Loan, Tranche 2 Term Loan or Tranche 3 Term Loan, as the context shall require; collectively, the “Loans.”

“Loan Document Obligations”:  obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during (or that would accrue but for) the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents.  Notwithstanding the foregoing, Loan Document Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.

“Loan Documents”:  this Agreement, any Notes, the Guarantee and Collateral Agreement, any Intercreditor Agreement (on and after the execution thereof), the Agent Fee Letter, the Lender Fee Letter and any other Security Documents, each as amended, supplemented, waived or otherwise modified from time to time.

“Loan Parties”:  the Borrower and each Subsidiary Guarantor that is a party to a Loan Document as a Guarantor or a pledgor under any of the Security Documents; individually, a “Loan Party”.  No Excluded Subsidiary shall be a Loan Party.

“Manufacturing and Supply Agreement”: any agreement or contract, on an exclusive or non-exclusive basis, entered into by the Borrower or any Subsidiary with a counterparty (including, without limitation, any contract manufacturing or contract research organization) whereby the Borrower or such Subsidiary contracts with such counterparty to provide the Borrower or such Subsidiary with development, research, manufacturing, supply, distribution or any similar services in connection with any product, including without limitation, the Product, in each case entered into in the ordinary course of business; provided that no marketing agreement or contract shall be deemed a Manufacturing and Supply Agreement.

“Margin Stock”:  as defined in Regulation U.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Master Agreement”:  as defined in the definition of the term “Hedge Agreement” in this subsection 1.1.

“Material Adverse Effect”:  a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents or (c) the validity or enforceability against any Loan Party of the Loan Documents to which it is a party or the rights or remedies of the Administrative Agent, the Collateral Agent and the Lenders thereunder.

“Material Indebtedness”: Indebtedness (other than the Loans) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $5,000,000.

“Materials of Environmental Concern”:  any hazardous or toxic substances or materials or wastes defined, listed, or regulated as such in or under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”:  the earliest of (a) the Stated Maturity Date or, if the Product has not received Regulatory Approval on or before December 31, 2020, January 15, 2021 and (b) the date that is 91 days prior to the earliest then current maturity date of any Indebtedness for borrowed money (including Junior Debt and Permitted Convertible Indebtedness) of the Borrower or any Subsidiary that in aggregate amount is (x) prior to the funding of the Tranche 3 Term Loans, $15,000,000 or more at any time outstanding or (y) following the funding of the Tranche 3 Term Loans, $25,000,000 or more at any time outstanding.

“Moody’s”:  Moody’s Investors Service, Inc., and its successors.

“Mortgaged Properties”:  the collective reference to real properties, if any, acquired after the Closing Date and owned in fee by the Loan Parties on which the Loan Parties are required to grant a Mortgage pursuant to subsection 6.9(a).

“Mortgages”:  each of the mortgages and deeds of trust, if any, executed and delivered by any Loan Party to the Collateral Agent, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Multiemployer Plan”:  a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Cash”:  with respect to any Asset Disposition (including any Sale and Leaseback Transaction), Collaboration Transaction or Recovery Event, the aggregate cash proceeds received by the Borrower or any of its Subsidiaries (including, without limitation, any cash received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of: (i) the direct costs, fees and expenses relating to such Asset Disposition, Collaboration Transaction

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales or brokerage commissions, (ii) taxes paid or payable (including in connection with any repatriation of funds), in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) any amounts (including premiums and fees) of Indebtedness (other than the Loans and other Indebtedness secured by Liens on the Collateral that are required by the terms of this Agreement to be pasi passu with or junior to the Liens on the Collateral securing the Loan Document Obligations) required to be repaid as a result of such Asset Disposition, Collaboration Transaction or Recovery Event, (iv) in the case of any Asset Disposition, Collaboration Transaction or Recovery Event by a Non-Wholly Owned Subsidiary, the pro rata portion of the Net Available Cash thereof (calculated without regard for this clause (iv)) attributable to non-controlling interests and not available for distribution to or for the account of a Loan Party or a Wholly Owned Subsidiary as a result thereof, and (v) any funded escrow or reserve for adjustment in respect of the sale price of such asset or assets, or any retained Liabilities or indemnities with respect to such Asset Disposition, Collaboration Transaction or Recovery Event, established in accordance with GAAP; provided that, solely with respect to Collaboration Transactions, no net cash proceeds calculated in accordance with the foregoing shall constitute Net Available Cash until the aggregate amount of all payments (with respect to Collaboration Transactions involving the United States, its territories or possessions) and all Upfront Payments (with respect to all other Collaboration Transactions) constituting such net cash proceeds during the term of this Agreement shall exceed $10,000,000 (and thereafter, only such payments and Upfront Payments constituting net cash proceeds in excess of such amount shall constitute Net Available Cash).

“Net Cash Proceeds”:  with respect to any Incurrence of Indebtedness (excluding any Indebtedness permitted to be issued or incurred under subsection 7.1) by the Borrower or any Subsidiary or any Royalty Transaction, the cash proceeds of such Incurrence or Royalty Transaction received by the Borrower or such Subsidiary net of (i) attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other customary costs, expenses and fees actually incurred in connection with such Incurrence or Royalty Transaction, and (ii) all taxes paid or payable (including in connection with any repatriation of funds and any distribution or payment permitted to be made in respect of Related Taxes pursuant to subsection 7.5 as a result, or in respect thereof).

“Net Sales”: with respect to any Company Product, the revenues of such Company Product as determined in accordance with GAAP.

“New York Courts”:  as defined in subsection 10.13(a).

“New York Fed”:  as defined in the definition of the term “ABR” in this subsection 1.1.

“New York Supreme Court”:  as defined in subsection 10.13(a).

“Non-Consenting Lender”:  as defined in subsection 10.1(f).

“Non-Defaulting Lender”:  any Lender other than a Defaulting Lender.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Non-Excluded Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Non-Loan Party”:  Each direct and in-direct Subsidiary of the Borrower that is not a Subsidiary Guarantor.

“Non-Recourse Debt”: Indebtedness:

(a)

as to which neither the Borrower nor any of its Subsidiaries (i) provides credit support of any kind (other than undertakings, including in respect of ‘make-whole interest,’ that are customary in Royalty Transactions), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

(b)

no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against a Royalty Transaction Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Borrower or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(c)

as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Subsidiaries (other than any Royalty Transaction Subsidiary).

“Non-Wholly Owned Subsidiary”:  each Subsidiary that is not a Wholly Owned Subsidiary.

“Note”:  as defined in subsection 2.2(a).

“Obligation Currency”:  as defined in subsection 10.8(a).

“Obligations”:  with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Obligor”:  any purchaser of goods or services or other Person obligated to make payment to Borrower or any of its Subsidiaries in respect of a purchase of such goods or services.

“Organizational Documents”:  with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws or operating agreement (or the equivalent governing documents) of such Person.

“Other Connection Taxes”: with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such Tax (other than connections arising from the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Administrative Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to subsection 3.13(d)).

“Origination Premium”: with respect to the Lenders’ Commitments to make the Loans pursuant to this Agreement, a fee in the amount specified in the Lender Fee Letter payable by the Borrower to the Lenders as an upfront cash payment on the Closing Date.

“Outstanding Amount”:  with respect to the Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date.

“Participant”:  as defined in subsection 10.6(c)(i).

“Participant Register”:  as defined in subsection 10.6(c)(ii).

“PATRIOT Act”:  as defined in subsection 10.17.

“Payment in Full”: (a) the termination of all Commitments and (b) the payment in full in cash of all Loans and other amounts owing to any Lender or any Agent in respect of the Loan Document Obligations other than contingent or indemnification obligations not then due.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“PDUFA Date”: the user fee goal date that is set forth in a filing communication or other written correspondence from FDA indicating that the Borrower’s BLA for the Product has been accepted for substantive review.

“Permitted Acquisition”: any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property and assets of any Person, or of all or substantially all of any business or division of any Person, (b) acquisition of all or substantially all of the Equity Interests of any Person, and otherwise causing such Person to become a Subsidiary or (c) merger or consolidation or any other combination with any Person, in the case of each of clauses (a), (b) and (c), if each of the following conditions is met, or if the Required Lenders have otherwise consented in writing thereto:

(i)[***];

(ii)[***];

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)[***];

(iv)[***];

(v)[***]; and

(vi)[***].

“Permitted Bond Hedge Transaction”: any call or capped call option (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) purchased by Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Borrower from the issuance of such Permitted Convertible Indebtedness in connection with such Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness”: any unsecured notes issued by Borrower that are convertible into a fixed number (subject to customary anti-dilution adjustments, “makewhole” increases and other customary changes thereto) of shares of common stock of Borrower (or other securities or property following a merger event or other change of the common stock of Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that, the Indebtedness thereunder must satisfy each of the following conditions: (i) both immediately prior to and after giving effect (including pro forma effect) to the Incurrence thereof, no Default or Event of Default shall exist or result therefrom, (ii) the terms, conditions and covenants of such Indebtedness must (x) be customary for convertible Indebtedness of such type (as determined by the Board of Directors of Borrower, or a committee thereof, in good faith) and (y) not allow holders of such Indebtedness to convert such Indebtedness prior to the date that falls 91 days following the Maturity Date except in one or more of the following situations: (a) upon satisfaction of a condition related to the stock price of Borrower’s common stock exceeding a certain threshold calculated pursuant to the indenture governing such Indebtedness, (b) upon satisfaction of a condition related to the trading price of such Indebtedness falling below a certain threshold calculated pursuant to the indenture governing such Indebtedness, (c) following certain customary specified corporate events, as provided in the indenture governing such Indebtedness or (d) following the Borrower’s election to redeem such Indebtedness upon satisfaction of a condition related to the stock price of Borrower’s common stock exceeding a certain threshold calculated pursuant to the indenture governing such Indebtedness, (iii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to the date that falls 91 days following the Maturity Date, (iv) the interest payable on such Indebtedness does not exceed 8.00% per annum and (v) no sinking fund is provided for such Indebtedness.

“Permitted Investment”:  an Investment by the Borrower or any Subsidiary in, or consisting of, any of the following:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)(i) a Subsidiary, (ii) the Borrower, or (iii) a Person that will, upon the making of such Investment, become a Subsidiary (and any Investment held by such Person that was not acquired by such Person, or made pursuant to a commitment by such Person that was not entered into, in each case in contemplation of so becoming a Subsidiary); provided that the aggregate amount of Investments made by Loan Parties in any Non-Loan Party pursuant to this clause (a) shall not exceed $[***] at any time outstanding; provided, further, that (x) such Non-Loan Party shall initially be Aimmune Therapeutics (Bermuda) Ltd. and thereafter shall solely be any Person or Persons designated in writing to the Administrative Agent and performing the same or similar functions as Aimmune Therapeutics (Bermuda) Ltd. which is a party to a Collaboration Transaction (Intercompany) and (y) any Non-Loan Party that receives an investment pursuant to this clause (a) shall use the proceeds of such investment solely in the ordinary course of business;

(b)Investment Grade Securities or Cash Equivalents, at the time such Investment is made;

(c)receivables owing to the Borrower or any Subsidiary, if created or acquired in the ordinary course of business;

(d)any securities, other Investments or other assets not constituting Cash Equivalents or Investment Grade Securities received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in each case in compliance with subsection 7.4;

(e)securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Borrower or any Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any Bankruptcy Proceeding, workout or other reorganization of another Person;

(f)Investments listed on Schedule 1.1 in existence or made pursuant to legally binding written commitments in existence on the Closing Date and Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment; provided that the amount of any such Investment is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed, or replaced Investment) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Closing Date;

(g)Hedge Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with subsection 7.1, and Bank Products Obligations;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(h)pledges or deposits (i) with respect to leases or utilities provided to third parties in the ordinary course of business or (ii) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under subsection 7.2;

(i)advances of payroll payments to employees in the ordinary course of business;

(j)any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of subsection 7.6(b) (except transactions described in clauses (i), (v) and (vi) thereof), including any Investment pursuant to any transaction described in clause (ii) of such subsection (whether or not any Person party thereto is at any time an Affiliate of the Borrower);

(k)Guarantees of Indebtedness permitted under subsection 7.1;

(l)Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment, or other similar assets in the ordinary course of business;

(m)Investments consisting of extensions of trade credit in the ordinary course of business;

(n)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(o)non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(p)accounts receivable arising in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(q)Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(r)the licensing and contribution of Intellectual Property pursuant to joint development, venture or marketing arrangements with other Persons, in the ordinary course of business, including without limitation, any Manufacturing and Supply Agreement; provided that any such transaction with a Non-Loan Party shall satisfy the requirements of a Collaboration Transaction (Intercompany);

(s)(i) Permitted Acquisitions and (ii) any Investment held by the Person who is the target of such acquisition; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, or transfer;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(t)Collaboration Transactions and, solely to the extent the Borrower has complied with the ROFN Procedures in connection therewith (if applicable), Royalty Transactions, to the extent involving an Investment; provided that the Borrower shall have complied with the provisions of subsection 3.4; and

(u)the Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms.

“Permitted Warrant Transaction”: any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction.

“Permitted Lien”:  any Lien permitted pursuant to subsection 7.2.

“Permitted Payment”:  as defined in subsection 7.5(b).

“Person”:  any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, Governmental Authority or any other entity.

“Pharmaceutical Laws”: federal, state and local laws, rules or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered, relating to dispensing, storing or distributing prescription medicines or products, including laws, rules or regulations relating to the qualifications of Persons employed to do the same.

“PIK Option”:  as defined in subsection 3.1(d).

“Plan”:  any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Pledged Notes”:  as defined in the Guarantee and Collateral Agreement.

“Pledged Stock”:  as defined in the Guarantee and Collateral Agreement.

“Postmarketing Requirements and Commitments”: studies and clinical trials conducted by a sponsor after FDA approval of a product (whether required by the FDA or committed to by such sponsor) to gather additional information about such product’s safety, efficacy, or optimal use.

“Prepayment Date”:  as defined in subsection 3.4(f).

“Prepayment Premium: with respect to any optional prepayment of the Loans pursuant to subsection 3.4(a), any mandatory prepayment of the Loans pursuant to subsection

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.4(b), (c) or (d), any repayment of the Loans on the Maturity Date (other than on the Stated Maturity Date) or any repayment of the Loans following the acceleration thereof pursuant to subsection 8.1, (a) at any time on or prior to the second anniversary of the Closing Date, an amount equal to the Applicable Premium with respect to the principal amount of the Loans so prepaid or repaid; (b) at any time after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, an amount equal to 5.0% of the principal amount of the Loans so prepaid or repaid; (c) at any time after the third anniversary of the Closing Date and on or prior to the fourth anniversary of the Closing Date, an amount equal to 2.0% of the principal amount of the Loans so prepaid or repaid; and (d) at any time after the fourth anniversary of the Closing Date, without premium or penalty.

“Prime Rate”:	as defined in the definition of the term “ABR” in this subsection 1.1.

“Product”: Peanut Allergen (Arachis hypogaea), formerly Characterized Peanut Allergen or CPNA, denominated by the Borrower as “AR101”.

“Purchase Money Obligations”:  any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Stock”: of any Person, Capital Stock of such Person other than Disqualified Stock of such Person.

“Rating Agencies”:  collectively, Moody’s and S&P, or, if Moody’s or S&P or both shall not make a rating on the applicable security or instrument publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries, to the extent that such settlement or payment does not constitute reimbursement or compensation for amounts previously paid by the Borrower or any Subsidiary in respect of such casualty or condemnation.

“refinance”:  refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.

“Refinancing Agreement”:  as defined in subsection 7.9(c).

“Refinancing Convertible Notes”:  as defined in subsection 7.9(c).

“Refinancing Indebtedness”:  Indebtedness that is Incurred to refinance (a) Indebtedness Incurred pursuant to this Agreement and the Loan Documents, (b) any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the Closing Date and set forth on Schedule 7.1 or (c) Incurred (or established) in compliance with this Agreement, including, in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

each case, Indebtedness that refinances Refinancing Indebtedness and Indebtedness Incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided that (i) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the Obligations, such Refinancing Indebtedness also consists of Subordinated Obligations or Guarantor Subordinated Obligations, (ii) to the extent such Refinancing Indebtedness refinances Indebtedness that is secured by a Lien ranking junior to the Lien securing the Loan Document Obligations, such Refinancing Indebtedness is subject to an Intercreditor Agreement, (iii) to the extent such Refinancing Indebtedness refinances Indebtedness that is secured, such Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining weighted average life to maturity of the Indebtedness being refinanced, (iv) to the extent such Refinancing Indebtedness refinances Indebtedness that is unsecured, the Refinancing Indebtedness in respect thereof shall be unsecured, and (v) Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Borrower or a Subsidiary Guarantor that could not have been initially Incurred by such Subsidiary pursuant to subsection 7.1.

“Refunding Capital Stock”:  as defined in subsection 7.5(b).

“Register”:  as defined in subsection 10.6(b)(iv).

“Regulatory Approval”: of the Product means (a) in the United States, the issuance of an approval letter by the FDA with respect to a Biologic License Application (“BLA”) for AR101 in the Indication and meeting the Label Conditions, and (b) any other regulatory approvals, registrations, certificates, authorizations, permits and supplements thereto, pursuant to which human pharmaceutical products or biologic therapeutic products, delivery systems and devices may be marketed, sold and distributed in a jurisdiction, issued by the appropriate Regulatory Authority.

“Regulatory Approval Premium”: without duplication of any other fee or premium paid pursuant to the Loan Documents, the sum of (a) $3,400,000 and (b) with respect to any date, the Prepayment Premium for such date on a principal amount equal to $85,000,000.

“Regulatory Authority”: (a) in the United States, the FDA and (b) in any other jurisdiction, such governmental agency or entity designated by applicable Law in such jurisdiction having the authority to regulate the marketing of human pharmaceutical products or biologic therapeutic products, delivery systems and devices in such jurisdiction, or any successor thereto.

“Regulatory Filings”: all regulatory applications, filings, and associated correspondence and supporting documents useful or required to develop, market, manufacture, sell and import human pharmaceutical products or biologic therapeutic products, delivery systems and devices, including in the United States an investigational new drug application, new drug application and/or biologics license application.

“Regulation D”:  Regulation D of the Board as in effect from time to time.

“Regulation T”:  Regulation T of the Board as in effect from time to time.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Regulation X”:  Regulation X of the Board as in effect from time to time.

“Related Parties”:  with respect to any Person, such Person’s Affiliates and the partners, officers, directors, trustees, employees, equity holders, attorneys and other advisors of such Person and any Person that possesses the power to direct or cause the direction of the management or policies of such Person and “Related Party” shall mean any of them.

“Relevant Entity”:  as defined in subsection 6.15.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Repayment Premium”:  as defined in subsection 3.5(b).

“Reportable Event”:  any of the “reportable events” set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043 or any successor regulation thereto.

“Required Lenders”:  the Lenders the Total Credit Percentages of which aggregate to greater than 50.0%; provided that the Loans held or deemed held by Defaulting Lenders or Disqualified Lenders shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”:  as to any Person, the Organizational Documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Responsible Officer”:  as to any Person, any of the following officers of such Person: (a) the chief executive officer, president, the chief financial officer, chief medical officer, the treasurer, the general counsel, the secretary, any vice president and (b) any other individual designated as a “Responsible Officer” for the purposes of this Agreement by the Board of Directors or equivalent body of such Person.  For all purposes of this Agreement, the term “Responsible Officer” shall mean a Responsible Officer of the Borrower unless the context otherwise requires.

“Restricted Payment”:  as defined in subsection 7.5(a).

“Restricted Payment Transaction”:  any Restricted Payment permitted pursuant to subsection 7.5, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) of such definition and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“ROFN Procedures”: If the Borrower or any Subsidiary desires to enter into a Royalty Transaction with respect to revenue streams from the United States of America, the EU5 or any country or countries comprising a part of the EU5 or any other multi-country geography consisting of five (5) or more countries, the Borrower shall provide written notice (an “RT Notice”) to the Administrative Agent and shall provide the Lenders with the opportunity to participate in such Royalty Transaction prior to seeking proposals for such Royalty Transaction from any other financing source.  If the Borrower does not reach agreement on the terms of such Royalty Transaction with the Lenders within 15 Business Days after receipt by the Administrative Agent of the RT Notice, the Borrower shall be permitted to solicit interest in such Royalty Transaction from other financing sources.  The foregoing procedures shall not apply to any Royalty Transaction (an “Excluded Royalty Transaction”) if  (a) the gross Upfront Payments of (x) such Royalty Transaction and (y) all other Royalty Transactions to which the foregoing procedures do not (or did not) apply as a result of the application of the foregoing clause (x) do not exceed $10,000,000 in any calendar year and (b) the counterparty to such Royalty Transaction is not an Affiliate of (x) the Borrower or (y) a counterparty to any other Royalty Transaction to which the foregoing procedures do not (or did not) apply as a result of the application of the foregoing clause (a).

“Royalty Transaction”: any royalty monetization transaction pursuant to which Borrower or any Subsidiary, with respect to Intellectual Property owned or controlled by the Borrower or any Subsidiary, sells, transfers and/or assigns rights and/or interests in Borrower’s and/or any Subsidiary’s royalty streams, including but not limited to royalty bonds and other royalty financings, synthetic royalty and revenue interest transactions and hybrid monetization transactions; provided that no Collaboration Transaction or Collaboration Transaction (Intercompany) shall constitute a Royalty Transaction.

“Royalty Transaction Subsidiary”: any Subsidiary of the Borrower that is designated by the Borrower as a Royalty Transaction Subsidiary, but only to the extent that such Subsidiary:

(a)	has no Indebtedness other than Non-Recourse Debt;
(b)	has no assets other than assets that are the subject of a Royalty Transaction and is not engaged in any activities other than those related or incidental to a Royalty Transaction;
(c)

is a Person with respect to which neither the Borrower nor any of its Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, in each case other than pursuant to the terms of Non-Recourse Debt; and

(d)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its other Subsidiaries.

“S&P”:  Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Sale and Leaseback Transaction”:  any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person in contemplation of such leasing.

“Sanctioned Country”:  a country or territory that is the target of a comprehensive embargo under Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea region).

“Sanctioned Party”:  any Person that is (a) the subject or target of Sanctions, (b) resident in, located in, or organized under the laws of a Sanctioned Country, or (c) majority-owned by any of the foregoing.

“Sanctions”:  any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department and any other enabling legislation or executive order relating thereto as well as applicable sanctions laws and regulations of the United Nations Security Council, the European Union or any member state thereof and the United Kingdom.

“SEC”:  the Securities and Exchange Commission or any successor thereto.

“Secured Parties”:  as defined in the Guarantee and Collateral Agreement.

“Securities Act”:  the Securities Act of 1933, as amended from time to time.

“Security Documents”:  the collective reference to each Mortgage related to any Mortgaged Property (if any), the Guarantee and Collateral Agreement and each other similar security document delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the Collateral Agent pursuant to subsection 6.9(b), in each case, as amended, supplemented, waived or otherwise modified from time to time.

“Securities Account”: a securities account (as defined in the UCC (or any similar or equivalent legislation) as in effect in any applicable jurisdiction).

“Settlement Service”:  as defined in subsection 10.6(b).

“Single Employer Plan”:  any Plan which is subject to Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent” and “Solvency”:  with respect to the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date means (a) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Subsidiaries exceed their Stated Liabilities and Identified Contingent Liabilities; (b) the Borrower and its Subsidiaries do not have Unreasonably Small Capital; and (c) the Borrower and its Subsidiaries will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature (all capitalized terms used in this definition (other than “Borrower”, “Closing Date”, “Subsidiary” and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Transactions”, which have the meanings set forth in this Agreement) shall have the meaning assigned to such terms in the form of solvency certificate attached hereto as Exhibit I).

“Stated Maturity”:  with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Stated Maturity Date”: January 3, 2025.

“Statutory Reserves”:  for any day as applied to a Eurocurrency Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding $1.0 billion against “Eurocurrency liabilities” (as such term is used in Regulation D).  Eurocurrency Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Subordinated Obligations”:  any Indebtedness of the Borrower (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the Loan Document Obligations pursuant to an Intercreditor Agreement.

“Subsidiary”:  of any Person means any corporation, association, partnership, or other business entity of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly by (a) such Person or (b) one or more Subsidiaries of such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantee”:  the Guarantee of the Borrower’s Loan Document Obligations provided pursuant to the Guarantee and Collateral Agreement or any other Loan Document.

“Subsidiary Guarantor”:  (a) each Subsidiary (other than any Excluded Subsidiary) of the Borrower which executes and delivers a Subsidiary Guarantee pursuant to subsection 6.9 or otherwise, in each case, unless and until such time as the respective Subsidiary Guarantor (i) ceases to constitute a Subsidiary of the Borrower in accordance with the terms and provisions hereof or (ii) is released from all of its obligations under the Subsidiary Guarantee in accordance with terms and provisions thereof and (b) each other Subsidiary of the Borrower which the Borrower causes to execute and deliver a Subsidiary Guarantee pursuant to the last sentence of subsection 6.9(b) or otherwise, in each case, unless and until such time as the respective Subsidiary Guarantor (x) ceases to constitute a Subsidiary of the Borrower in accordance with the terms and provisions hereof or (y) is released from all of its obligations under the Subsidiary Guarantee in accordance with terms and provisions thereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.  Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a Swap Obligation.

“Taxes”:  all present or future taxes, levies, imposts, duties, fees, deductions or withholdings (including backup withholdings), assessments, or other charges imposed by any Governmental Authority, including any interest, penalties and additions to tax applicable thereto.

“Term Loan Commitment”:  as to any Lender, the aggregate of its Tranche 1 Term Loan Commitments, Tranche 2 Term Loan Commitments and Tranche 3 Term Loan Commitments; collectively as to all Lenders, the “Term Loan Commitments.”

“Term Loan Lender”:  any Lender having a Term Loan Commitment hereunder and/or a Loan outstanding hereunder; and all such Lenders, collectively, the “Term Loan Lenders”.

“Third Party”: any Person that is not a Related Party.

“Total Credit Percentage”:  as to any Lender at any time, the percentage which (a) such Lender’s then outstanding Loans (if any) and such Lender’s unused Term Loan Commitments (if any) then outstanding constitutes of (b) the aggregate outstanding Loans (if any) of all Lenders then outstanding and aggregate unused Term Loan Commitments of all Lenders (if any) then outstanding; provided, that, if the Loans have been paid in full prior to such determination, then the Total Credit Percentage shall be determined as of the last date that any Loan was outstanding.

“Trade Payables”:  with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Tranche”:  with respect to Loans or commitments, refers to whether such Loans or commitments are (a) Tranche 1 Term Loans or Tranche 1 Term Loan Commitments, (b) Tranche 2 Term Loans or Tranche 2 Term Loan Commitments or (c) Tranche 3 Term Loans or Tranche 3 Term Loan Commitments.

“Tranche 1 Term Loan”:  as defined in subsection 2.1(a).

“Tranche 1 Term Loan Commitment”:  the commitment of a Lender to make or otherwise fund a Tranche 1 Term Loan pursuant to subsection 2.1(a)(i) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule A under the heading “Tranche 1 Term Loan Commitment”; collectively, as to all the Lenders, the “Tranche 1 Term Loan Commitments.” The aggregate amount of the Tranche 1 Term Loan Commitments as of the Closing Date is $40,000,000.

“Tranche 2 Funding Date”: the date on which the Tranche 2 Term Loans are funded.

“Tranche 2 Term Loan”:  as defined in subsection 2.1(b).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Tranche 2 Term Loan Commitment”:  the commitment of a Lender to make or otherwise fund a Tranche 2 Term Loan pursuant to subsection 2.1(b)(i) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule A under the heading “Tranche 2 Term Loan Commitment”; collectively, as to all the Lenders, the “Tranche 2 Term Loan Commitments.” The aggregate amount of the Tranche 2 Term Loan Commitments as of the Closing Date is $85,000,000.

“Tranche 3 Funding Date”: the date on which the Tranche 3 Term Loans are funded.

“Tranche 3 Term Loan”:  as defined in subsection 2.1(c).

“Tranche 3 Term Loan Commitment”:  the commitment of a Lender to make or otherwise fund a Tranche 3 Term Loan pursuant to subsection 2.1(c)(i) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule A under the heading “Tranche 3 Term Loan Commitment”; collectively, as to all the Lenders, the “Tranche 3 Term Loan Commitments.” The aggregate amount of the Tranche 3 Term Loan Commitments as of the Closing Date is $45,000,000.

“Transactions”:  collectively:  (a) the entry into this Agreement and the other Loan Documents and the Incurrence of Indebtedness hereunder by the Borrower and its Subsidiaries and (b) all transactions relating to the foregoing (including payment of fees and expenses related to any of the foregoing).

“Transferee”:  any Participant or Assignee.

“Type”:  the type of Loan determined based on the interest option applicable thereto, with there being two Types of Loans hereunder, namely ABR Loans and Eurocurrency Loans.

“UCC”:  the Uniform Commercial Code as in effect in the State of New York from time to time.

“Underfunding”:  the excess of the present value of all accrued benefits under a Single Employer Plan (based on those assumptions used to fund such Single Employer Plan), determined as of the most recent annual valuation date, over the value of the assets of such Single Employer Plan allocable to such accrued benefits.

“Upfront Payments”: for any Collaboration Transaction or Royalty Transaction, payments to be made as advance or “upfront” consideration for the transaction and those payments that will become due solely with the passage of time or occurrence of first sale, or otherwise are not subject to any material performance contingencies.  For purposes of the immediately preceding sentence, Upfront Payments include all delayed upfront payments that are subject to payment within 360 days of the closing of such transaction without any contingencies.  For the avoidance of doubt, customary milestone payments that are performance based, even if that performance is reasonably likely to occur, shall not be considered to be Upfront Payments (so long as they are not structured to avoid being Upfront Payments hereunder).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”:  as defined in subsection 3.11(b).

“Voting Stock”:  of any specified Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Subsidiary”:  as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

“Write-Down and Conversion Powers”:  with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Other Definitional Provisions

.

(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

(b)As used herein, in any Notes, any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not specifically or completely defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)The words “hereof”, “herein” and “hereunder” and words of similar import when used in the Loan Documents shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, subsection, Schedule and Exhibit references are to the Loan Document in which such reference appears unless otherwise specified.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to.” Any reference herein to any Person shall be construed to include such Person’s successors and assigns permitted hereunder.

(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:  (i) “or” is not exclusive and (ii) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

(f)Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Acknowledgement and Consent to Bail-In of EEA Financial Institutions

.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

AMOUNT AND TERMS OF COMMITMENTS

.

Loans

.

(a)Tranche 1 Term Loans.

(i)Subject to the terms and conditions hereof, each Lender holding a Tranche 1 Term Loan Commitment severally agrees to make, in Dollars, in a single draw to the Borrower on the Closing Date, one or more term loans (each, a “Tranche 1 Term Loan”) in an aggregate principal amount not to exceed such Lender’s Tranche 1 Term Loan Commitment, as such amount may be adjusted or reduced pursuant to the terms hereof.

(ii)The Tranche 1 Term Loans, except as hereinafter provided, shall, at the option of the Borrower, be Incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans.

(iii)Once repaid, the Tranche 1 Term Loans incurred hereunder may not be reborrowed.  On the Closing Date (after giving effect to the incurrence of Tranche 1 Term

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Loans on such date), the Tranche 1 Term Loan Commitment of each Lender shall terminate.

(b)Tranche 2 Term Loans.

(i)Subject to the terms and conditions hereof, each Lender holding a Tranche 2 Term Loan Commitment severally agrees to make, in Dollars, in a single draw to the Borrower on the Tranche 2 Funding Date, one or more term loans (each, a “Tranche 2 Term Loan”) in an aggregate principal amount equal to such Lender’s Tranche 2 Term Loan Commitment.

(ii)Subject to subsection 5.2 (other than clause (b) thereof), if the Product has received Regulatory Approval on or prior to December 31, 2020, the Borrower shall (x) borrow the Tranche 2 Term Loans on (A) if Regulatory Approval shall have been received on the PDUFA Date, the fifth Business Day following the date on which notice of Regulatory Approval is delivered to the Administrative Agent or (B) if Regulatory Approval shall have been received on any other date, the tenth Business Day following the date on which notice of Regulatory Approval is delivered to the Administrative Agent and (y) deliver to the Administrative Agent a Borrowing Notice with respect to the Tranche 2 Term Loans in accordance with subsection 2.3.

(iii)The Tranche 2 Term Loans, except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans.

(iv)Once repaid, the Tranche 2 Term Loans incurred hereunder may not be reborrowed.  The Tranche 2 Term Loan Commitment of each Lender shall terminate on the earlier of (x) the Tranche 2 Funding Date (after giving effect to the incurrence of Tranche 2 Term Loans on such date) or (y) December 31, 2020 if the Product has not received Regulatory Approval on or prior to such date.

(c)Tranche 3 Term Loans.

(i)Subject to the terms and conditions hereof, each Lender holding a Tranche 3 Term Loan Commitment severally agrees to make, in Dollars, in a single draw to the Borrower on the Tranche 3 Funding Date, one or more term loans (each, a “Tranche 3 Term Loan”) in an aggregate principal amount not to exceed such Lender’s Tranche 3 Term Loan Commitment, as such amount may be adjusted or reduced pursuant to the terms hereof.

(ii)The Tranche 3 Term Loans, except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans.

(iii)Once repaid, the Tranche 3 Term Loans incurred hereunder may not be reborrowed.  The Tranche 3 Term Loan Commitment of each Lender shall terminate on the earlier to occur of (x) the Tranche 3 Funding Date (after giving effect to the incurrence

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of Tranche 3 Term Loans on such date) or (y) July 31, 2020, if the Auditor Report has not been received by the Borrower on or prior to such date.

(d)The parties agree that for U.S. federal income tax purposes, (i) any Origination Premium shall be treated as “original issue discount” with respect to the Tranche 1 Term Loans for the purposes of Sections 1272 and 1273 of the Code and the Treasury Regulations promulgated thereunder, (ii) with respect to the Tranche 1 Term Loans, Tranche 2 Term Loans or Tranche 3 Term Loans, as applicable, the Repayment Premium in respect of such Tranche shall be treated as “original issue discount” with respect to such Tranche for the purposes of Sections 1272 and 1273 of the Code and the Treasury Regulations promulgated thereunder, and (iii) each Tranche shall be treated as a separate debt instrument.

Notes; Amortization

.

(a)The Borrower agrees that, upon the request by any Lender, in order to evidence such Lender’s Loan, the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Note”), in each case with appropriate insertions therein as to payee, date and principal amount.  Each Note shall be payable as provided in subsection 2.2(b) and provide for the payment of interest in accordance with subsection 3.1.

(b)The Loans shall be payable on the dates and in the principal amounts equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable installment dates:

Date	Amortization Amount
December 31, 2023	50.0% of the aggregate outstanding principal amount of the Loans (including any capitalized interest) on December 31, 2023
Each Interest Payment Date thereafter	12.5% of the aggregate outstanding principal amount of the Loans (including any capitalized interest) on December 31, 2023 (prior to giving effect to any payment on December 31, 2023)
Maturity Date	Aggregate outstanding principal amount of the Loans

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Procedure for Borrowing

.  The Borrower shall give the Administrative Agent written notice, in substantially the form attached hereto as Exhibit H (a “Borrowing Notice”), which Borrowing Notice must have been received by the Administrative Agent by (i) 1:00 p.m. (New York City time) at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the requested Borrowing Date for Eurocurrency Loans or (ii) 1:00 p.m. (New York City time) at least one Business Day (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the requested Borrowing Date for ABR Loans, in each case specifying (w) the amount and Tranche to be borrowed, (x) the requested Borrowing Date, (y) whether the borrowing is to be of Eurocurrency Loans, ABR Loans or a combination thereof, and (z) the wire instructions for delivery of such funds.  Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Lender thereof.  If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. Subject to the satisfaction of the conditions precedent specified in subsections 5.1 and 5.2, as applicable to such Borrowing, each Lender having a Term Loan Commitment will make the amount of its pro rata share of the applicable Term Loan Commitments available, in each case for the account of the Borrower by wire transfer to the Administrative Agent’s Account prior to 2:00 p.m. (New York City time) (or, if the time period for the Borrower’s delivery of notice was extended, such later time as agreed to by the Borrower and the Administrative Agent in its reasonable discretion, but in no event less than one hour following notice) on the applicable Borrowing Date in funds immediately available to the Administrative Agent.  The Administrative Agent shall promptly deliver by wire transfer to the account designated by the Borrower in the Borrowing Notice the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

Repayment of Loans; Record of Loans

.

(a)On the Maturity Date, the Borrower hereby unconditionally promises to pay to the Administrative Agent in Dollars by wire transfer to the Administrative Agent’s Account, for the account of each Lender, the then unpaid principal amount of each Loan of such Lender.  The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates and on the dates set forth in subsection 3.1.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Loans, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement; provided that in the event of any conflict between the records maintained by a Lender and the Register, the Register shall control.

(c)The Administrative Agent shall maintain the Register pursuant to subsection 10.6(b), in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each applicable Lender’s share thereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

GENERAL PROVISIONS

.

Interest Rates and Payment Dates

.

(a)The unpaid principal amount of each Eurocurrency Loan shall bear interest for each day during the Interest Period with respect thereto at a rate per annum equal to the relevant Adjusted LIBOR Rate plus the Applicable Margin.

(b)The unpaid principal amount of each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the relevant ABR plus the Applicable Margin.

(c)If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (after giving effect to any grace period set forth in subsection 8.1(a) and whether at the Stated Maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00%, (y) (1) in the case of overdue interest, the rate that would otherwise be applicable to the principal of the related Loan plus 2.00% and (2) in the case of other amounts, the rate described in paragraph (b) of this subsection 3.1 for ABR Loans plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d)Interest shall be payable in arrears on each Interest Payment Date, commencing with the Interest Payment Date on March 31, 2019; provided that interest accruing pursuant to paragraph (c) of this subsection 3.1 shall be payable from time to time on demand in immediately available funds.  With respect to each Cash/PIK Calendar Quarter, the Borrower shall, by written notice substantially in the form of Exhibit K (a “Cash/PIK Election Notice”) delivered to the Administrative Agent not less than forty-five (45) days prior to the Interest Payment Date in such Cash/PIK Calendar Quarter (for clarity, the initial Cash/PIK Election Notice would be due forty-five (45) days prior to March 31, 2019), elect whether interest payments for such Cash/PIK Calendar Quarter shall be paid in immediately available funds (the “Cash Option”) or paid in kind and capitalized (the “PIK Option”); provided that if the Borrower fails to deliver a Cash/PIK Election Notice pursuant to the foregoing terms, the Borrower shall be deemed to have elected the Cash Option for such Cash/PIK Calendar Quarter.  If the Borrower elects (or is deemed to have elected) the Cash Option with respect to a Cash/PIK Calendar Quarter, all interest payments with respect to such Cash/PIK Calendar Quarter shall be paid in immediately available funds on the applicable Interest Payment Date set forth in this paragraph (d).  If the Borrower elects the PIK option with respect to a Cash/PIK Calendar Quarter, all interest payments with respect to such Cash/PIK Calendar Quarter shall be paid in kind and capitalized on the applicable Interest Payment Date set forth in this paragraph (d) by adding such amount to the outstanding principal amount of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Loans.  Any capitalized amounts shall thereafter bear interest in accordance with this subsection 3.1.  With respect to the Interest Payment Date on March 31, 2019, the Borrower shall be deemed to have elected the PIK Option.

(e)It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

(f)Notwithstanding anything to the contrary contained herein, if, on the last day of any accrual period (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the issue date (as determined for U.S. federal income Tax purposes) of any Tranche 1 Term Loan, Tranche 2 Term Loan or Tranche 3 Term Loan, as applicable, (x) the aggregate amount that would be includible in income of the Lenders with respect to such Tranche 1 Term Loan, Tranche 2 Term Loan or Tranche 3 Term Loan, as applicable, for periods ending on or before such date (within the meaning of Section 163(i) of the Code) would, but for this paragraph, exceed an amount equal to the sum of (A) the aggregate amount to be paid (within the meaning of Section 163(i) of the Code) under such Loan (as determined for U.S. federal income tax purposes) on or before such day and (B) the product of (i) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of such Loan (as determined for U.S. federal income tax purposes) multiplied by (ii) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of such Loan (as determined for U.S. federal income tax purposes) the Borrower will prepay in cash on such day, without premium or penalty, the minimum amount of principal plus accrued and unpaid interest on such Loan (as determined for U.S. federal income tax purposes) as shall be necessary to prevent any of the accrued and unpaid interest and original issue discount on such Loan (as determined for U.S. federal income tax purposes) from being disallowed or deferred as a deduction under Section 163(e)(5) of the Code to the Borrower. Notwithstanding anything to the contrary contained herein, all such payments shall be made to the Lenders on an equal and ratable basis. Each such prepayment shall be applied to any such Loan (as determined for U.S. federal income tax purposes) of the Lenders in accordance with their respective Total Credit Percentages.  This subsection 3.1(f) is intended to cause the Loans (as determined for U.S. federal income tax purposes) issued hereunder to not be treated as applicable high yield discount obligations within the meaning of Section 163(i) of the Code and shall be interpreted consistent with such intent.

Conversion and Continuation Options

.

(a)The Borrower may elect from time to time to convert outstanding Loans from Eurocurrency Loans to ABR Loans by giving the Administrative Agent at least one Business Day’s (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior irrevocable written notice of such election by 1:00 p.m. (New York City time) on such day.  The Borrower may elect from time to time to convert outstanding Loans from ABR Loans to Eurocurrency Loans by giving the Administrative Agent at least three Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior irrevocable written notice of such election, provided that any such conversion of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto.  Any such notice of conversion shall be in substantially the form attached hereto as Exhibit H.  Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof.  All or any part of outstanding Eurocurrency Loans and ABR Loans may be converted as provided herein, provided that unless the Required Lenders otherwise consent, (i) no Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent (acting at the direction of the Required Lenders) has given notice to the Borrower that no such conversions may be made and (ii) no Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Maturity Date.

(b)Any Eurocurrency Loan may be continued as such upon the expiration of the then-current Interest Period with respect thereto by the Borrower giving written notice to Administrative Agent by 1:00 p.m. (New York City time) at least three Business Days in advance of such continuation (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion), in substantially the form attached hereto as Exhibit H, provided that no Eurocurrency Loan may be continued as such unless the Required Lenders otherwise consent (i) when any Event of Default has occurred and is continuing and the Administrative Agent has given notice to the Borrower that no such continuations may be made or (ii) after the date that is one month prior to the Maturity Date, and provided further, that if the Borrower shall fail to give any required notice as described above in this subsection 3.2(b) or if such continuation is not permitted pursuant to the preceding proviso such Eurocurrency Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such written notice of continuation pursuant to this subsection 3.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.

(c)All conversions and continuations of Loans hereunder shall be in a minimum aggregate principal amount of $1,000,000; provided that notwithstanding the foregoing, (i) any Loan may be converted or continued in its entirety and (ii) there shall not be more than 3 Interest Periods in any one Tranche at any one time outstanding.

Minimum Amounts and Borrowings

.  All Borrowings of Loans hereunder shall be in a minimum aggregate principal amount of $1,000,000 and in a multiple of $1,000,000 in excess thereof; provided that, notwithstanding the foregoing, there shall not be more than 3 Interest Periods in any one Tranche at any one time outstanding.

Optional and Mandatory Prepayments

.

(a)Optional Prepayment of the Loans.  The Borrower may at any time and from time to time prepay the Loans in whole or in part, on the following terms and conditions:

(i)the Borrower shall deliver to the Administrative Agent a written notice, in substantially the form attached hereto as Exhibit C, prior to 1:00 p.m. (New York City time) at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of Eurocurrency Loans), or prior to 1:00 p.m. (New York City time) one Business Day (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of ABR Loans);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)each partial prepayment shall be in a minimum amount of $1,000,000 and in multiples of $1,000,000 in excess thereof; provided that, notwithstanding the foregoing, any Tranche of Loans may be prepaid in its entirety; and

(iii)in the case of any prepayment of Eurocurrency Loans on any day other than the last day of an Interest Period applicable thereto, the Borrower shall pay to the Administrative Agent, for the account of any Lender, any amounts required pursuant to subsection 3.12; and

(iv)the prepayment of Loans provided for in this subsection 3.4(a) shall be accompanied by the payment of the premium required by subsection 3.4(i).

Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof.  Any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked or extended by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or waived by the Borrower in its sole discretion.  If any such notice is given and is not revoked or extended, the amount specified in such notice shall be due and payable on the date specified therein.

(b)If on or after the Closing Date, the Borrower or any Subsidiary shall incur Indebtedness for borrowed money (other than Indebtedness permitted pursuant to subsection 7.1), then, in each case, the Borrower shall prepay, in accordance with subsections 3.4(e) and (f), the Loans in an amount equal to 100% of the Net Cash Proceeds thereof, in each case with such prepayment to be made on or before the fifth Business Day following delivery of the notice to the Administrative Agent as required by subsection 3.4(f).  Each prepayment of Loans pursuant to this subsection 3.4(b) shall be accompanied by the payment of the premium required by subsection 3.4(i).

(c)(i)[***].

(ii)[***].

(d)The Borrower shall, in accordance with subsections 3.4(e) and 3.4(f), prepay the Loans to the extent required by subsection 7.4(b) (subject to subsection 7.4(a) and (c)).  Each prepayment of Loans pursuant to this subsection 3.4(d) shall be accompanied by the payment of the premium required by subsection 3.4(i).

(e)Subject to the last sentence of subsection 3.4(f), each prepayment of Loans pursuant to subsection 3.4(b), (c) or (d) shall be allocated pro rata among the Loans.  Each prepayment of Term Loans pursuant to subsection 3.4(a) shall be applied on a pro rata basis to the respective installments of principal of the Loans.

(f)The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Loans pursuant to subsection 3.4(b), (c) or (d), within five Business Days of the Incurrence of such Indebtedness or the occurrence of such Royalty Transaction,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Collaboration Transaction, Asset Disposition or Recovery Event.  Such notice shall be in writing, shall specify the section of this Agreement pursuant to which such prepayment is being made and shall describe the event that has occurred and state that the Borrower will make such mandatory prepayment (x) on or before the date specified in subsection 3.4(b) or (c), as applicable, or (y) on or before the date specified in subsection 7.4 (any such date of prepayment, a “Prepayment Date”).  Any such notice of prepayment pursuant to subsection 3.4(b) or (d) may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked or extended by the Borrower (by written notice to the Administrative Agent by 2:00 p.m. (New York time) one Business Day prior to the specified effective date) if such condition is not satisfied or waived by the Borrower in its sole discretion.  Subject to the foregoing, once given, such notice shall be irrevocable and all amounts subject to such notice shall be due and payable on the relevant Prepayment Date.  Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall promptly give notice to each Lender of the prepayment and the relevant Prepayment Date.

(g)Amounts prepaid on account of Loans may not be reborrowed.

(h)Notwithstanding the foregoing provisions of this subsection 3.4, if any prepayment of the Loans pursuant to subsection 3.4(a), (b), (c) or (d) would result in the Borrower incurring breakage costs under subsection 3.12 as a result of Eurocurrency Loans being prepaid other than on the last day of an Interest Period, then the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, deposit the amounts that otherwise would have been paid in respect of such Eurocurrency Loans with the Administrative Agent, to be held as security for the obligations of the Borrower to make such prepayment, pursuant to a cash collateral agreement reasonably satisfactory to the Administrative Agent with such cash collateral to be directly applied to such Eurocurrency Loans upon the end of the then-existing Interest Period (or such earlier date or dates as shall be requested by the Borrower); provided that such unpaid Eurocurrency Loans shall continue to bear interest in accordance with subsection 3.1 until such unpaid Eurocurrency Loans have or has been prepaid.  In addition, if the Borrower reasonably determines in good faith that (i) any Net Available Cash or Net Cash Proceeds attributable to Non-Loan Parties that are required to be applied to prepay Loans pursuant to subsection 3.4(b), (c) or (d) would be prohibited or delayed by any Requirement of Law, then the Borrower shall not be required to prepay an amount equal to the portion of such Net Available Cash or Net Cash Proceeds so affected; provided that the Loan Parties shall take or shall cause the applicable Non-Loan Party to take all commercially reasonable actions to permit repatriation of such cash proceeds and (ii) repatriation of any of or all the Net Available Cash or Net Cash Proceeds would have a material adverse tax consequence with respect to all or any part of such cash proceeds, an amount equal to all or such portion of the cash proceeds may be retained by the applicable Non-Loan Party. For the avoidance of doubt, nothing in this Agreement shall be construed to require any Subsidiary to repatriate cash.

(i)Notwithstanding the foregoing, if on or prior to the fourth anniversary of the Closing Date the Borrower makes a prepayment pursuant to subsection 3.4(a), (b), (c) or (d), the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, the applicable Prepayment Premium with respect to the principal amount of the Loans so prepaid.  No

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

premium will be applicable if any such prepayment is made after the fourth anniversary of the Closing Date.

(j)Without limiting the generality of the foregoing, it is understood and agreed that if the Loans are accelerated or otherwise become due prior to the Stated Maturity Date, the Prepayment Premium with respect to a prepayment of the Loans pursuant to subsection 3.4(a) and the Repayment Premium (in each case, if applicable, and determined as of the date such Loans are accelerated or otherwise become due prior to the Stated Maturity Date) will also be due and payable and shall constitute part of the Loan Document Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof.  Any Prepayment Premium and any Repayment Premium payable in connection with the foregoing sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the acceleration and the Borrower agrees that it is reasonable under the circumstances currently existing.  The premiums shall also be payable in the event the Loans (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  For purposes of the definitions of the terms Applicable Premium and Prepayment Premium, the entire outstanding principal amount of the Loans shall be deemed to have been prepaid on the date on which the Loans are accelerated or otherwise become due prior to the Stated Maturity Date. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUMS IN CONNECTION WITH ANY SUCH ACCELERATION.  The Borrower expressly agrees (to the fullest extent it may lawfully do so) that:  (A) the foregoing premiums are reasonable and are the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the foregoing premiums shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the foregoing premiums; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  The Borrower expressly acknowledges that its agreement to pay the foregoing premiums to the Lenders as herein described is a material inducement to the Lenders to provide the Loans.

Administrative Agent’s Fee; Other Fees and Premiums

.

(a)The Borrower agrees to pay to the Agents the fees set forth in the Agent Fee Letter, without duplication, on the payment dates set forth therein.  The Borrower agrees to pay to the Lenders the fees set forth in the Lender Fee Letter, without duplication, on the Closing Date.

(b)The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a repayment premium (the “Repayment Premium”) equal to 4.0% of the funded principal amount of the Loans (without giving effect to any original issue discount), which repayment premium shall be due and payable on the first date on which the Commitments have been terminated and no Loans are outstanding, whether at maturity, as a result of mandatory or optional prepayment, upon acceleration or otherwise or, if earlier, upon acceleration of the Loans.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)In the event that the Product shall have received Regulatory Approval on or prior to December 31, 2020, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender, the Regulatory Approval Premium, which Regulatory Approval Premium shall be earned on the date on which the Product shall have received Regulatory Approval and shall be due and payable on the earlier of (i) the first date on which the Commitments have been terminated and no Loans are outstanding, whether at maturity, as a result of mandatory or optional prepayment, upon acceleration or otherwise and (ii) the Interest Payment Date falling in the first full fiscal quarter of the Borrower following the date on which the Product shall have received Regulatory Approval; provided that the Regulatory Approval Premium shall not be payable in the event the Borrower borrows the full amount of the Tranche 2 Term Loan Commitment in accordance with the terms hereof.  Notwithstanding anything in this Agreement to the contrary, no Regulatory Approval Premium shall be payable in the event Payment in Full has occurred prior to the date the Product receives Regulatory Approval.

Computation of Interest and Fees

.

(a)All interest and fees hereunder shall be calculated on the basis of a 365-day year (or 366-day year, as the case may be) for the actual days elapsed.  The Administrative Agent shall promptly notify the Borrower and the affected Lenders of each determination of an Adjusted LIBOR Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Statutory Reserves shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall promptly notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

Inability to Determine Interest Rate

.  If prior to the first day of any Interest Period, the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate (the “Affected Rate”) for such Interest Period, the Administrative Agent shall give telecopy or telephonic (or via other previously agreed electronic form) notice thereof to the Borrower and the Lenders.  If such notice is given (a) any Eurocurrency Loans the rate of interest applicable to which is based on the Affected Rate requested to be made on the first day of such Interest Period shall be made as ABR Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Rate shall be converted to or continued as ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Rate shall be made, converted or continued as such.  The foregoing shall apply during the pendency of any negotiation described in the definition of “LIBOR Rate” regarding the replacement of the Adjusted LIBOR Rate.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Pro Rata Treatment and Payments

.

(a)Each payment (including each prepayment, but excluding payments made pursuant to subsection 3.9, 3.10, 3.11, 3.12, 3.13(d), 3.14, 10.1(f) or 10.6) by the Borrower on account of principal of and interest on any Tranche of Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Loans then held by the respective Lenders.  All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m. (New York City time)), on the due date thereof by wire transfer to the Administrative Agent’s Account, for the account of the Lenders holding the relevant Loans or for the account of the Administrative Agent, as the case may be, and shall be made in Dollars in immediately available funds (except as otherwise expressly set forth herein).  Payments received by the Administrative Agent after such time may, in the Administrative Agent’s discretion, be deemed to have been received on the next Business Day.  The Administrative Agent shall promptly distribute such payments to such Lenders.  If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)Unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may (but shall be under no obligation to), in reliance upon such assumption, make available to the Borrower in respect of such Borrowing a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 3.8(b) shall be conclusive in the absence of manifest error.  If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand, from the Borrower and (y) then the Borrower may borrow a like amount on an unsecured basis from any commercial bank.  If the Borrower and such Lender shall pay interest to the Administrative

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Illegality

.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loans as contemplated by this Agreement (“Affected Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such Lender provides written notice to the Borrower and the Administrative Agent that such circumstances no longer exist), (b) the obligation of such Lender hereunder to make, continue or convert such Affected Loans shall be suspended, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans (with such Lender then having an obligation only to make an ABR Loan when an Affected Loan is requested), and (c) such Lender’s Loans then outstanding as Affected Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods or within such earlier period as required by law.  If any such conversion of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.12.

Requirements of Law

.

(a)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender or the Administrative Agent, as applicable, or compliance by any Lender or the Administrative Agent, as applicable, with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender or the Administrative Agent becomes a Lender or the Administrative Agent):

(i)shall subject any Lender or the Administrative Agent to any Taxes (other than (x) Non-Excluded Taxes, (y) Connection Income Taxes and (z) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate); or

(iii)shall impose on such Lender or the London interbank market any other condition, cost or expense (excluding any tax of any kind whatsoever) affecting this Agreement or Loans made by such Lender;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, such Lender shall deliver a certificate to the Borrower, through the Administrative Agent, and such certificate shall certify (x) that one of the events described in this paragraph (a) has occurred and describe in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to any additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof.  Such a certificate shall be conclusive in the absence of manifest error and the Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

In any such case, the Borrower may elect to convert the Eurocurrency Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day’s notice (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) of such election, in which case the Borrower shall promptly pay to such Lender, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 3.10(a) and such amounts, if any, as may be required pursuant to subsection 3.12.  Notwithstanding anything to the contrary in this subsection 3.10(a), the Borrower shall not be required to compensate a Lender pursuant to this subsection 3.10(a) (i) for any amounts incurred more than six months prior to the date that such Lender delivers the certificate provided in this subsection 3.10(a) or (ii) for any amounts, if such Lender is applying this provision to the Borrower in a manner that is inconsistent with its application of “increased cost” or other similar provisions under other syndicated credit agreements to similarly situated borrowers.

(b)If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then such Lender shall deliver a certificate to the Borrower, through the Administrative Agent, and such certificate shall certify that (x) that one of the events described in this paragraph (b) has occurred and describe in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof. the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction  Such a certificate as to any additional amounts payable pursuant to this paragraph (b) shall be conclusive in the absence of manifest error and the Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.  Notwithstanding anything to the contrary in this subsection 3.10(b), the Borrower shall not be required to compensate a Lender pursuant to this subsection 3.10(b) (i) for any amounts incurred more than six months prior to the date that such Lender delivers the aforementioned certificate or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) for any amounts, if such Lender is applying this provision to the Borrower in a manner that is inconsistent with its application of “increased cost” or other similar provisions under other syndicated credit agreements to similarly situated borrowers.

(c)This subsection 3.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d)Notwithstanding anything herein to the contrary, the Dodd Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, regulations, guidelines and directives promulgated thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to have been enacted, adopted or issued, as applicable, subsequent to the Closing Date for all purposes herein.

Taxes

.

(a)Payment Free of Taxes.

(i)Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law (which for purposes of this Section, includes FATCA).  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Non-Excluded Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this subsection 3.11(a)) the applicable Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii)The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(iii)The Borrower shall indemnify each Lender or the Administrative Agent, as applicable, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this subsection 3.11(a)) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.   A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this subsection 3.11(a), the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(v)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this subsection 3.11 (including by the payment of additional amounts pursuant to this subsection 3.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this subsection 3.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subparagraph (v) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subparagraph (v), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subparagraph (v) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(vi)Each party’s obligations under this 3.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement if, a Lender, termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(vii)Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements pursuant to this subsection 3.11 (subject to the requirements and limitations herein), provided that in the case of a Participant the obligations of such Participant pursuant to this subsection 3.11 shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

(b)Status of Lenders.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (b)(ii), (b)(iii) and (d) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower, any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(iii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(4)to the extent Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(5)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(c)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this subparagraph (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Indemnity

.  In the event of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement (which notice has not been revoked in accordance with the provisions of this Agreement), or (c) the making of a payment or prepayment of or the conversion of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Such compensation shall be deemed to include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan so prepaid, assigned or converted, or not so borrowed, converted or continued, for the period from the date of such event to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans, as applicable, provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market.  If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 3.12, it shall deliver to the Borrower, through the Administrative Agent, a certificate certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof.  Such a certificate shall be conclusive in the absence of manifest error and the Borrower shall pay such Lender the amount shown as due on any such certificate within five Business Days after receipt thereof. This subsection 3.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Certain Rules Relating to the Payment of Additional Amounts

.

(a)Upon the request, and at the expense, of the Borrower, the Administrative Agent and each Lender to which any additional amount is required to be paid pursuant to subsection 3.10 or 3.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) the Administrative Agent or such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to the Administrative Agent or such Lender their obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse the Administrative Agent or such Lender for its reasonable attorneys’ and accountants’ fees and disbursements and any other out-of-pocket expenses incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Tax; provided, however, that notwithstanding the foregoing neither the Administrative Agent nor any Lender shall be required to afford the Borrower the opportunity to contest, or cooperate with the Borrower in contesting, the imposition of any Non-Excluded Taxes, if the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Administrative Agent or such Lender in good faith determines that to do so would have an adverse effect on it.

(b)If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under subsection 3.10 or 3.11, the Borrower shall not be obligated to pay such additional amount.

(c)If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender pursuant to subsection 3.10 or 3.11 or result in Affected Loans or commitments to make Affected Loans being automatically converted to ABR Loans, as the case may be, pursuant to subsection 3.8, such Lender shall promptly after becoming aware of such event or condition notify the Borrower and the Administrative Agent in writing and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(d)If (i) any additional amounts shall become payable pursuant to subsection 3.10 or 3.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for such payments, (ii) any of the events described in subsection 3.9 result in Affected Loans or commitments to make Affected Loans being automatically converted to ABR Loans, as the case may be, the Borrower shall have the right, (A) to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, and require such Lender to assign and delegate, without recourse (in accordance with subsection 10.6) all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than its existing rights to payments pursuant to subsection 3.10 or 3.11), or (B) so long as no Event of Default then exists or will exist immediately after giving effect to the respective prepayment, upon at least four Business Days’ irrevocable written notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to subsection 3.12, without premium or penalty.  In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 10.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 10.6(b) in connection with such assignment shall be paid by the Borrower or the substitute Lender.  In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid.  In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Borrower shall first pay the affected Lender any additional amounts owing under subsections 3.10 and 3.11 (as well as any other amounts then due and owing to such Lender, including any amounts under this subsection 3.13) prior to such substitution or prepayment.  In the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

case of the substitution of a Lender, if the Lender being replaced does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the assignee Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to such replaced Lender relating to the Loans so assigned shall be paid in full by the assignee Lender to such Lender being replaced, then the Lender being replaced shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Lender.

Defaulting Lenders

.  Notwithstanding anything contained in this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable law:

(a)(i) in determining the Required Lenders, any Lender that at the time is a Defaulting Lender (and the Loans and/or Commitment of such Defaulting Lender) shall be excluded and disregarded and (ii) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and subsection 10.1;

(b)the Borrower shall have the right, at its sole expense and effort (i) to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Borrower to become a substitute Lender and assume all or part of the Commitment or the Loans of any Defaulting Lender, and the Borrower, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution or (ii) so long as no Event of Default then exists or will exist immediately after giving effect to the respective prepayment, upon written notice to the Administrative Agent, to prepay the Loans and, at the Borrower’s option, terminate the Commitments of such Defaulting Lender, in whole or in part, without premium or penalty; and

(c)any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to subsection 10.7) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (iii) third, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any Loans, such payment shall be applied solely to prepay the Loans of all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans any Defaulting Lender.

REPRESENTATIONS AND WARRANTIES

.

To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the Closing Date and on each Borrowing Date thereafter, the Borrower hereby represents and warrants, on the Closing Date, after giving effect to the Transactions, and on each Borrowing Date thereafter, to the Administrative Agent and each Lender that:

Financial Condition

.  The audited consolidated balance sheets and the consolidated statements of operations, shareholders’ equity and cash flows of the Borrower for the fiscal years ended December 31, 2017 and December 31, 2016 reported on by and accompanied by unqualified reports from a nationally-recognized independent public accounting firm, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended, of the Borrower and its consolidated Subsidiaries.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of the Borrower, and disclosed in any such schedules and notes, and subject to the omission of footnotes from such unaudited financial statements).

No Change; Solvent

.  Since December 31, 2017, there has not been any event, change, circumstance or development which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect (after giving effect to (i) the consummation of the Transactions, (ii) the making of the Extensions of Credit to be made on the Closing Date and the application of the proceeds thereof as contemplated hereby, and (iii) the payment of actual or estimated fees, expenses, financing costs and tax payments related to the Transactions contemplated hereby).  As of each of the Closing Date and each other Borrowing Date, after giving effect to the consummation of the Transactions occurring on the Closing Date, the Borrower, together with its Subsidiaries on a consolidated basis, is Solvent.

Corporate Existence; Compliance with Law

.  Each of the Loan Parties (a) is duly organized, validly existing and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of the jurisdiction of its organization, incorporation or formation except (other than with respect to the Borrower), to the extent that the failure to be organized, existing and (to the extent applicable) in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or a limited liability company and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and (to the extent applicable) in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

Corporate Power; Authorization; Enforceable Obligations

.  Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the Extensions of Credit to it, if any, on the terms and conditions of this Agreement and any Notes.  No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of the Borrower, with the Extensions of Credit to it, if any, hereunder, except for (a) consents, authorizations, notices and filings which have been obtained or made prior to or on the Closing Date, (b) filings to perfect the Liens created by the Security Documents and (c) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.  This Agreement has been duly executed and delivered by the Borrower, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party.  This Agreement constitutes a legal, valid and binding obligation of the Borrower and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

No Legal Bar

.  The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect except (other than with respect to any violation of the Organizational Documents of the Loan Parties) as would not reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

No Material Litigation

.  Except as described on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues, (a) which relates to any of the Loan Documents or any of the Transactions or (b) which would be reasonably expected to have a Material Adverse Effect.

No Default

.  Neither the Borrower, nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would be reasonably

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

Ownership of Property; Liens

.  Each of the Borrower and its Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, except (a) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect, and (b) for Permitted Liens.

Intellectual Property

.

(a)The Borrower and each of its Subsidiaries owns, or has the legal right to use, all Intellectual Property (other than with respect to the Product) necessary for each of them to conduct its business as currently conducted and as expected to be conducted, except to the extent such failure to own, or have the legal right to use, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not deem to constitute a representation that the Borrower and the Subsidiaries do not infringe or violate the Intellectual Property held by any third party.  To the knowledge of the Borrower, the conduct of the Borrower and its Subsidiaries’ business as presently conducted and as expected to be conducted does not infringe upon, misappropriate or violate the Intellectual Property (other than with respect to the Product) rights of any third party, except such infringements, misappropriations or violations which are not material to the business.  To the knowledge of the Borrower, there is no third party infringing or misappropriating any Intellectual Property (other than with respect to the Product) owned or controlled by the Borrower or its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)The Borrower and each of its Subsidiaries owns, or has the legal right to use, all Intellectual Property with respect to the Product necessary for each of them to conduct its business with respect to the Product as currently conducted and as expected to be conducted and provided that the foregoing shall not deem to constitute a representation that the Borrower and the Subsidiaries do not infringe or violate the Intellectual Property held by any third party. To the knowledge of Borrower, there has been no unauthorized disclosure or publication of any confidential information relating to the Product, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c)As of the Closing Date, to the knowledge of the Borrower, the conduct of the Borrower and its Subsidiaries’ business as presently conducted and as expected to be conducted not infringe upon, misappropriate or violate the Intellectual Property rights (with respect to the Product) of any third party.  As of the Closing Date, to the knowledge of the Borrower, there is no third party infringing or misappropriating any Intellectual Property with respect to the Product owned or controlled by the Borrower or its Subsidiaries.

(d)As of any date after the Closing Date, to the knowledge of the Borrower, the conduct of the Borrower and its Subsidiaries’ business as presently conducted and as expected to be conducted not infringe upon, misappropriate or violate the material Intellectual Property rights (with respect to the Product) of any third party in any material respect.  As of any date after the Closing Date, to the knowledge of the Borrower, there is no third party infringing or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

misappropriating any material Intellectual Property with respect to the Product owned or controlled by the Borrower or its Subsidiaries.

(e)As of the Closing Date, the only license of the Intellectual Property related to the Product granted by the Borrower or any of its Subsidiaries is pursuant to that certain Platform Contribution Transaction Agreement, made and entered into effective as of July 10, 2015, by and between the Borrower and Aimmune Therapeutics (Bermuda) Ltd.

No Burdensome Restrictions

.  Neither the Borrower nor any of its Subsidiaries is in violation of any Requirement of Law applicable to the Borrower or any of its Subsidiaries that would be reasonably expected to have a Material Adverse Effect.

Taxes

.  Each of the Borrower and its Subsidiaries has timely filed or caused to be timely filed all income Tax returns and all other material Tax returns that are required to be filed by it and has paid all Taxes, assessments, fees and other governmental charges levied or imposed upon it and its properties, income or assets by any Governmental Authority otherwise due and payable (other than, for purposes of this subsection 4.11, any (i) taxes, assessments, fees or other governmental charges with respect to which the failure to pay would not reasonably be expected to have a Material Adverse Effect or (ii) Taxes, assessments, fees or other governmental charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or one or more of its Subsidiaries, as the case may be).

Margin Stock

.

(a)None of the Borrower or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)No part of the proceeds of any Extensions of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purposes of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any other purpose that violates, or that is inconsistent with, the provisions of the regulations of the Board, including without limitation, Regulation T, Regulation U or Regulation X.

ERISA

.

(a)With respect to any Plan, none of the following events or conditions has occurred or is reasonably expected to occur that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect:  (i) a Reportable Event; (ii) any failure by any Single Employer Plan to satisfy the minimum funding standard (as defined in 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (iii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) incurrence by the Borrower or any Commonly Controlled Entity of any liability under Title IV of ERISA with respect to the termination of any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Plan, (v) the Borrower or any Commonly Controlled Entity shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA of Section 4975 of the Code) involving any Plan, (vi) commencement by the PBGC or a plan administrator of a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA) or the appointment of a trustee to administer any Plan; (vii) imposition of a Lien on the property of the Borrower or its Subsidiaries pursuant to Section 430(k) of the Code or Section 303(k) or 4068 of ERISA with respect to any Plan; (viii) any Underfunding with respect to any Single Employer Plan; (ix) a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any Commonly Controlled Entity, or the failure of the Borrower or any Commonly Controlled Entity to pay when due, after the expiration of any applicable grace period, any withdrawal liability payment with respect to a Multiemployer Plan; (x) the complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multiemployer Plan as of the annual valuation date most closely preceding the date on which this representation is made or deemed made if such complete or partial withdrawal results in the imposition of any liability on the Borrower or such Commonly Controlled Entity; (xi) the Insolvency of any Multiemployer Plan or notification to the Borrower that a Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of the ERISA); (xii) withdrawal by Borrower or any Commonly Controlled Entity as a substantial employer under ERISA Section 4063 from a Single Employer Plan that has one or more contributing employers who are not a Commonly Controlled Entity; (xiii) a substantial cessation of operations under ERISA Section 4062(e) with respect to a Single Employer Plan; or (xiv) to the incurrence by the Borrower or any Commonly Controlled Entity of any liability under Section 4069 of ERISA or Section 4212(c) of ERISA; provided that the representation made in clause (xi) of this subsection 4.13(a), in each case with respect to a Multiemployer Plan, is based on knowledge of the Borrower (each of the events described in this subsection (a) (as qualified by the aforementioned proviso) is hereinafter referred to as an “ERISA Event”).

(b)With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect:  (i) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities; (iii) any obligation of the Borrower or its Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (iv) any Lien on the property of the Borrower or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (v) for each Foreign Plan that is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (vi) any facts that, to the best knowledge of the Borrower or any of its Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of the Borrower or any of its Subsidiaries, would reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (vii) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law (each of the events described in clauses (i) through (vii) hereof are hereinafter referred to as a “Foreign Plan Event”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Collateral

.  Upon execution and delivery thereof by the parties thereto, each Security Document will be effective to create (to the extent described therein), in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.  When (a) the actions specified in subsection 3.4 of the Guarantee and Collateral Agreement have been duly taken and (b) the Mortgages, if any, have been duly recorded, the security interests granted pursuant thereto shall constitute (to the extent described therein) a fully perfected (to the extent such concept is applicable in the relevant jurisdiction) security interest in, and Lien on, all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein (excluding Commercial Tort Claims, as defined in the Guarantee and Collateral Agreement, other than such Commercial Tort Claims set forth on Schedule 7 thereto (if any)) with respect to such pledgor or mortgagor (as applicable) and, subject to Section 9-315 of the UCC (or similar laws in applicable foreign jurisdictions), the proceeds thereof, as security for the Loan Document Obligations, prior and superior in right to the Lien of any other Person (except Permitted Liens).  Notwithstanding any other provision of this Agreement, capitalized terms that are used in this subsection 4.14 and not defined in this Agreement are so used as defined in the applicable Security Document.

Investment Company Act; Other Regulations

.  None of the Borrower or the Guarantors is required to register as an “investment company” under the Investment Company Act.

Subsidiaries

.  Schedule 4.16 sets forth all the Subsidiaries of the Borrower at the Closing Date (after giving effect to the Transactions), the jurisdiction of their organization and the direct or indirect ownership interest of the Borrower in such Subsidiary.

Purpose of Loans

.  The proceeds of the Loans shall be used by the Borrower (a) in the case of the Tranche 1 Term Loans, to pay certain transaction fees and expenses related to the Transactions and to finance the working capital, capital expenditures and business requirements of the Borrower and its Subsidiaries and for other purposes not prohibited by this Agreement and (b) in the case of the Tranche 2 Term Loans and the Tranche 3 Term Loans, to finance the working capital, capital expenditures and business requirements of the Borrower and its Subsidiaries and for other purposes not prohibited by this Agreement, in all cases primarily for the purposes of obtaining Regulatory Approval of, and commercializing, the Product.

Environmental Matters

.  Other than as disclosed on Schedule 4.18 or exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

(a)The Borrower and its Subsidiaries:  (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) believe they will be able to maintain compliance with Environmental Laws, including any reasonably foreseeable future requirements thereto.

(b)Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or at any other location, that would reasonably be expected to (i) give rise to material liability or other material Environmental Costs of the Borrower or any of its Subsidiaries under any applicable Environmental Law, or (ii) materially interfere with the Borrower’s or any of its Subsidiaries’ planned or continued operations, or (iii) materially impair the fair saleable value of any real property owned by the Borrower or any other Loan Party that is part of the Collateral.

(c)There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

(d)Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the United States Federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information from any Governmental Authority with respect to any Materials of Environmental Concern.

(e)Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

No Material Misstatements

.  The written factual information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower to the Administrative Agent and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact and do not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.  It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based or concerning any information of a general economic nature or general information about the Borrower’s and its Subsidiaries’ industry, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower and believed by such management to be

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

Labor Matters

.  There are no strikes pending or, to the knowledge of the Borrower, pending against the Borrower or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The hours worked by and payments made to employees of the Borrower and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any similar applicable laws, rules or regulations dealing with such matters, except where such violations would not reasonably be expected to have a Material Adverse Effect.

Insurance

.  Schedule 4.21 sets forth a complete and correct listing as of the Closing Date of all insurance that is (a) maintained by the Borrower and its Subsidiaries that are Loan Parties and (b) material to the business and operations of the Borrower and its Subsidiaries taken as a whole, in each case as of the Closing Date, with the amounts insured (and any deductibles) set forth therein.

Anti-Terrorism; Sanctions

.

(a)The Borrower and each Subsidiary are, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance in all material respects with (i) the PATRIOT Act, to the extent its provisions are applicable, (ii) applicable Sanctions, (iii) the Special Economic Measures Act (Canada), the United Nations Act (Canada) and any other applicable enabling legislation, guidelines or orders relating thereto and (iv) applicable Anti-Corruption Laws.

(b)None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, employee, or agent of the Borrower or any Subsidiary, (i) is a Sanctioned Party, nor (ii) has in the past five years engaged in any business or dealings, directly or knowingly indirectly, with or for the benefit of any Sanctioned Party or in or with any Sanctioned Country, in violation of applicable Sanctions.

(c)None of the Borrower or any Subsidiary will directly or knowingly indirectly use the proceeds of the Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of applicable Anti-Corruption Laws or (ii) for the purpose of funding or financing any activities or business of or with any Person that at the time of such funding or financing is a Sanctioned Party, except as otherwise permitted by applicable law, regulation or license, provided, however, that neither Borrower nor any Subsidiary shall engage in any transaction or take any other action that would cause the Lenders to be in violation of any applicable Sanctions.  The Borrower will not repay any debt or obligation owed under this Agreement, in whole or in part, using funds derived from (i) transactions or dealings involving any Sanctioned Party or Sanctioned Country; or (ii) activities in violation of Anti-Corruption Laws.

No Undisclosed Liabilities

.  Neither the Borrower nor any Subsidiary has any material obligations or liabilities, direct or contingent, that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect other than

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) those set forth or adequately provided for in the financial statements described in subsection 4.1 or delivered to the Administrative Agent pursuant to this Agreement, (ii) those incurred in the ordinary course of business and not required to be set forth in the financial statements under GAAP, (iii) those incurred in the ordinary course of business since the date of the most recently delivered balance sheet and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.

Loans As Senior Secured Indebtedness

.  The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Subordinated Obligations.

Pharmaceutical Laws

.

(a)The Borrower and its Subsidiaries have obtained all material permits, licenses and other authorizations which are required with respect to the ownership and operations of their businesses under all Pharmaceutical Laws.  The Borrower and its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses, orders and authorizations, and are also in compliance with all Pharmaceutical Laws, including all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Pharmaceutical Laws, in each case, in all material respects.  Neither the Borrower nor any of its Subsidiaries has any liabilities, claims against it or presently outstanding notices imposed or based upon any provision of any Pharmaceutical Law in any material respect.  The clinical and preclinical trials conducted by or on behalf of or sponsored by the Borrower and its Subsidiaries in connection with the Product, or in which the Borrower or its Subsidiaries have participated, which have been or will be submitted to Regulatory Authorities as a basis for Regulatory Approval of the Product, were conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the Regulatory Authorities to which such trials are subject, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and current good clinical practices and good laboratory practices; the Borrower has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results of such trials; neither the Borrower nor any of its Subsidiaries has received any written notices, correspondence, or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any clinical or pre-clinical trials and, to knowledge of the Borrower, there are no reasonable grounds for same; neither the Borrower nor any of its Subsidiaries has reported any fatalities or other adverse events or safety information, correspondence, or other communication to the Regulatory Authorities or any other governmental agency which could reasonably be expected to lead to the termination or suspension of any clinical or pre-clinical trials with respect to phase 2, phase 3, phase 4 and/or post-market trials or studies or any other material clinical or pre-clinical trials, and, to knowledge of the Borrower, there is no reasonable anticipation of any such adverse events or material safety concerns.

(b)To the knowledge of the Borrower, with respect to all Regulatory Filings submissions made to obtain Regulatory Approvals for the Product, (i) the data, information and all other documents in such submissions were and are free from fraud or material falsity, and the Borrower has not made any material misrepresentation or omission in connection with such submission and (ii) the data and information contained in such submissions were and are accurate

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and reliable in all material respects for purposes of obtaining such Regulatory Approvals.  To the knowledge of the Borrower, such Regulatory Approvals have not been and will not be obtained through bribery, payment of illegal gratuities or illegal or unethical behavior.

(c)The Borrower has no reason to believe that it or any of its employees, officers, subcontractors or consultants rendering services relating to the Product: (i) is or will be debarred or convicted of a crime under 21 U.S.C. Section 335a, or (ii) is or will be under indictment under 21 U.S.C. Section 335a.

(d)To the knowledge of the Borrower, no subject in a trial of the Product (ongoing or completed) has experienced treatment-related (a) life-threatening symptoms (Grade 4 in the CoFAR Table) including, but not limited to anaphylaxis resulting in hypotension, neurologic compromise, or mechanical ventilation secondary to study product dosing, or (b) death (Grade 5 in the CoFAR Table).

CONDITIONS PRECEDENT

.

Conditions to Initial Extension of Credit

.  This Agreement, including the agreement of each Lender to make the initial Extension of Credit requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

(a)Loan Documents.  The Administrative Agent shall have received the following Loan Documents, executed and delivered as required below:

(i)this Agreement, executed and delivered by a Responsible Officer of the Borrower;

(ii)the Guarantee and Collateral Agreement, executed and delivered by a Responsible Officer of each Loan Party signatory thereto;

(iii)the Agent Fee Letter and the Lender Fee Letter, executed and delivered by a Responsible Officer of the Borrower;

(iv)any Note requested by a Lender two (2) Business Days prior to the Closing Date; and

(v)each other Security Document, executed and delivered by a Responsible Officer of each Loan Party signatory thereto.

(b)Lien Searches.  The Administrative Agent and the Lenders shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent of the UCC and judgment lien filings that have been filed with respect to personal property of the Loan Parties in each of the jurisdictions requested by it and of all Intellectual Property filings that have been filed with the Intellectual Property Registries.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)Legal Opinions.  The Administrative Agent shall have received the executed legal opinion of Latham & Watkins LLP, counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(d)Officer’s Certificate.  The Administrative Agent shall have received a certificate from the Borrower, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments.

(e)Perfected Liens.  Subject to subsection 6.11, the Collateral Agent shall have obtained a valid security interest in the Collateral covered by the Guarantee and Collateral Agreement (to the extent and with the priority contemplated therein); and all documents, instruments, filings, and recordations reasonably necessary in connection with the perfection and, in the case of the filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, protection of such security interests shall have been executed and delivered or made, or shall be delivered or made substantially concurrently with the initial Extension of Credit, pursuant to arrangements reasonably satisfactory to the Administrative Agent, or, in the case of UCC filings, each UCC financing statement shall have been delivered to the Collateral Agent (or its designee) in proper form for filing, registration or recordation, and none of such Collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens or pledges, security interests or mortgages to be released on the Closing Date.

(f)Pledged Stock; Stock Powers; Pledged Notes; Endorsements.  The Collateral Agent shall have received:

(i)the certificates, if any, representing the Pledged Stock under (and as defined in) the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and

(ii)the promissory notes representing each of the Pledged Notes under (and as defined in) the Guarantee and Collateral Agreement, duly endorsed as required by the Guarantee and Collateral Agreement.

(g)Fees.

(i)The Agents and the Lenders, respectively, shall have received all fees related to the Transactions payable to them to the extent due (which may be offset against the proceeds of the Facilities).

(h)Secretary’s Certificate.  The Administrative Agent shall have received a certificate from the Borrower and each other Loan Party, dated the Closing Date, substantially in the form of Exhibit G, with the appropriate insertions and attachments of resolutions or other actions, evidence of incumbency and the signature of authorized signatories and Organizational Documents, executed by a Responsible Officer or other authorized representative and the Secretary, any Assistant Secretary or another authorized representative of such Loan Party.

(i)Solvency.  The Administrative Agent shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of the Borrower certifying the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Solvency, after giving effect to the Transactions, of the Borrower and its Subsidiaries on a consolidated basis in substantially the form attached hereto as Exhibit I.

(j)PATRIOT Act.  The Administrative Agent shall have received at least five Business Days prior to the Closing Date an IRS Form W-9 (or other applicable tax form) of the Borrower and all documentation and other information about the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested in writing at least ten Business Days prior to the Closing Date.

(k)Borrowing Notice.  With respect to the initial Extensions of Credit, the Administrative Agent shall have received a Borrowing Notice of such Borrowing as required by subsection 2.3.

The making of the initial Extensions of Credit by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 5.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

Conditions Precedent to Each Extension of Credit

.  The agreement of each Lender to make any Extension of Credit requested to be made by it is subject to the satisfaction or waiver of the following conditions precedent:

(a)Tranche 2 Funding Date.  Subject to the last sentence of subsection 2.1(b), the Tranche 2 Funding Date shall occur on (x) if Regulatory Approval shall have been received on the PDUFA Date, the fifth Business Day following the date on which notice of Regulatory Approval is delivered to the Administrative Agent or (y) if Regulatory Approval shall have been received on any other date, the tenth Business Day following the date on which notice of Regulatory Approval is delivered to the Agent.

(b)Tranche 3 Funding Date.  Subject to the last sentence of subsection 2.1(c) and at the Borrower’s election, the Tranche 3 Funding Date shall occur (x) after the Tranche 2 Funding Date and (y) within 10 Business Days of Borrower’s delivery of the Auditor Report.

(c)Notice.  With respect to any Loan, the Administrative Agent shall have received a duly executed Borrowing Notice with respect to such Loan.

(d)Representations and Warranties.  All representations and warranties set forth in Section 4 and in the other Loan Documents shall be true and correct in all material respects (or, to the extent such representations and warranties are qualified by materiality, in all respects) on and as of such date as if made on and as of such date (except to the extent such representation and warranty speaks to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, to the extent such representations and warranties are qualified by materiality, in all respects) on and as of such earlier date).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

Each Borrowing by the Borrower hereunder shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (d) above on the date of such Extension of Credit.

AFFIRMATIVE COVENANTS

.

The Borrower hereby agrees that until Payment in Full, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of the Subsidiaries to:

Financial Statements

.  Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)as soon as available, but in any event not later than the 90th day following the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, shareholders’ equity and cash flows for such year, setting forth in each case, in comparative form the figures for the previous fiscal year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than a “going concern” qualification resulting solely from an upcoming maturity date under this Agreement occurring within one year from the time such report is delivered or the Borrower’s need to raise further funds), by KPMG LLP or other independent certified public accountants of nationally recognized standing (it being agreed that the furnishing of the Borrower’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Borrower’s obligation under this subsection 6.1(a) with respect to such year, so long as the report included in such Form 10-K or accompanying such financial statements, as applicable, does not contain any “going concern” or like qualification or exception (other than as provided above)), together with a management’s discussion and analysis of financial information (which need not be prepared in accordance with Item 303 of Regulation S-K of the Securities Act and shall include general business updates for the Borrower and its consolidated Subsidiaries, material customer and brand level updates and commentary around assumptions driving budgeted numbers);

(b)as soon as available, but in any event not later than the 45th day following the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form the figures for the corresponding fiscal quarter of the previous year (it being agreed that the furnishing of the Borrower’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, will satisfy the Borrower’s obligations under this subsection 6.1(b));

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)if the Borrower has designated any of its Subsidiaries as Royalty Transaction Subsidiaries, then at the time of the quarterly and annual reports referred to in subsections 6.1(a) and (b), a reasonably detailed presentation of the financial condition and results of operations of the Borrower and its Subsidiaries separate from the financial condition and results of operations of the Royalty Transaction Subsidiaries of the Borrower; and

(d)all such financial statements delivered pursuant to (i) subsection 6.1(a) or (b) shall be certified by a Responsible Officer of the Borrower in the relevant Compliance Certificate to fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries in conformity with GAAP (subject to normal year-end audit and other adjustments) and (ii) subsection 6.1(b) shall be certified by a Responsible Officer of the Borrower in the relevant Compliance Certificate as being prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of any financial statements delivered pursuant to subsection 6.1(b), for the absence of certain notes).

Certificates; Other Information

.  Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)concurrently with the delivery of the financial statements and reports referred to in subsections 6.1(a) and (b), a certificate signed by a Responsible Officer of the Borrower in substantially the form of Exhibit J or such other form as may be agreed between the Borrower and the Administrative Agent (a “Compliance Certificate”) stating that, to such Responsible Officer’s knowledge, each of the Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate;

(b)as soon as available, but in any event not later than the 90th day after the beginning of fiscal year 2019 and each fiscal year of the Borrower thereafter, a copy for such fiscal year of the annual business plan by the Borrower and the projected operating budget (including an annual consolidated balance sheet, income statement and statement of cash flows of the Borrower and its Subsidiaries and which shall include monthly, quarterly and annual budgets (including reasonable detail regarding the business plan with respect to the Product), each such business plan to be accompanied by a certificate delivered by a Responsible Officer of the Borrower to the effect that such projections have been prepared on the basis of assumptions believed by the Borrower to be reasonable at the time of preparation and delivery thereof;

(c)within five Business Days after the same are sent or filed, copies of (i) all financial statements and reports which the Borrower sends to its public security holders and (ii) all financial statements, registration statements, periodic reports and any amendments and exhibits thereto, which the Borrower may file with the SEC, any successor or any analogous Governmental Authority;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)with reasonable promptness, such additional information regarding the business, financial, legal or corporate affairs of the Borrower or any of its Subsidiaries (including, for the avoidance of doubt, information relating to the Product, Intellectual Property of the Borrower and its Subsidiaries, licensing arrangements, Collaboration Transactions and Royalty Transactions), as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent), may reasonably request in writing from time to time;

(e)concurrently with the delivery of the financial statements and reports referred to in subsections 6.1(a) and 6.1(b), a statement of Net Sales on a country-by-country basis with respect to each Company Product for such preceding quarter, which statement shall be in form and substance customary or reasonably satisfactory to the Administrative Agent;

(f)concurrently with the delivery of the financial statements and reports referred to in subsections 6.1(a) and 6.1(b), a reasonably detailed presentation of the royalty revenue of the Borrower and its Subsidiaries for such preceding quarter;

(g)concurrently with the delivery of the financial statements and reports referred to in subsections 6.1(a) and 6.1(b), to the extent permitted to do so under the underlying license agreement, copies of each report of royalty revenue delivered to the Borrower or any of its Subsidiaries in connection with Royalty Transactions and Collaboration Transactions;

(h)promptly, but in any event within five (5) Business Days after the end of each fiscal quarter of the Borrower, a report of the current cash and Cash Equivalent balances of the Borrower and its Subsidiaries, which report shall identify unrestricted and restricted cash and Cash Equivalents;

(i)within three (3) Business Days following receipt thereof by the Borrower, a copy of (x) the Regulatory Approval and (y) the Auditor Report, in each case, with written notice to the Administrative Agent as to the applicable “Tranche 2 Funding Date” or “Tranche 3 Funding Date” pursuant to subsection 5.2(a) or 5.2(b), as applicable;

(j)as soon as possible after receipt thereof by the Borrower or any Subsidiary, any written communication from the FDA (including without limitation any 74 day letter) indicating filing acceptance or refusal to file of a BLA;

(k)promptly upon receipt of Regulatory Approval, any written approval letter from the FDA, including any other letters setting forth Postmarketing Requirements and Commitments required by the FDA as a condition of maintaining such Regulatory Approval;

(l)promptly upon filing with the FDA, each AR101 annual report; and

(m)promptly upon filing with, or receipt from, the FDA, any material correspondence with the FDA, which material correspondence shall include all Warning Letters and Notice of Violation Letters, all Notice of Initiation of Disqualification Proceedings and Opportunity to Explain (NIDPOE) Letters,  all Untitled Letters, all Administrative License Action Letters and all Orders of Retention, Recall, Destruction, and Cessation of Manufacturing received by the Borrower, any Subsidiary of the Borrower, any Affiliate of the Borrower and any of the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Borrower’s manufacturers, suppliers or other parties involved in the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product or any other Company Product (in the case of such manufacturers, suppliers or other parties, to the extent the Borrower has knowledge of and has received copies of such correspondence, and to the extent that such correspondence reasonably relates to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product or any other Company Product).

Documents required to be delivered pursuant to subsection 6.1 or this subsection 6.2 may at the Borrower’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 6.2 (or such other website address as the Borrower may specify by written notice to the Administrative Agent, which may be updated from time to time); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website (including EDGAR or any successor website maintained by the SEC) or sponsored by the Administrative Agent).  Following the electronic delivery of any such documents by posting such documents to a website in accordance with the preceding sentence, the Borrower shall promptly provide the Administrative Agent written notice of such delivery (which notice may be by facsimile or electronic mail) and the electronic location at which such documents may be accessed; provided that, in the absence of bad faith, the failure to provide such prompt notice shall not constitute a Default hereunder.

Payment of Taxes

.  Pay, discharge or otherwise satisfy at or before they become delinquent, all its material Taxes and collect, properly report, and timely (taking into account any applicable extensions) remit all amounts with respect its material withholding obligations, except, in each case, where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be, and except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Maintenance of Existence; Compliance with Laws

.  (a) Preserve, renew and keep in full force and effect its existence under the laws of the jurisdiction of its organization, except (i) as otherwise expressly permitted pursuant to subsection 7.3 or 7.4 and (ii) the Borrower’s Subsidiaries shall not be required to maintain such existence, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and its Subsidiaries, taken as a whole; provided that the Borrower and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) comply with all Contractual Obligations and Requirements of Law (including all Pharmaceutical Laws), in each case except to the extent that failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Maintenance of Property; Insurance

.

(a)Keep all property useful and necessary in the business of the Loan Parties, taken as a whole, in good working order and condition, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) use commercially reasonable efforts to (i) maintain with insurance companies insurance on, or self-insure, all property material to the business of the Loan Parties, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are consistent with the past practices of the Loan Parties or otherwise as are usually insured against in the same general area by companies engaged in the same or a similar business; (c) furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; and (d) subject to subsection 6.11, use commercially reasonable efforts to ensure that at all times the Administrative Agent, for the benefit of the Secured Parties, shall be named as additional insured with respect to liability policies maintained by the Loan Parties, and the Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee with respect to property insurance for the Mortgaged Properties (if any), maintained by the Borrower and any Subsidiary Guarantor that is a Loan Party; provided that, unless an Event of Default shall have occurred and be continuing, (i) the Collateral Agent shall turn over to the Borrower any amounts received by it as loss payee under any such property insurance maintained by such Loan Parties, the disposition of such amounts to be subject to the provisions of subsection 3.4(d) to the extent applicable, and (ii) the Collateral Agent agrees that the applicable Loan Party shall have the sole right to adjust or settle any claims under such insurance.

(b)With respect to each property of such Loan Parties subject to a Mortgage (if any) acquired after the Closing Date:

(i)If any portion of any such property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, such Loan Party shall maintain or cause to be maintained, flood insurance to the extent required by law.

(ii)The applicable Loan Party promptly shall comply with and conform to all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to such party or to such property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of such property, except for such non-compliance or non-conformity as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Loan Party shall not use or permit the use of such property in any manner that would reasonably be expected to result in the cancellation of any such insurance policy or would reasonably be expected to void coverage required to be maintained with respect to such property pursuant to clause (a) of this subsection 6.5.

(iii)If such property, or any part thereof, shall be destroyed or damaged, the Borrower shall give prompt notice thereof to the Administrative Agent.  All insurance proceeds paid or payable in connection with any damage or casualty to any such property shall be applied in the manner specified in subsection 6.5(a).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Inspection of Property; Books and Records; Discussions

.  (a) Keep proper books of records and account in a manner to allow financial statements to be prepared in conformity with GAAP in respect of all material dealings and transactions in relation to its business and activities; and (b) permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries (including with respect to the approval process and commercialization of the Product) with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, provided that representatives of the Borrower may be present during any such visits, discussions and inspections and, provided further that (i) except during the continuation of an Event of Default, only one such visit shall be at the Borrower’s expense, and (ii) during the continuation of an Event of Default, the Administrative Agent and its representatives may do any of the foregoing at the Borrower’s expense.

Notices

.  Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)as soon as possible after a Responsible Officer of the Borrower knows thereof, the occurrence of any Default or Event of Default (conspicuously labeled as a “notice of default” and providing sufficient detail of such Default or Event of Default);

(b)as soon as possible after a Responsible Officer of the Borrower knows thereof, (x) any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which would reasonably be expected to be adversely determined and if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect and (y) any material and adverse event or development with respect to the Product, its approval or commercialization;

(c)as soon as possible after a Responsible Officer of the Borrower knows thereof, any litigation or proceeding affecting the Borrower or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(d)as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower or any of its Subsidiaries knows of the occurrence of an ERISA Event or Foreign Plan Event; provided, however, that no such notice will be required under this clause (d) unless the event giving rise to such notice, when aggregated with all other such events under this clause (d), would be reasonably expected to result in a Material Adverse Effect; and

(e)as soon as possible after a Responsible Officer of the Borrower knows thereof, (i) any release or discharge by the Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge would not reasonably be expected to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Borrower reasonably determines that

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the total Environmental Costs arising out of such condition, circumstance, occurrence or event would not reasonably be expected to have a Material Adverse Effect, or would not reasonably be expected to result in the imposition of any lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by the Borrower or any of its Subsidiaries that would reasonably be expected to subject the Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Borrower reasonably determines that the total Environmental Costs arising out of such proposed action would not reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

Environmental Laws

.  (a) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with respect to any property leased or subleased from, or operated by the Borrower or its Subsidiaries with, all applicable Environmental Laws including all Environmental Permits and all orders and directions of any Governmental Authority; (b) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (c) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Borrower or its Subsidiaries.  Noncompliance shall not constitute a breach of this subsection 6.8, provided that, upon learning of any actual or suspected noncompliance, the Borrower and any such affected Subsidiary shall promptly undertake reasonable efforts, if any, to achieve compliance, and provided further that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

After-Acquired Real Property and Fixtures and Future Subsidiaries

.

(a)With respect to any owned real property or fixtures thereon, in each case (x) with a purchase price or a Fair Market Value at the time of acquisition of at least $5,000,000 and (y) not located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, in accordance with the Flood Insurance Laws, in which any Loan Party acquires ownership rights at any time after the Closing Date (or owned by any Subsidiary that becomes a Loan Party after the Closing Date), promptly grant to the Collateral Agent for the benefit of the Secured Parties, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Collateral Agent and in accordance with any applicable requirements of any Governmental Authority (including any required appraisals of such property under FIRREA and flood determinations under Flood Insurance Laws); provided that nothing in this subsection 6.9 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents that would attach or be perfected pursuant to the terms thereof without action by any Loan Party

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or any other Person.  In connection with any such grant to the Collateral Agent, for the benefit of the Secured Parties, of a Lien of record on any such real property in accordance with this subsection 6.9, the Borrower or such other Loan Party shall deliver or cause to be delivered to the Collateral Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Collateral Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies and other documents and whether the delivery of such surveys, title insurance policies and other documents would be customary in connection with such grant of such Lien in similar circumstances) (it being understood that environmental reports shall only be delivered if they are obtained by the Borrower or such other Loan Party).

(b)With respect to any Subsidiary that is a Wholly Owned Subsidiary (i) created or acquired subsequent to the Closing Date by any Loan Party (other than an Excluded Subsidiary) or (ii) that previously was an Excluded Subsidiary and ceases to be an Excluded Subsidiary, promptly notify the Administrative Agent of such occurrence in writing and, if the Administrative Agent or the Required Lenders so request promptly (A) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Subsidiary and (B) cause such new Subsidiary (x) to become a party to the Guarantee and Collateral Agreement and (y) to take all actions reasonably deemed by the Collateral Agent to be reasonably necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement in such new Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law (as and to the extent provided in the Guarantee and Collateral Agreement), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent.  In addition, the Borrower may cause any Subsidiary that is not required to become a Subsidiary Guarantor to become a Subsidiary Guarantor by executing and delivering a Subsidiary Guarantee.

(c)At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents (to the extent the Collateral Agent determines, in its reasonable discretion, that such action is required to ensure the perfection or the enforceability as against third parties of its security interest in such Collateral) in each case in accordance with, and to the extent required by, the Guarantee and Collateral Agreement.

(d)Notwithstanding anything to the contrary in this Agreement, (i) the foregoing requirements shall be subject to the terms of any applicable Intercreditor Agreement, and, in the event of any conflict with such terms, the terms of such Intercreditor Agreement shall control, (ii) no security interest or lien is or will be granted pursuant to any Security Document or otherwise in any right, title or interest of any of any Loan Party in, and “Collateral” shall not include, any Excluded Asset, and (iii) nothing in this subsection 6.9 shall require that any Loan Party grant a Lien with respect to any property or assets to the extent that the Administrative Agent

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonably determines in writing that the costs or other consequences to the Borrower or any of its Subsidiaries of the granting of such a Lien is excessive in view of the benefits that would be obtained by the Secured Parties.

Use of Proceeds

.  Use the proceeds of Loans only for the purposes set forth in subsection 4.17 and in compliance with subsection 7.11.

Post-Closing Security Perfection

.  The Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions and to satisfy such other conditions within the applicable time periods set forth on Schedule 6.11, as such time periods may be extended by the Administrative Agent in its sole discretion.

Quarterly Conference Calls

.  If requested by the Required Lenders, no more than quarterly, at a time mutually agreed with the Required Lenders that is a reasonable period of time after the delivery of the financial statements referred to in subsection 6.1(a) or 6.1(b), commencing with the delivery of financial statements with respect to the fiscal quarter ending December 31, 2018, use commercially reasonable efforts to participate in a conference call for Lenders, subject to appropriate confidentiality requirements, to discuss the financial position and results of operations of the Borrower and its Subsidiaries for the most recently-ended period for which financial statements have been delivered.

Anti-Corruption and Sanctions Policies

.  Adopt or cause to be adopted and implement or cause to be implemented policies reasonably designed to prevent any violation by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents of applicable Anti-Corruption Laws and Sanctions, as well as the requirements of subsections 4.22(c) and 7.11 of this Agreement.

Designation of Royalty Transaction Subsidiaries

.  The Board of Directors of the Borrower may designate any newly-formed Subsidiary to be a Royalty Transaction Subsidiary in connection with, or in contemplation of, a Royalty Transaction.  Any designation of a Subsidiary of the Borrower as a Royalty Transaction Subsidiary will be evidenced to the Administrative Agent by delivering to the Administrative Agent an certificate of a Responsible Officer (a) attaching a certified copy of a resolution of the Board of Directors giving effect to such designation and (b) certifying that such designation complied with the requirements specified in the definition of “Royalty Transaction Subsidiary.”  If, at any time, any Royalty Transaction Subsidiary would fail to meet the requirements of a Royalty Transaction Subsidiary, it will thereafter cease to be a Royalty Transaction Subsidiary and any Indebtedness of such Subsidiary will be deemed to be incurred by a Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under subsection 7.01 hereof, the Borrower will be in default of such Section.

Future Changes in Tax Laws

.  If (i) at any time after the Closing Date there is a change in Section 956 of the Code or the issuance of official IRS guidance or final Treasury Regulations promulgated under Section 956 of the Code and (ii) as a result of such change or issuance the Borrower determines, in its good faith and reasonable discretion, after consultation with the Lenders and the Administrative Agent, that there would be no material adverse tax consequences to the Borrower or its Affiliates of permitting an Excluded Subsidiary that is a CFC

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or a CFC Holding Company, or any direct or indirect Subsidiary of a CFC or a CFC Holding Company (a “Relevant Entity”) to serve as a Guarantor under this Agreement and either the Borrower or the Required Lenders shall so request, then notwithstanding the terms of this Agreement and the Guarantee and Collateral Agreement as of the date hereof, the Administrative Agent and the Borrower shall negotiate in good faith to amend this Agreement and the Guarantee and Collateral Agreement to (x) allow any such Relevant Entity to provide a Guarantee of the Loan Document Obligations (including entering into new guarantees and/or collateral arrangements governed by applicable local law as necessary) and (y) cause such Relevant Entity to no longer be an “Excluded Subsidiary” under this Agreement and the Guarantee and Collateral Agreement.

NEGATIVE COVENANTS

.

The Borrower hereby agrees that, from and after the Closing Date and thereafter until Payment in Full:

Limitation on Indebtedness

.

(a)The Borrower will not, and will not permit any Subsidiary to Incur any Indebtedness, except:

(i)Indebtedness in respect of the Loan Document Obligations and any Refinancing Indebtedness in respect of the foregoing;

(ii)Indebtedness (A) of any Subsidiary to the Borrower or (B) of the Borrower or any Subsidiary to any Subsidiary; provided that any such Indebtedness owing to any Subsidiary that is not a Loan Party is expressly subordinated to the Loan Document Obligations pursuant to a Subordinated Intercompany Note substantially in the form of Exhibit L, or any other form approved by the Administrative Agent and reasonably satisfactory to the Borrower; provided, further, that (x) any subsequent issuance or transfer of any Capital Stock of such Subsidiary to which such Indebtedness is owed, or any other event that results in such Subsidiary ceasing to be a Subsidiary, or (y) any other subsequent transfer of such Indebtedness (except to the Borrower or a Subsidiary), in each case, will be deemed an Incurrence of such Indebtedness by the issuer thereof not permitted by this subsection 7.1(a)(ii);

(iii)any Indebtedness (other than the Indebtedness described in clause (i) above) outstanding (or Incurred pursuant to any commitment outstanding) on the Closing Date and listed in Schedule 7.1 and any Refinancing Indebtedness Incurred in respect of the foregoing; provided that (A) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder and (B) such modification, refinancing, refunding, renewal or extension has a maturity no earlier and a weighted average life to Maturity no shorter than the Indebtedness being modified, refinanced, refunded, renewed or extended; and provided

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

further that no single issuance of Indebtedness under this subclause shall be in a principal amount greater than $[***];

(iv)Non-Recourse Indebtedness Incurred in connection with any Royalty Transaction; provided that the Borrower and its Subsidiaries shall have complied with the ROFN Procedures and subsection 3.4 with respect to each such Incurrence; and provided further that no single issuance of Indebtedness under this subclause shall be in a principal amount greater than $[***];

(v)(A) Guarantees by the Borrower or any Subsidiary in respect of any Indebtedness of the Borrower or any Subsidiary (other than any Indebtedness Incurred by the Borrower or such Subsidiary, as the case may be, in violation of this subsection 7.1), or (B) without limiting subsection 7.2, Indebtedness of the Borrower or any Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Borrower or any Subsidiary (other than any Indebtedness Incurred by the Borrower or such Subsidiary, as the case may be, in violation of this subsection 7.1); provided, that (x) no Non-Loan Party that is a Relevant Entity shall so Incur any such Guarantee or Indebtedness that would present similar adverse tax consequences to those described in 6.15 unless such Non-Loan Party becomes a Guarantor under this Agreement, (y) the Incurrence of any other such Guarantee or Indebtedness by a Non-Loan Party shall be subject to the limitation set forth in subsection 7.1(a)(x) below, and (z) the Incurrence of any such Guarantee or Indebtedness by a Loan Party with respect to a Non-Loan Party shall be limited to Indebtedness Incurred by a Non-Loan Party in compliance with the limitation set forth in subsection 7.1(a)(x) below;

(vi)Indebtedness of the Borrower or any Subsidiary (A) arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with Permitted Investments in, or the acquisition or disposition of, any business, assets or Person, in each case, to the extent not prohibited by this Agreement;

(vii)Indebtedness of the Borrower or any Subsidiary in respect of (A) bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), (B) performance and completion guarantees, surety, judgment, appeal, bid or performance or payment bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, (C) Hedging Obligations, entered into for bona fide hedging purposes, (D) the financing of insurance premiums in the ordinary course of business, (E) take-or-pay obligations incurred under supply arrangements incurred in the ordinary course of business, (F) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Borrower or any Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement, or (G) Bank Products Obligations; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided further that no single issuance of Indebtedness under this subclause shall be in a principal amount greater than $[***];

(viii)Junior Debt; provided that the terms of such Junior Debt shall not require any amortization or mandatory prepayments prior to the date that is 91 days after the Maturity Date;

(ix)Permitted Convertible Indebtedness in an aggregate principal amount not to exceed $250,000,000; and

(x)additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed (a) prior to the funding of the Tranche 3 Term Loans, $[***] at any time outstanding and (b) following the funding of the Tranche 3 Term Loans, $[***] at any time outstanding (or such greater amount as the Required Lenders may consent to, such consent not to be unreasonably withheld); provided that the aggregate principal amount of Indebtedness of Non-Loan Parties and Foreign Subsidiaries Incurred pursuant to subsection 7.1(a)(v) and this subsection 7.1(a)(x) shall not exceed $[***] at any time outstanding and shall be Incurred solely in the ordinary course of business; and provided further that no single issuance of Indebtedness under this subclause shall be in a principal amount greater than $[***].

(b)For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this subsection 7.1, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this subsection 7.1) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness Incurred meets the criteria of more than one of the types of Indebtedness described in subsection 7.1(a) above, the Borrower, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses or subclauses of subsection 7.1(a) (including in part under one such clause and in part under another such clause or subclause) and may later reclassify such Indebtedness (based on circumstances existing on the date of such reclassification); (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (iv) the principal amount of Indebtedness outstanding under any clause of paragraph (a) above shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness; and (v) if any Indebtedness is Incurred to refinance Indebtedness initially Incurred (or, Indebtedness Incurred to refinance Indebtedness initially Incurred) in reliance on any provision of subsection 7.1 measured by a dollar amount, such dollar amount shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) to the extent the principal amount of such newly Incurred Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)For purposes of determining compliance with any Dollar denominated restriction on the Incurrence of Indebtedness (or Liens securing Indebtedness) denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, or first committed, in the case of revolving credit Indebtedness, or the date on which such Indebtedness was priced or allocated, as applicable, provided that (i) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (ii) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable Dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (x) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (y) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred and payable in connection with such refinancing.

Limitation on Liens

.  The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for the following Liens:

(a)Liens securing the Obligations pursuant to the Security Documents;

(b)Liens for taxes, assessments or other governmental charges not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained on the books of the Borrower or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(c)Liens with respect to carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not known to be overdue for a period of more than 90 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(d)pledges, deposits or Liens in connection with workers’ compensation, professional liability insurance, insurance programs, unemployment insurance and other social security and other similar legislation or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(e)pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, customs, surety, judgment, appeal, indemnity or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f)easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, exceptions, servitudes, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(g)Liens existing on, or provided for under written arrangements existing on, the Closing Date and set forth on Schedule 7.2, and any Liens securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(h)(i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Borrower or any Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(i)Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (i) Hedging Obligations, (ii) Bank Products Obligations, (iii) Purchase Money Obligations Incurred in compliance with subsection 7.1 or (iv) Financing Lease Obligations Incurred in compliance with subsection 7.1;

(j)Liens (i) arising out of judgments, decrees, orders or awards in respect of which the Borrower or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired or (ii) in respect of judgements not constituting an Event of Default under subsection 8.1(h);

(k)Any interest or title of a lessor, sublessor, licensor, sublicensor or Third Party under any leases, subleases, non-exclusive licenses, non-exclusive sublicenses and Manufacturing and Supply Agreements and any Collaboration Transaction (Intercompany);

(l)Liens existing on property or assets of a Person at, or provided for under written arrangements existing at, the time such Person becomes a Subsidiary of the Borrower (or at the time the Borrower or a Subsidiary acquires such property or assets, including any acquisition by means of a Permitted Acquisition or a merger or consolidation with or into the Borrower or any Subsidiary); provided, however, that such Liens and arrangements are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(m)Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) Incurred in compliance with subsection 7.1(a)(iii), (vi) or (vii), in each case including Liens securing any Guarantee of any thereof;

(n)any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(o)Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens; provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

(p)Liens (i) arising by operation of law (or by agreement to the same effect) in the ordinary course of business (including, without limitation, on equipment arising from precautionary UCC financing statements regarding operating leases of equipment and of a collection bank arising under Section 4-208 or Section 4-210 of the UCC on items in the course of collection), (ii) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (iii) securing or arising by reason of any netting or set-off or customer deposit arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (iv) in favor of the Borrower or any Subsidiary (other than Liens on property or assets of the Borrower or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (v) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (vi) on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (vii) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business, (viii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes, or (ix) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;

(q)Liens on the property or assets of any Royalty Transaction Subsidiary in connection with any Royalty Transaction permitted pursuant to subsection 7.1(a)(v) and, to the extent constituting Liens, Collaboration Transactions;

(r)Liens securing Junior Debt permitted pursuant to subsection 7.1(a)(viii);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(s)deposits to secure the performance of letters of credit issued pursuant to Section 7.1(a);

(t)Liens solely on any cash earnest money deposits made by a Borrower or any Subsidiary in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;

(u)Liens on (i) property and assets of Foreign Subsidiaries or (ii) the Capital Stock of Foreign Subsidiaries, in each case, not constituting Collateral and securing Indebtedness or other obligations of Foreign Subsidiaries permitted by this Agreement, including Indebtedness permitted by subsection 7.1(a)(x) (subject to the proviso thereto);

(v)Liens arising from a Collaboration Transaction (Intercompany);

(w)Liens not otherwise permitted under this subsection 7.2 so long as the aggregate outstanding principal amount of the Obligations secured thereby does not exceed $5,000,000; and

(x)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirement of Law.

For purposes of determining compliance with this subsection 7.2, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this subsection 7.2 but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and the Borrower may later reclassify such Lien (based on circumstances existing on the date of such reclassification), (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this subsection 7.2; and (iii) if any Lien secures Indebtedness outstanding under any provision of subsection 7.1 and such Indebtedness is measured by reference to a Dollar amount, and the refinancing of such Indebtedness would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as (x) the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus (y) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing.

Limitation on Fundamental Changes

.  The Borrower will not, and will not permit any of its Subsidiaries to (i) merge, amalgamate or consolidate into any other Person, (ii) divide, (iii) sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets or the Capital Stock of any of its Subsidiaries, or (iv) liquidate, wind-up, dissolve or take such other similar action; provided that if, at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (1) the Borrower may merge, amalgamate or consolidate with any Person if the Borrower is the surviving Person, (2) any Subsidiary Guarantor may merge, amalgamate or consolidate with any Person if such Subsidiary Guarantor is the surviving Person (any mergers, amalgamations or consolidations with the Borrower are subject to the foregoing clause (1) and any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Subsidiary Guarantor may merge, amalgamate or consolidate into another Subsidiary Guarantor), (3) any Non-Loan Party may merge, amalgamate or consolidate into another Non-Loan Party, (4) any Subsidiary may divide, sell, transfer, lease or otherwise dispose of all or substantially all of its assets to a Loan Party, (5) any Non-Loan Party may divide, sell, transfer, lease or otherwise dispose of all or substantially all of its assets to another Non-Loan Party, (6) any Subsidiary may liquidate, wind up, dissolve or take such other similar action if the Borrower determines in good faith that such action is in the best interests of the Borrower and (7) the Borrower and any Subsidiary may consummate a Permitted Acquisition.

Limitation on Asset Dispositions; Proceeds from Asset Dispositions and Recovery Events

.

(a)The Borrower will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

(i)the Borrower or such Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the Fair Market Value (as determined on the date a legally binding commitment for such Asset Disposition was entered into) of the Capital Stock and assets subject to such Asset Disposition,

(ii)the aggregate Fair Market Value of the Capital Stock and assets subject to Asset Dispositions shall not exceed $3,000,000 during any fiscal year of the Borrower; and

(iii)if the Capital Stock or assets subject to such Asset Disposition have a Fair Market Value in excess of $1,000,000, at least 75% of the consideration therefor is in the form of cash or Cash Equivalents.

(b)In the event that on or after the Closing Date, (x) the Borrower or any Subsidiary shall make an Asset Disposition or (y) a Recovery Event shall occur, an amount equal to 100% of the Net Available Cash from such Asset Disposition or Recovery Event shall be applied by Borrower (or any Subsidiary, as the case may be) within five (5) Business Days of the latest of (1) the date of such Asset Disposition or Recovery Event, as the case may be, (2) the date following delivery of the notice to Administrative Agent as contemplated by subsection 3.4(f) and (3) the date of receipt of such Net Available Cash, toward the prepayment of the Loans in accordance with subsection 3.4(d) (and subject to subsections 3.4(e) and 3.4(f) thereof).

(c)Notwithstanding the foregoing provisions of this subsection 7.4, (i) the Borrower and its Subsidiaries shall not be required to apply any Net Available Cash with respect to any Asset Disposition or any Recovery Event to pay down the Loans if the aggregate Net Available Cash from all Asset Dispositions and Recovery Events during the term of this Agreement does not exceed $10,000,000 (and once such threshold is exceeded, only Net Available Cash in excess of such amount shall be used to pay down the Loans), (ii) the Borrower or the applicable Subsidiary shall have the option to invest such Net Available Cash within 180 days of receipt thereof (or 270 days of receipt thereof if the Borrower or its applicable Subsidiary enters into a legally binding commitment to invest such Net Available Cash within 180 days of receipt thereof) in assets of the type used in the business of the Borrower and its Subsidiaries, which

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

investment may include the repair, restoration or replacement of the affected assets (it being understood that if such Net Available Cash is not reinvested by the Borrower prior to the last day of such 180 day period or 270 day period, as the case may be, the Borrower shall prepay the Loans in an amount equal to such Net Available Cash as set forth in clause (b) above), and (iii) in the case of any Asset Disposition by, or Recovery Event relating to any asset of, any Non-Loan Party, the Borrower and its Subsidiaries shall not be required to apply any Net Available Cash to the extent that (x) any Net Available Cash from such Asset Disposition or Recovery Event is subject to any restriction on the transfer of all or any portion thereof directly or indirectly to the Borrower, including by reason of applicable law or agreement (other than any agreement entered into primarily for the purpose of imposing such a restriction) or (y) in the good faith determination of the Borrower the transfer of all or any portion of any Net Available Cash from such Asset Disposition directly or indirectly to the Borrower could reasonably be expected to give rise to or result in (A) any liability (criminal, civil, administrative or other) for any of the officers, directors or shareholders of the Borrower or any Subsidiary or (B) any violation of the provisions of any joint venture or other material agreement governing or binding upon the Borrower or any Subsidiary.  The Borrower and its Subsidiaries shall use commercially reasonable efforts to the transfer of all or any portion of any Net Available Cash from such Asset Disposition directly or indirectly to the Borrower without resulting in the consequences specified in clauses (A) or (B) above.

Limitation on Dividends and Other Restricted Payments

.

(a)The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

(i)declare or pay any dividend or make any distribution on or in respect of its Capital Stock except (x) dividends or distributions payable solely in additional shares of its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Borrower or any Subsidiary (and, in the case of any such Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value),

(ii)purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower held by Persons other than the Borrower or a Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof),

(iii)voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Junior Debt or any Permitted Convertible Indebtedness (other than, in each case, Refinancing Indebtedness or the conversion of any such Indebtedness to Capital Stock (other than Disqualified Stock) of the Borrower),

(iv)unwind or terminate any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or

(v)make any Investment (other than a Permitted Investment) in any Person;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement, unwind, termination or Investment being herein referred to as a “Restricted Payment”).

Notwithstanding the foregoing, and for the avoidance of doubt, this subsection 7.5(a) shall not prohibit (i) the required payment of any interest with respect to any Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness, (ii) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Indebtedness upon satisfaction of a condition related to the stock price of Borrower’s common stock), Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness (any such payment under this clause (ii), a “Conversion Payment”); provided that, (x) to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Indebtedness (excluding any required payment of interest with respect to such Permitted Convertible Indebtedness and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Indebtedness (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Indebtedness), the payment of such excess cash shall constitute a Restricted Payment  not permitted hereunder notwithstanding this clause (ii) and (y) immediately before and after giving effect to such payment under this clause (ii), the Borrower shall be in compliance with the minimum cash balance covenant set forth in Section 7.10(a) hereof and the Borrower shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent evidencing compliance with the requirements of this clause (ii) or (iii) any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction; provided that, to the extent cash is required to be paid under a Permitted Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by Borrower (or its Affiliate) (including in connection with the exercise and/or early unwind or settlement thereof), the payment of such cash shall constitute a Restricted Payment notwithstanding this clause (iii).

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Indebtedness by delivery of (i) solely with respect to a conversion, shares of Borrower’s common stock at the conversion price set forth in the terms of such Permitted Convertible Indebtedness so converted, (ii) Indebtedness constituting Subordinated Obligations, and/or (iii) a different series of Permitted Convertible Indebtedness (which Subordinated Obligations or series of Permitted Convertible Indebtedness (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture governing the Permitted Convertible Indebtedness that are so repurchased, exchanged or converted and (y) has terms, conditions and covenants that are no less favorable to Borrower than the Permitted Convertible Indebtedness that are so repurchased, exchanged or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

converted (as determined by the Board of Directors of the Borrower, or a committee thereof, in good faith)) (any such series of Permitted Convertible Indebtedness, “Refinancing Convertible Notes”) and/or by payment of cash (in an amount that does not exceed the proceeds received by the Borrower from the substantially concurrent issuance of Refinancing Convertible Notes plus the net cash proceeds, if any, received by the Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Indebtedness that are so repurchased, exchanged or converted, the Borrower shall (and, for the avoidance of doubt, shall be permitted under this subsection 7.5(a) to exercise or unwind or terminate early (solely with the proceeds of Permitted Convertible Indebtedness)), the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Indebtedness that are so repurchased, exchanged or converted.

(b)The provisions of subsection 7.5(a) above do not prohibit any of the following (each, a “Permitted Payment”):

(i)any Restricted Payment made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a capital contribution to the Borrower;

(ii)any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or notice such dividend or redemption would have complied with subsection 7.5(a) above;

(iii)cash payments in lieu of issuing fractional shares in connection with stock dividends, splits or combinations, business combinations, the exercise of warrants, options or other securities convertible or exchangeable into Capital Stock of the Borrower; and

(iv)Restricted Payments not otherwise permitted under this subsection 7.5(b) so long as such Restricted Payments do not exceed $6,000,000 over the term of this Agreement.

The Borrower, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the provisions of this covenant (or in the case of any Investment, under one of the clauses of Permitted Investments) and in part under one or more other such provisions (or, as applicable, clauses) and may later reclassify such Restricted Payment (based on circumstances existing on the date of such reclassification).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Limitation on Transactions with Affiliates

.

(a)The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an “Affiliate Transaction”) involving aggregate consideration in excess of $1,000,000 unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $10,000,000 or the then-current procedures of the Board of Directors would so require, the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors, including all Disinterested Directors.  For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this subsection 7.6(a) if (i) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

(b)The provisions of subsection 7.6(a) above will not apply to:

(i)any Restricted Payment Transaction,

(ii)any transaction between or among any of the Borrower and/or one or more Subsidiaries,

(iii)any transaction arising out of agreements or instruments in existence on the Closing Date and set forth on Schedule 7.6(b) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, and any payments made pursuant thereto,

(iv)any employment and severance arrangements between the Borrower and its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans, stock incentive plans and employee benefit plans and arrangements in the ordinary course of business;

(v)payment of reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the Borrower or any Subsidiary, as applicable;

(vi)any transaction with customers, clients, suppliers, or purchasers or sellers of goods or services in the ordinary course of business on terms that are fair to the Borrower and its Subsidiaries in the reasonable determination of the Board of Directors,

(vii)any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Borrower or any Subsidiary and any Affiliate of the Borrower that is a joint venture or similar entity,

(viii)any Collaboration Transaction (Intercompany), and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ix)any issuance or sale of Capital Stock (other than Disqualified Stock) of the Borrower or capital contribution to the Borrower.

Limitation on Amendments

.  Other than with respect to any Permitted Convertible Indebtedness, the Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, amend, supplement, waive or otherwise modify any of the provisions of any indenture, instrument or agreement evidencing Subordinated Obligations or Guarantor Subordinated Obligations in a manner that (i) changes the subordination provisions of such Indebtedness in a manner that is materially adverse to the Lenders or (ii) shortens the maturity date of such Indebtedness to a date less than 91 days prior to the Maturity Date or provides for a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Loans.

Accounting Changes

.  The Borrower will not, and will not permit any Subsidiary to, make any change in fiscal year without delivering a written notice to the Administrative Agent 30 days prior to such change.

Limitation on Restrictions on Distributions from Subsidiaries

.  The Borrower will not, and will not permit any Subsidiary to create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Borrower or any other Subsidiary, (ii) make any loans or advances to the Borrower or any other Subsidiary, or (iii) transfer any of its property or assets to the Borrower or any other Subsidiary (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

(a)pursuant to an agreement or instrument in effect at or entered into on the Closing Date (including pursuant to the Loan Documents and any Hedging Obligations) and, on and after the execution and delivery thereof, any Intercreditor Agreement;

(b)pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Borrower or any Subsidiary, or which agreement or instrument is assumed by the Borrower or any Subsidiary in connection with an acquisition of assets from such Person, or any transaction entered into in connection with such acquisition, merger or consolidation, as in effect at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, consolidation or transaction);

(c)pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in subsection 7.9(a) or (b) above or this subsection 7.9(c) (an “Initial Agreement”) or that is, or is contained, in any amendment, supplement or other

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

modification to an Initial Agreement or Refinancing Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Borrower);

(d)(i) pursuant to an agreement or instrument that restricts in a customary manner the assignment or transfer thereof, or subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Subsidiary not otherwise prohibited by this Agreement, (iii) contained in mortgages, pledges or other security agreements securing Indebtedness or other Obligation of the Borrower or of a Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (iv) pursuant to Purchase Money Obligations and Financing Lease Obligations that impose encumbrances or restrictions on the property or assets so acquired or (v) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and licenses) or in joint venture and other similar agreements or in shareholder, partnership, limited liability company and other similar agreements in respect of Non-Wholly Owned Subsidiaries;

(e)by reason of any applicable Requirements of Law, rule, regulation or order, or required by any Governmental Authority having jurisdiction over the Borrower or any Subsidiary or any of their businesses;

(f)pursuant to an agreement or instrument (i) relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to subsection 7.1, if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the Borrower) and either (x) the Borrower determines in good faith that such encumbrance or restriction will not materially affect the Borrower’s ability to make principal or interest payments on the Loans or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness or (ii) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary; or

(g)customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and restrictions on transfer of assets subject to Permitted Liens.

Minimum Cash Balance; Control Agreements

.

(a)The Borrower will not permit the aggregate amount of cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors at any time to be less than:

(i)on and after the Tranche 2 Funding Date, $25,000,000; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)at any time that the Borrower makes a Conversion Payment and at all times thereafter, the product of 120% multiplied by the amount of any then outstanding Loans hereunder.

(b)Subject to subsection 5.2.2 of the Guarantee and Collateral Agreement, no Loan Party shall establish or maintain a Deposit Account or a Securities Account (other than an Excluded Account) that is not subject to a Control Agreement.

Use of Proceeds

.  None of the Borrower or any Subsidiary will directly or knowingly indirectly use the proceeds of the Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of applicable Anti-Corruption Laws or (ii) for the purpose of funding or financing any activities or business of or with any Person that at the time of such funding or financing is a Sanctioned Party, except as otherwise permitted by applicable law, regulation or license; provided, however, that neither the Borrower nor any Subsidiary shall engage in any transaction or take any other action that would cause the Lenders to be in violation of any applicable Sanctions.  The Borrower will not repay any debt or obligation owed under this Agreement, in whole or in part, using funds derived from (i) transactions or dealings involving any Sanctioned Party or Sanctioned Country; or (ii) activities in violation of Anti-Corruption Laws.

Limitation on Lines of Business

.  The Borrower shall not enter into any business, either directly or through any Subsidiary or joint venture or similar arrangement, except for those businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the Closing Date or which are reasonably related thereto and any business related thereto (and non-core incidental businesses acquired in connection with any Permitted Acquisition or Permitted Investment).

Sale and Leaseback Transactions

.  The Borrower will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction.

Material Intellectual Property

.  The Borrower will not permit, and will not allow any Subsidiary to permit, any Intellectual Property (whether related to the Product, any other Company Product or otherwise) owned or controlled by the Borrower or any Subsidiary that is material to the business of the Borrower and its Subsidiaries to be owned or controlled (or any rights held) by a Non-Loan Party in each case, other than in connection with a Collaboration Transaction (Intercompany).

EVENTS OF DEFAULT

.

Events of Default

.  If any of the following Events of Default shall occur and be continuing:

(a)The Borrower shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or (ii) any interest on any Loan or any other amount payable hereunder, within two (2) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect (or, to the extent such representation or warranty is qualified by materiality, in all respects) on or as of the date made or deemed made; or

(c)Any Loan Party shall default in the observance or performance of any agreement contained in subsection 6.7 or Section 7 of this Agreement; or

(d)Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this subsection 8.1), and such default shall continue unremedied for a period of 30 days after the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

(e)(x) Any Loan Party or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Material Indebtedness (other than any Hedging Obligations) beyond the period of grace and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any agreement or condition relating to any Material Indebtedness (other than any Hedging Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (after giving effect to all applicable grace periods and delivery of all required notices), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity or (y) there occurs under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement) resulting from (A) any event of default under such Hedge Agreement as to which the Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Hedge Agreement) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $5,000,000 or (B) any Termination Event (as so defined) under such Hedge Agreement as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $5,000,000 and is not paid; provided that this clause (e) shall not apply to any redemption (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Indebtedness upon satisfaction of a condition related to the stock price of Borrower’s common stock), exchange, repurchase, conversion or settlement with respect to any Permitted Convertible Indebtedness, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default; provided, further, that this clause (e) shall apply to any default arising from a failure to complete such redemption, repurchase, conversion or settlement in accordance with the terms of such Permitted Convertible Indebtedness; or

(f)If (i) any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) shall commence any voluntary case, proceeding or other action (A) under any existing or future law of any applicable jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (excluding, in each case, the solvent liquidation or reorganization of any Foreign Subsidiary of the Borrower that is not a Loan Party), (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (C) any Loan Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) any involuntary case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; (iii) there shall be commenced against any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; (iv) any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) shall take any corporate or other similar organizational action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any of its Subsidiaries shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(g)Any ERISA Event or Foreign Plan Event shall occur or exist that, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect; or

(h)One or more final judgments or decrees shall be entered against any Loan Party or any of its Subsidiaries involving in the aggregate at any time a liability (to the extent not covered by insurance or indemnities as to which the applicable insurance company or Third Party has not denied coverage) of $5,000,000 or more, and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)Other than as expressly permitted hereunder, the Guarantee and Collateral Agreement or any other Security Document covering a material portion of the Collateral shall cease for any reason other than Payment in Full to be in full force and effect (other than pursuant to the terms hereof or thereof or solely as a result of acts or omissions of the Collateral Agent in respect of certificates, promissory notes or instruments actually delivered to it, including as a result of Collateral Agent’s failure to file a UCC continuation statement), or any Loan Party that is a party to such Security Document shall so assert in writing; or

(j)a Change of Control shall have occurred; or

(k)(i) the loss, suspension or revocation of, or failure to renew, any material license or material permit with respect to the Product now held or hereafter acquired by the Borrower or any of its Subsidiaries or (ii) the loss, suspension or revocation of, or failure to renew, any material license or material permit other than with respect to the Product now held or hereafter

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

acquired by the Borrower or any of its Subsidiaries, if, in the case of this clause (k), such event could reasonably be expected to have a Material Adverse Effect; or

(l)The Borrower or any Subsidiary shall fail to comply with any FDA Postmarketing Requirements and Commitments within the timelines specified by the FDA, which failure could reasonably be expected to result in the FDA revoking Regulatory Approval;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, the Commitments, if any, shall automatically immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall by notice to the Borrower, declare the Commitments to be terminated forthwith and/or declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, including, without limitation, any Prepayment Premium and/or Regulatory Approval Premium applicable at such time and the Repayment Premium to be due and payable forthwith, whereupon the same shall immediately become due and payable.  The Borrower hereby acknowledges and expressly agrees to the provisions of subsection 3.4(j).

Except as expressly provided above in this subsection 8.1, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

THE AGENTS

.

Appointment

.

(a)Each Lender hereby irrevocably designates and appoints Cortland Capital Market Services LLC, as the Administrative Agent and Collateral Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Cortland Capital Market Services LLC, as Administrative Agent and the Collateral Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent and/or the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents.

(b)Each of the Agents may perform any of its respective duties under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent (it being understood and agreed, for avoidance of doubt and without limiting the generality

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the foregoing, that the Administrative Agent and the Collateral Agent may perform any of their respective duties under the Security Documents by or through one or more of their respective affiliates).  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

(c)Except for subsection 9.5 and subsections 9.8 and 9.9 (to the extent of the Borrower’s rights thereunder and the conditions included therein), the provisions of this Section 9 are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

The Administrative Agent and Affiliates

.  Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender, or as an Affiliate of a Lender, as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity.  Such person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Action by Agent

.  In performing its functions and duties under this Agreement, (a) each Agent shall act solely as an agent for the Lenders and, as applicable, the other Secured Parties, and (b) no Agent assumes any (and shall not be deemed to have assumed any) relationship of agency, fiduciary or trust with or for the Borrower or any of its Subsidiaries.  Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact (including the Collateral Agent in the case of the Administrative Agent), and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

Exculpatory Provisions

.

(a)No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, no Agent:

(i)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law; and

(iii)shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its affiliates in any capacity.

(b)No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in subsection 8.1 or subsection 10.1, as applicable) or (y) in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction; provided, that, no action taken or not taken by any Agent in accordance with the direction of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct of any Agent (for the avoidance of doubt, the preceding proviso shall only serve to limit the liability of an Agent as described therein and the liability of the Required Lenders shall not be limited thereby).  No Agent shall be deemed to have knowledge of any Default unless and until written notice conspicuously identified as a “notice of default” and describing such Default in sufficient detail is given to such Agent by the Borrower or a Lender.

(c)No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Acknowledgement and Representation by Lenders

.  Each Lender expressly acknowledges that none of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent to any Lender.  Each Lender further represents and warrants to the Agents and each of the Loan Parties that it has had the opportunity to review each document made available to it on the Approved Electronic Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof.  Each Lender represents to the Agents and each of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Loan Parties that, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties, it has made its own decision to make its Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  Each Lender represents to each other party hereto that (i) it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business and that it is participating hereunder as a Lender for such commercial purposes and (ii) it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder.  Each Lender acknowledges and agrees to comply with the provisions of subsection 9.6 applicable to the Lenders hereunder.  Each party to this Agreement acknowledges and agrees that the Administrative Agent may use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that any such service provider will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties.  No Agent shall be liable for any action taken or not taken by any such service provider.

Indemnity; Reimbursement by Lenders

.

(a)To the extent that the Borrower or any other Loan Party for any reason fails to indefeasibly make any expense or indemnity payment required under the terms of this Agreement (including but not limited to subsection 10.5) and the other Loan Documents to be paid by it to the Administrative Agent (or any sub-agent thereof), or the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender shall indemnify and hold harmless each Agent and their Related Parties from any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel, third-party consultants and account advisors for any Agent and their Related Parties, incurred by or asserted against any Agent or their Related Parties arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged violation of any Environmental Liability related in any way to any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any affiliate of any of the foregoing or any third party (and regardless of whether any Agent is a party thereto). Each Lender severally agrees to indemnify, hold harmless and pay ratably according to their respective Total Credit Percentages on the date on which the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

applicable unreimbursed expense or indemnity payment is sought under this subsection 9.6 such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof) in their capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof) in connection with such capacity.  The obligations of the Lenders under this subsection 9.6 are subject to the provisions of subsection 3.8.

(b)Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata according to their respective Total Credit Percentages against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(c)All amounts due under this subsection 9.6 shall be payable not later than three Business Days after demand therefor.  The agreements in this subsection 9.6 shall survive the termination of this Agreement and the other Loan Documents, the payment of the Loans and all other amounts payable hereunder.

Right to Request and Act on Instructions

.

(a)Each Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents an Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the requesting Agent shall be absolutely entitled as between itself and the Lenders to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Lender for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of an Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Required Lenders (or such other applicable portion of the Lenders), an Agent shall have no obligation to any Lender to take any action if it believes, in good faith, that such action would violate applicable law or exposes an Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of subsection 9.6.

(b)Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person.  Each Agent also may rely upon any statement made to it orally or by

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.  Each Agent may consult with legal counsel (who may or may not be counsel for the Borrower), independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with such advice.

Collateral Matters

.

(a)Each Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into (x) the Security Documents and any Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties and (y) any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Security Documents and any Intercreditor Agreement.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Administrative Agent, the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents or any Intercreditor Agreement and the exercise by the Agents or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Administrative Agent and the Collateral Agent (acting at the direction of the Administrative Agent) are hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.  Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by the Collateral Agent (acting at the direction of the Administrative Agent), it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent (acting at the direction of the Administrative Agent).  The Administrative Agent or the Collateral Agent, as applicable, may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

(b)The Lenders hereby authorize the Administrative Agent and the Collateral Agent as applicable, to (A) release any Lien granted to or held by such Agent upon any Collateral (i) upon the Payment in Full, (ii) constituting property being sold or otherwise disposed of (to Persons other than a Loan Party) upon the sale or other disposition thereof in compliance with subsection 7.4, (iii) owned by any Subsidiary Guarantor which becomes an Excluded Subsidiary or ceases to be a Subsidiary of the Borrower or constituting Capital Stock or other equity interests of an Excluded Subsidiary, (iv) if approved, authorized or ratified in writing by the Required

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Lenders (or such greater amount, to the extent required by subsection 10.1) or (v) as otherwise may be expressly provided in the relevant Security Documents; (B) enter into any intercreditor agreement (including any Intercreditor Agreement) on behalf of, and binding with respect to, the Lenders and their interest in designated assets, including to clarify the respective rights of all parties in and to designated assets; (C) at the written request of the Borrower to subordinate any Lien on any Excluded Assets (or to confirm in writing the absence of any Lien thereon) or any other property granted to or held by such Agent under any Loan Document to the holder of any Permitted Lien (other than Permitted Liens securing the Loan Document Obligations or that are required by the express terms of this Agreement to be pari passu with or junior to the Liens on the Collateral securing the Loan Document Obligations pursuant to an Intercreditor Agreement) and (D) to release any Subsidiary Guarantor from its Loan Document Obligations upon Payment in Full, if such Person ceases to be a Subsidiary of the Borrower, or becomes an Excluded Subsidiary.  Upon request by the Administrative Agent or the Collateral Agent, at any time, the Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement will confirm in writing such Agent’s authority to release particular types or items of Collateral pursuant to this subsection 9.8.

(c)No Agent shall have any obligation whatsoever to the Lenders to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to any Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agents in this subsection 9.8 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent’s own interest in the Collateral as Lender and that no Agent shall have any duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct as determined by a final non-appealable judgement by a court of competent jurisdiction.

(d)Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by and in accordance with subsection 10.1, with the written consent of the Agent party thereto and the Loan Party party thereto.

(e)The Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the Collateral Agent’s security interest therein and for the purpose of taking such other action with respect to the Collateral as such Agents may from time to time agree.

Successor Agent

.  The Administrative Agent and the Collateral Agent may resign as Administrative Agent or Collateral Agent, respectively, upon 10 days’ notice to the Lenders and the Borrower and if the Administrative Agent has admitted in writing that it is insolvent or becomes a Defaulting Lender, either the Required Lenders or the Borrower may, upon 10 days’ notice to the Administrative Agent, remove such Agent.  If the Administrative Agent or Collateral Agent shall resign or be removed as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

appoint a successor agent for the Lenders, which successor agent shall be subject to approval by the Borrower (provided that (a) such approval by the Borrower in connection with the appointment of any successor Administrative Agent shall only be required so long as no Event of Default has occurred and is continuing, (b) the Borrower shall not unreasonably withhold its approval of any successor Administrative Agent and (c) in no event shall any such successor Administrative Agent or Collateral Agent be a Defaulting Lender or a Disqualified Lender) whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation or receives notice of its removal, then (x) the retiring Agent may (but shall be under no obligation to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above (including pursuant to the proviso above); and (y) regardless of whether or not such successor Agent is so appointed (i) such resignation or removal shall nevertheless thereupon become effective and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents to the extent provided hereunder, (ii) the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent until such time as the Required Lenders appoint a successor agent subject to the proviso above and (iii) and all payments or communications required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly until such time as the Required Lenders appoint a successor agent subject to the proviso above; provided, that until a successor to the Administrative Agent is so appointed by Required Lenders or the Administrative Agent, the Administrative Agent shall retain its role as the Collateral Agent under any Security Document and, in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed.  After any retiring Agent’s resignation or removal as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.  Additionally, after any retiring Agent’s resignation or removal as such Agent, the provisions of this subsection 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement and the other Loan Documents.

Withholding Tax

.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any interest, additions to tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses.  The agreements in this subsection 9.10 shall survive the resignation and/or replacement of the Administrative Agent, and assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Loan Document Obligations.

Administrative Agent May File Proofs of Claims

.  In case of the pendency of any Bankruptcy Proceeding or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) is hereby authorized by the Lenders, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Loan Document Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under subsections 3.5 and 10.5) allowed in such judicial proceeding;

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under subsections 3.5 and 10.5.

Application of Proceeds

.  The Lenders, the Administrative Agent and the Collateral Agent agree, as among such parties, as follows:  subject to the terms of any Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent or any Lender on account of amounts then due and outstanding under any of the Loan Documents (the “Collection Amounts”) shall, except as otherwise expressly provided herein, be applied as follows:  first, to pay all accrued but unpaid fees and reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided herein) and fees due and owing hereunder of the Administrative Agent and the Collateral Agent in connection with enforcing the rights of the Agents and the Lenders under the Loan Documents and the administrative of any Loan Document (including all expenses of sale or other realization of or in respect of the Collateral and any sums advanced by the Collateral Agent or to preserve its security interest in the Collateral), second, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

extent provided herein) due and owing hereunder of each of the Lenders in connection with enforcing such Lender’s rights under the Loan Documents, third, to pay interest on Loans then outstanding; fourth, to pay principal of Loans then outstanding, Bank Products Obligations owing to any Bank Products Provider (as defined in the Guarantee and Collateral Agreement) and Hedging Obligations owing to any Hedging Provider (as defined in the Guarantee and Collateral Agreement), allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate principal of the Loans then outstanding Bank Products Obligations and Hedging Obligations, and fifth, to pay the surplus, if any, after Payment in Full, to whomever may be lawfully entitled to receive such surplus.  To the extent any amounts available for distribution pursuant to clause “third” or “fourth” above are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the applicable Secured Parties in proportion to the respective amounts described in the applicable clause at such time.

Approved Electronic Communications

.  Each of the Lenders and the Loan Parties agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).  The Approved Electronic Communications and the Approved Electronic Platform are provided (subject to subsection 10.16) “as is” and “as available.”

Each of the Lenders and (subject to subsection 10.16) each of the Loan Parties agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

MISCELLANEOUS

.

Amendments and Waivers

.

(a)Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this subsection 10.1.  The Required Lenders may, upon written notice to the Administrative Agent or, with the written consent of the Required Lenders, the Administrative Agent and the Collateral Agent may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders, the Administrative Agent or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that amendments pursuant to subsection 10.1(d) may be effected without the consent of the Required Lenders to the extent provided therein; provided further that no such waiver and no such amendment, supplement or modification shall:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)reduce or forgive the amount or extend the scheduled date of maturity of any Loan hereunder or of any scheduled installment thereof or reduce the stated rate of any interest, commission or fee payable hereunder (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment or change the currency in which any Loan is payable, in each case without the consent of each Lender directly and adversely affected thereby (it being understood that amendments to, or waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitment of all Lenders shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);

(ii)amend, modify or waive any provision of this subsection 10.1(a) or reduce the percentage specified in the definition of “Required Lenders,” or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than pursuant to subsection 7.3 or 10.6(a)), in each case without the written consent of all the Lenders;

(iii)release Guarantors accounting for all or substantially all of the value of the Guarantee of the Loan Document Obligations pursuant to the Guarantee and Collateral Agreement, or, in the aggregate (in a single transaction or a series of related transactions), all or substantially all of the Collateral, or change or alter the priority of the security interests in the Collateral, including under any Intercreditor Agreement, in each case without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document (as such documents are in effect on the date hereof or, if later, the date of execution and delivery thereof in accordance with the terms hereof);

(iv)amend, modify, waive or otherwise affect the rights or obligations of the Administrative Agent (including, without limitation, any amendments, modifications or waivers related to any provision of Section 9) without the written consent of the Administrative Agent; or

(v)amend, modify or waive any provision of subsections 3.8(a), 7.4(b)(i) or 9.12 or subsection 6.5 of the Guarantee and Collateral Agreement in a manner that would alter the pro rata sharing or payments or setoffs required thereby, without the written consent of all the Lenders.

(b)Any waiver and any amendment, supplement or modification pursuant to this subsection 10.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans.  In the case of any waiver, each of the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)Notwithstanding any provision herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the Loan Documents, except to the extent the consent of such Lender would be required under clause (i) in the further proviso to the second sentence of subsection 10.1(a).

(d)Notwithstanding any provision herein to the contrary, this Agreement and the other Loan Documents may be amended (i) to cure any ambiguity, mistake, omission, defect, or inconsistency with the consent of the Borrower and the Administrative Agent, (ii) to fix incorrect cross-references or similar inaccuracies in the Loan Documents, and (iii) to implement any changes contemplated by the definition of “LIBOR Rate” in subsection 1.1 hereof with the consent of the Borrower and the Administrative Agent.  The Administrative Agent hereby agrees (if requested by the Borrower) to execute any amendment referred to in this clause (d) or an acknowledgement thereof.

(e)Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility hereunder and (z) to provide class protection for any additional credit facilities.

(f)If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by subsection 10.1(a), the consent of each Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”), then the Borrower may, on prior written notice to the Administrative Agent and the Non-Consenting Lender, (A) replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 10.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrower owing to the Non-Consenting Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender concurrently with such Assignment and Acceptance, in each case, for the avoidance of doubt, in an amount not in excess of the amount of such obligations, as applicable, or (B) so long as no Event of Default then exists or will exist immediately after giving effect to the respective prepayment prepay the Loans and, at the Borrower’s option, terminate the Commitments of such Non-Consenting Lender, in whole or in part, subject to subsection 3.12, without premium or penalty.  In connection with any such replacement under this subsection 10.1(f), if a Non-Consenting Lender that was provided notice as set forth in the previous sentence does not execute and deliver to the Administrative Agent a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Non-Consenting Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender, and the Administrative Agent shall record such assignment in the Register.

(g)Notwithstanding the foregoing, with respect to any amendment, waiver or modification to which the Administrative Agent’s consent is not required, the parties agree to deliver to the Administrative Agent a copy of each such amendment, waiver or modification; provided that (i) no party shall be liable for its failure to comply with this sentence and (ii) the Administrative Agent shall not be bound by any such amendment unless and until it has received a copy thereof.

Notices

.

(a)All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice or electronic mail, when sent, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower, the Administrative Agent and the Collateral Agent, and as set forth in Schedule A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Borrower:	Aimmune Therapeutics, Inc. 8000 Marina Boulevard Suite 300 Brisbane, CA 94005 Attention: Mr. Eric Bjerkholt Email: [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with copies to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention: Patrick Pohlen
Email: [***]

Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111-6538

Attention: Haim Zaltzman
Email: [***]

The Administrative Agent and the Collateral Agent:	Cortland Capital Market Services LLC 225 West Washington Street, 9th Floor Chicago, Illinois 60606 Facsimile No.: (312) 376-0751 Attn: Legal Department and Steve Erdelyi Email: [***] and [***]
with copies (which shall not constitute notice) to:	Holland & Knight LLP 131 South Dearborn Street, 30th Floor Chicago, IL 60603 Attn: Joshua M. Spencer Telephone No.: [***] Facsimile No.: (312) 578-6666 Email: [***]

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 3.2, 3.4 or 3.8 shall not be effective until received.

(b)Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic communication permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic communication, believed by the Administrative Agent in good faith to be from a Responsible Officer.

(c)Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”).  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender.  The Administrative Agent may also require that any such documents and signatures be confirmed by delivery of a signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.

(d)Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section 2 by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes (with the Borrower’s consent), (i) notices and other

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the posting thereof.

(e)THE APPROVED ELECTRONIC PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWER HEREUNDER (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE APPROVED ELECTRONIC PLATFORM.

No Waiver; Cumulative Remedies

.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Survival of Representations and Warranties

.  All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder, and shall continue in full force and effect so long as any Loan or any other Loan Document Obligation hereunder shall remain unpaid or unsatisfied and a Payment in Full has not occurred.

Payment of Expenses

.  The Borrower agrees (a) to pay or reimburse the Agents for (1) all their reasonable and documented out-of-pocket costs and expenses incurred in connection with (i) the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions contemplated hereby and thereby and (iii) efforts to monitor the Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral in accordance with the terms of the Loan Documents, and (2) the reasonable and documented fees and disbursements of counsel to the Administrative Agent and the Collateral Agent, and such other special or local counsel (limited to one firm of local counsel in each

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

appropriate jurisdiction), consultants, advisors, appraisers and auditors, (b) to pay or reimburse the Lenders for (1) all their reasonable and documented out-of-pocket costs and expenses incurred in connection with (i) the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions contemplated hereby and thereby and (iii) efforts to monitor the Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral in accordance with the terms of the Loan Documents, and (2) the reasonable and documented fees and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison LLP in its capacity as counsel to the Lenders, and such other special or local counsel,  consultants, advisors, appraisers and auditors, (c) to pay or reimburse each Lender and the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents and the Lenders (limited to one firm of counsel for the Agents and one firm of counsel for the Lenders and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for the Agents and the Lenders (and, in the case of an actual or perceived conflict of interest where the Lender affected by such conflict informs the Borrower of such conflict and thereafter, after receipt of the Borrower’s consent (which shall not be unreasonably withheld), retains its own counsel, of another firm of counsel for such affected Lender), and (d) to pay, indemnify or reimburse (i) each Lender and each Related Party of any of the foregoing Persons (each, a “Lender Indemnitee”) and (ii) the Agent and each Related Party of the Agent (each, an “Agent Indemnitee”; together with the Lender Indemnitee, each an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (in the case of fees and disbursements of counsel, limited to (A) one firm of counsel for all Lender Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all Lender Indemnitees (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter, after receipt of the Borrower’s consent (which shall not be unreasonably withheld), retains its own counsel, of another firm of counsel for such affected Indemnitee)) and (B) one firm of counsel for each Agent Indemnitee and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all Agent Indemnitees, in each case, arising out of or relating to any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory, brought by a third party or by the Borrower (or its Affiliates) or any other Loan Party and regardless of whether any Indemnitee is a party thereto, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations, assets or business of the Borrower or any of its Subsidiaries or any of the current or former property of the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Borrower shall not have any obligation hereunder to any Agent or any Lender (or any Related Party of any such Agent or Lender) with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision) of such Agent or Lender (or any Related Party of such Agent or Lender), (ii) any material breach

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of any Loan Document by such Agent or Lender (or any Related Party of such Agent or Lender) as determined by a court of competent jurisdiction in a final and non-appealable decision, or (iii) claims against such Indemnitee or any Related Party brought by any other Indemnitee that do not arise from any act or omission of the Borrower or its affiliates and that do not involve claims against any Agent in its capacity as such.  To the fullest extent permitted under applicable law, neither the Borrower nor any Indemnitee shall be liable for any indirect special, consequential or punitive damages in connection with the Facilities provided that nothing contained in this sentence shall limit the Borrower’s indemnity or reimbursement obligations under this subsection 10.5 to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.  All amounts due under this subsection 10.5 shall be payable not later than 30 days after written demand therefor.  Statements reflecting amounts payable by the Loan Parties pursuant to this subsection 10.5 shall be submitted to the address of the Borrower set forth in subsection 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.  Notwithstanding the foregoing, except as provided in subsection 3.11, the Borrower shall have no obligation under this subsection 10.5 to any Indemnitee with respect to any Taxes imposed, levied, collected, withheld or assessed by any Governmental Authority.  The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder and the resignation or removal of any Agent.

Successors and Assigns; Participations and Assignments

.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with subsection 3.13(d), 3.14(b), 10.1(f) or this subsection 10.6.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender other than a Conduit Lender may, in the ordinary course of business and in accordance with applicable law, assign (other than to any natural person or, so long as no Event of Default has occurred and is continuing under subsection 8.1(f), Disqualified Lenders) to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including its Commitments and/or Loans), pursuant to an Assignment and Acceptance with the prior written consent of:

(A)The Borrower (such consent not to be unreasonably withheld, conditioned or delayed and which consent will be deemed to have been given if the Borrower has not responded within five (5) Business Days after the delivery of any written request for such consent), provided that no consent of the Borrower shall be required for an assignment of Loans to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default pursuant to subsection 8.1(a) or subsection 8.1(f) has occurred and is continuing, any other Person; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(B)the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an Affiliate of a Lender or an Approved Fund.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, in each case unless the Borrower (which consent will be deemed to have been given if the Borrower has not responded within five (5) Business Days after the delivery of any written request for such consent) and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in any given case); provided that for concurrent assignments to two or more Approved Funds such assignment fee shall only be required to be paid once in respect of and at the time of such assignments;

(C)the Assignee, unless the Assignee is already a Lender hereunder, shall deliver to the Administrative Agent all documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and an Administrative Questionnaire; and

(D)no assignments of Loans or Commitments may be made to the Borrower or any of its Subsidiaries or Affiliates.

For the purposes of this subsection 10.6, the term “Approved Fund” has the following meaning:  any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.  Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Disqualified Lender, except to the extent the Borrower has consented to such assignment in writing (in which case such Lender will not be considered a Disqualified Lender solely for that particular assignment).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the date of recordation in the Register of each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5, and bound by its continuing obligations under subsection 10.16).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.

(iv)The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s non-fiduciary agent, solely for purposes of this subsection 10.6, to maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and interest and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower (and, solely with respect to entries applicable to such Lender, any Lender), at any reasonable time and from time to time upon reasonable prior written notice.  In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee is a Disqualified Lender.

(v)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee (unless such assignment is being made in accordance with subsection 3.13(d), subsection 3.14(b) or subsection 10.1(f), in which case the effectiveness of such Assignment and Acceptance shall not require execution by assigning Lender), all documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this subsection 10.6(b) and any written consent to such assignment required by this subsection 10.6(b), the Administrative Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Borrower.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(vi)On or prior to the effective date of any assignment pursuant to this subsection 10.6(b), the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned.  Any Notes surrendered by the assigning Lender shall be returned to the Borrower marked “cancelled.”

Notwithstanding the foregoing provisions of this subsection 10.6(b) or any other provision of this Agreement, the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Loans and Commitments via an electronic settlement system as designated in writing from time to time to the Lenders by the Administrative Agent (the “Settlement Service”).  At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed Assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this subsection 10.6(b).  Each assigning Lender and proposed Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Commitments pursuant to the Settlement Service.  Assignments and assumptions of the Loans and Commitments shall be effected by the provisions otherwise set forth herein until the Administrative Agent notifies the Lenders of the Settlement Service as set forth herein.

Furthermore, no Assignee, which as of the date of any assignment to it pursuant to this subsection 10.6(b) would be entitled to receive any greater payment under subsection 3.10, 3.11 or 10.5 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such greater payments unless the assignment was made after an Event of Default has occurred and is continuing or the Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.

(c)(i) Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Borrower or the Administrative Agent, sell participations (other than, to the extent the list of Disqualified Lenders has been made available to all Lenders, to a Disqualified Lender or a natural person) to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that, to the extent of such participation, such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clause (i) or (iii) of the second proviso to the second sentence of subsection 10.1(a) and (2) directly affects such Participant.  Subject to paragraph (c)(iii) of this subsection 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of (and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall have the related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection 10.6.  To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.7(b) as though it were a Lender, provided that such Participant shall be subject to subsection 10.7(a) as though it were a Lender.  Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Disqualified Lender and any such participation shall be void ab initio, except to the extent the Borrower has consented to such participation in writing (in which case such Lender will not be considered a Disqualified Lender solely for that particular participation).  Any attempted participation which does not comply with this subsection 10.6 shall be null and void.  Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, the compliance of any Lender with the requirements of this subsection 10.6(c) (it being understood that each Lender shall be responsible for ensuring its own compliance with the requirements of this subsection 10.6(c)).  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Disqualified Lender.

(ii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amount) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit, Tax proceeding or any other governmental inquiry to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii)No Loan Party shall be obligated to make any greater payment under subsection 3.10, 3.11 or 10.5, than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Borrower and the Borrower expressly waives the benefit of this provision at the time of such participation.  No Participant shall be entitled to the benefits of subsection 3.11 to the extent such Participant fails to comply with subsection 3.11 or to provide the forms and certificates referenced therein to the Lender that granted such participation and such failure increases the obligation of the Borrower under subsection 3.11.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv)Subject to paragraph (c)(iii), any Lender other than a Conduit Lender may also sell participations on terms other than the terms set forth in paragraph (c)(i) above, provided such participations are on terms and to Participants satisfactory to the Borrower and the Borrower has consented to such terms and Participants in writing.

(d)Any Lender, without the consent of the Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other similar central bank, and this subsection 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or Assignee for such Lender as a party hereto.

(e)Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in subsection 10.6(b).  The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal or provincial bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.  Each such indemnifying Lender shall pay in full any claim received from the Borrower pursuant to this subsection 10.6(e) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error.  Without limiting the indemnification obligations of any indemnifying Lender pursuant to this subsection 10.6(e), in the event that the indemnifying Lender fails timely to compensate the Borrower for such claim, any Loans held by the relevant Conduit Lender shall, if requested by the Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.

(f)Notwithstanding the foregoing provisions of this subsection 10.6, nothing in this subsection 10.6 is intended to or should be construed to limit the Borrower’s right to prepay the Loans as provided hereunder, including under subsection 3.4.

(g)(i) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender or Participant at any time is a Disqualified Lender, then for so long as such Lender or Participant shall be a Disqualified Lender, the provisions of this subsection 10.6(g) shall apply with respect to such Disqualified Lender unless the Borrower shall have otherwise expressly consented in writing in its sole discretion (and regardless of whether the Borrower shall have consented to any assignment or participation to such Lender or Participant).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)No Disqualified Lender shall have any right to approve, disapprove or consent to any amendment, supplement, waiver or modification of this Agreement or any other Loan Document or any term hereof or thereof.  In determining whether the requisite Lender or Lenders have consented to any such amendment, supplement, waiver or modification, and in determining the Required Lenders for any purpose under or in respect of any Loan Document, any Lender that is a Disqualified Lender (and the Loans and Commitments) shall be excluded and disregarded.  Each such amendment, supplement, waiver or modification shall be binding and effective as to each Disqualified Lender.

(iii)The Borrower shall have the right (A) at the sole expense of any Lender that is a Disqualified Lender and/or the Person that assigned its Commitments and/or Loans to such Disqualified Lender, to seek to replace or terminate such Disqualified Lender as a Lender by causing such Lender to (and such Lender shall be obligated to) assign any or all of its Commitments and/or Loans and its rights and obligations under this Agreement to one or more assignees; provided that (1) the Administrative Agent shall not have any obligation to the Borrower to find such a replacement Lender, (2) the Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person and (3) the assignee shall pay to such Disqualified Lender concurrently with such assignment an amount (which payment shall be deemed payment in full) equal to the lesser of (x) the face principal amount of the Loans so assigned, (y) the amount that such Disqualified Lender paid to acquire such Commitments and/or Loans and (z) the most recently available quoted price for such Commitments and/or Loans (as determined by the Borrower in good faith, the “Trading Price”), in each case without interest thereon (it being understood that if the effective date of such assignment is not an Interest Payment Date, such assignee shall be entitled to receive on the next succeeding Interest Payment Date interest on the principal amount of the Loans so assigned that has accrued and is unpaid from the Interest Payment Date last preceding such effective date (except as may be otherwise agreed between such assignee and the Borrower)) or (B) to prepay any Loans held by such Disqualified Lender, in whole or in part, by paying an amount (which payment shall be deemed payment in full) equal to the lesser of (x) the face principal amount of the Loans so prepaid, (y) the amount that such Disqualified Lender paid to acquire such Loans and (z) the Trading Price for such Loans (in each case without interest thereon), and if applicable, terminate the Commitments of such Disqualified Lender, in whole or in part.  In connection with any such replacement, (1) if the Disqualified Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary or appropriate (in the good faith determination of the Administrative Agent or the Borrower) to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which the Disqualified Lender shall be paid by the assignee Lender (or, at its option, the Borrower) the amount required pursuant to this subsection 10.6(g)(iii)(B), then such Disqualified Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Disqualified Lender, and the Administrative Agent shall record such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

assignment in the Register, (2) each Lender (whether or not then a party hereto) agrees to disclose to the Borrower the amount that the applicable Disqualified Lender paid to acquire Commitments and/or Loans from such Lender and (3) each Lender that is a Disqualified Lender agrees to disclose to the Borrower the amount it paid to acquire the Commitments and/or Loans held by it.

(iv)No Disqualified Lender (whether as a Lender, a Participant or otherwise) shall have any right to (A) receive any information or material made available to any Lender or the Administrative Agent hereunder or under any other Loan Document, (B) have access to any Internet or intranet website to which any of the Lenders and the Administrative Agent have access (whether a commercial, third-party or other website or whether sponsored by the Administrative Agent, the Borrower or otherwise), (C) attend (including by telephone) or otherwise participate in any meeting or discussions (or portions thereof) among or with the Borrower, the Administrative Agent and/or one or more Lenders, (D) receive any information or material prepared by the Borrower, the Administrative Agent and/or one or more Lenders or (E) receive advice of counsel to the Administrative Agent, the Collateral Agent or any other Lender or challenge their attorney client privilege.  Any Disqualified Lender shall not solicit or seek to obtain any such information or material.  If at any time any Disqualified Lender receives or possesses any such information or material, such Disqualified Lender shall (1) notify the Borrower as soon as possible that such information or material has become known to it or came into its possession, (2) immediately return to the Borrower or, at the option of the Borrower, destroy (and confirm to the Borrower such destruction) such information or material, together with any notes, analyses, compilations, forecasts, studies or other documents related thereto which it or its advisors prepared and (3) keep such information or material confidential and shall not utilize such information or material for any purpose.  Each Lender (whether or not then a party hereto) agrees to notify the Borrower as soon as possible if it becomes aware that (x) it made an assignment to or has a participation with a Disqualified Lender or (y) any such Disqualified Lender has received any such information of materials.

(v)The rights and remedies of the Borrower provided herein are cumulative and are not exclusive of any other rights and remedies provided to the Borrower at law or in equity, and the Borrower shall be entitled to pursue any remedy available to it against any Lender that has (or has purported to have) made an assignment or sold or maintained a participation to or with a Disqualified Lender or against any Disqualified Lender.  In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee pursuant to subsection 10.6(b) is a Disqualified Lender.  Notwithstanding anything to the contrary contained in this Agreement, (a) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to a Disqualified Lender and (b) the Borrower and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Adjustments; Set-off; Calculations; Computations

.

(a)If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8.1(f), or otherwise (except pursuant to subsection 3.9, 3.10, 3.11, 3.12, 3.13(d), 3.14, 10.1(f) or 10.6))), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s Loans, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default to set off and appropriate and apply against any amount then due and payable under the Loan Documents by the Borrower or any other Loan Party any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or such other Loan Party.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent in writing after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.  No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Judgment

.

(a)If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this subsection 10.8 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this subsection 10.8 being hereinafter in this subsection 10.8 referred to as the “Judgment Conversion Date”).

(b)If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 10.8(a), there is a change in the rate of exchange prevailing between the Judgment

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Conversion Date and the date of actual receipt for value of the amount due, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.  Any amount due from any Loan Party under this subsection 10.8(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c)The term “rate of exchange” in this subsection 10.8 means the rate of exchange as independently determined by the Administrative Agent in a commercially reasonable manner, on the relevant date at or about 12:00 p.m. (New York City time).

Counterparts

.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

Severability

.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Integration

.  This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

GOVERNING LAW

.  THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Submission to Jurisdiction; Waivers

.  Each party hereto hereby irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Supreme Court

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the State of New York for the County of New York located in the Borough of Manhattan (the “New York Supreme Court”), and the United States District Court for the Southern District of New York located in the Borough of Manhattan (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;

(b)consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that

(i)if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;

(ii)in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this subsection 10.13(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;

(iii)the Agents and the Lenders may bring any legal action or proceeding against any Loan Party in any jurisdiction in connection with the exercise of any rights under any Security Documents, provided that any Loan Party shall be entitled to assert any claim or defense (including any claim or defense that this subsection 10.13(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and

(iv)any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;

(d)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 10.2 or at such other address of which the Administrative Agent, any such Lender and the Borrower shall have been notified pursuant thereto;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to the preceding clause (c)) shall limit the right to sue in any other jurisdiction; and

(f)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 10.13 any consequential or punitive damages.

Acknowledgements

.  The Borrower hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)neither the Administrative Agent nor any Agent or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among the Borrower and the Lenders.

WAIVER OF JURY TRIAL

.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Confidentiality

.

(a)Each Agent and each Lender agrees to keep confidential any information (x) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with the Loan Documents or (y) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations which agrees to comply with the provisions of this subsection 10.16 (or with other confidentiality provisions satisfactory to and consented to in writing by the Borrower) pursuant to a written instrument (or electronically recorded agreement from any Person listed above in this clause (ii)), in respect of any electronic information (whether posted or otherwise distributed on Intralinks or an Approved Electronic Platform)) for the benefit of the Borrower (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its current or prospective investors, funding sources or its affiliates and the employees, officers, directors, agents, attorneys, accountants and other professional advisors of it, its current or prospective investors or funding sources and its affiliates, provided that such Lender shall inform each such Person of the agreement under this

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

subsection 10.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 10.16) and each such Person shall have the benefit of the other provisions hereof as if it were a Lender, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that such Lender shall, unless prohibited by any Requirement of Law or if such disclosure is made pursuant to an ongoing obligation not specifically related to this Agreement or the Loan Parties, notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in an Agent’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to the Borrower (or any of their respective Affiliates) being violated.  Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the restrictions of this subsection 10.16 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent or a Lender, respectively.

(b)Each Lender acknowledges that any such information referred to in subsection 10.16(a), and any information (including requests for waivers and amendments) furnished by the Borrower or any of its Subsidiaries or the Administrative Agent pursuant to or in connection with this Agreement and the other Loan Documents, may include material non-public information concerning the Borrower or any of its Subsidiaries, the other Loan Parties and their respective Affiliates or their respective securities.  Each Lender represents and confirms that such Lender has developed compliance procedures regarding the use of material non-public information; that such Lender will handle such material non-public information in accordance with those procedures and applicable law, including United States federal and state securities laws; and that such Lender has identified to the Administrative Agent a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law.

USA PATRIOT Act Notice

.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. Law 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies the Borrower and each Subsidiary Guarantor, which information includes the name of the Borrower and each Subsidiary Guarantor and other information that will allow such Lender to identify the Borrower and each Subsidiary Guarantor in accordance with the PATRIOT Act, and the Borrower agrees to provide such information from time to time to any Lender.

Electronic Execution of Assignments and Certain Other Documents

.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Acceptance or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an originally executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Certain ERISA Matters

.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Loan Parties, and their respective Affiliates, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of ERISA Section 406 and Code Section 4975 such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(b)Neither any Agent nor any of its Affiliates or Related Persons is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by either Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Signature Pages Follow]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date first written above.

BORROWER:AIMMUNE THERAPEUTICS, INC.

By: /s/ Eric Bjerkhjold	Name: Eric H. Bjerkhold Title: Chief Financial Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGENT:	CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent and Collateral Agent
By: /s/ Jon Kirschmeier	Name: Jon Kirschmeier Title: Associate Counsel

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LENDER:	KKR PEANUT AGGREGATOR L.P.

By: KKR Peanut Aggregator GP LLC, its general partner

By: /s/ Emily Janvey	Name: Emily Janvey Title: Vice President

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

COMMITMENTS AND ADDRESSES

Lender	Address	Tranche 1 Term Loan Commitment	Tranche 2 Term Loan Commitment	Tranche 3 Term Loan Commitment
KKR Peanut Aggregator L.P.	Kohlberg Kravis Roberts & Co. L.P. 9 W. 57th St., Suite 4200 New York, NY 10019 Attn: Emily Janvey, Michelle Hour Tels: [***] Emails: [***]; [***] KKR Legal Kohlberg Kravis Roberts & Co. L.P., 9 W. 57th St., Suite 4200 New York, NY 10019 Attn: Christopher Lee Tel: [***] Email: [***]	$40,000,000	$85,000,000	$45,000,000

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1

Existing INVESTMENTS

Investments in Subsidiaries listed on Schedule 4.16.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.6

Litigation

None.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.16

SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Borrower’s Ownership Interest
Aimmune Therapeutics (Bermuda) Ltd.	Bermuda	Direct (wholly owned)
Aimmune Therapeutics UK Ltd.	United Kingdom	Indirect (wholly owned by Aimmune Therapeutics (Bermuda) Ltd.)
AIMT Netherlands Coöperatief U.A.	The Netherlands	Direct (1% ownership interest; 99% owned by Aimmune Therapeutics (Bermuda) Ltd.)
Aimmune Netherlands B.V.	The Netherlands	Indirect (wholly owned subsidiary of AIMT Netherlands Coöperatief U.A.)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.18

ENVIRONMENTAL MATTERS

None.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.21

INSURANCE

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 6.2

DOCUMENT POSTING WEBSITE

http://aimmune.com

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 6.11

POST-CLOSING SECURITY PERFECTION

•	Control Agreements with respect to the Securities Accounts and Deposit Accounts maintained by Borrower as of the Closing Date (other than any Excluded Account), to be entered into by January 31, 2019.
•	Insurance endorsements by January 31, 2019.
•

Execute, deliver and file, within 180 days after the Closing Date, instruments, in form and substance reasonably satisfactory to Collateral Agent, with respect to Intellectual Property registered in the United Kingdom, France, Germany, Italy, Spain or filed with the European Patent Office, as applicable, and any other instruments or documents as may be reasonably necessary to perfect the security interest granted under the Guarantee and Collateral Agreement in such Intellectual Property.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7.1

Existing Indebtedness

None.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7.2

EXISTING LIENS

None.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7.6(b)

existing affiliate transactions

None.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A
to
CREDIT AGREEMENT

FORM OF NOTE

THIS NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT DEFINED BELOW.  TRANSFERS OF THIS NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  UPON WRITTEN REQUEST, THE BORROWER WILL PROVIDE TO ANY HOLDER OF THE NOTE (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE ORIGINAL YIELD TO MATURITY OF THE NOTE.  SUCH REQUEST SHOULD BE SENT TO THE BORROWER AT 8000 MARINA BOULEVARD, SUITE 300, BRISBANE, CALIFORNIA 94005 ATTENTION: ERIC BJERKHOLT.

$____________New York, New York

[_______ __, 20__]

FOR VALUE RECEIVED, the undersigned, AIMMUNE THERAPEUTICS, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”) hereby unconditionally promises to pay to _____________ (the “Lender”) and its successors and permitted assigns, at the office designated from time to time by the Administrative Agent (as defined below), in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of the Loans made by the Lender to the undersigned pursuant to Subsection 2.1 of the Credit Agreement defined below, which sum shall be payable at such times and in such amounts as are specified in the Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in Subsection 3.1 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

This Note is one of the Notes referred to in, and is subject in all respects to, the Credit Agreement, dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the several banks and other financial institutions from time to time party thereto (including the Lender) (the “Lenders”), Cortland Capital Market Services LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties, and is entitled to the benefits thereof, is secured and guaranteed as

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.  The holder hereof, by its acceptance of this Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Credit Agreement.  Capitalized terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

AIMMUNE THERAPEUTICS, INC.

By:	Name: Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

EXHIBIT B
to
CREDIT AGREEMENT

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

[See attached.]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

AIMMUNE THERAPEUTICS, INC.

and

certain Domestic Subsidiaries of the Borrower from time to time party hereto,

in favor of

CORTLAND CAPITAL MARKET SERVICES LLC,

as Collateral Agent and as Administrative Agent

Dated as of January 3, 2019

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TABLE OF CONTENTS

Page

SECTION 1.	DEFINED TERMS2
1.1	Definitions2
1.2	Other Definitional Provisions9
SECTION 2.	GUARANTEE9
2.1	Guarantee9
2.2	Right of Contribution10
2.3	No Subrogation11
2.4	Amendments, etc. with Respect to the Obligations11
2.5	Guarantee Absolute and Unconditional12
2.6	Reinstatement13
2.7	Payments13
SECTION 3.	GRANT OF SECURITY INTEREST14
3.1	Grant14
3.2	Pledged Collateral15
3.3	Certain Exceptions15
3.4	Perfection Actions17
SECTION 4.	REPRESENTATIONS AND WARRANTIES17
4.1	Representations and Warranties of Each Guarantor17
4.2	Representations and Warranties of Each Grantor18
4.3	Representations and Warranties of Each Pledgor20
SECTION 5.	COVENANTS21
5.1	Covenants of Each Guarantor21
5.2	Covenants of Each Grantor21
5.3	Covenants of Each Pledgor24
SECTION 6.	REMEDIAL PROVISIONS26
6.1	Certain Matters Relating to Accounts26
6.2	Communications with Obligors; Grantors Remain Liable26
6.3	Pledged Stock27
6.4	Proceeds to be Turned Over to the Collateral Agent28
6.5	Application of Proceeds28
6.6	Code and Other Remedies29
6.7	Registration Rights30

i

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.8	Waiver; Deficiency30
SECTION 7.	THE COLLATERAL AGENT30
7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.30
7.2	Duty of Collateral Agent32
7.3	Financing Statements33
7.4	Authority of Collateral Agent33
SECTION 8.	NON-LENDER SECURED PARTIES33
8.1	Rights to Collateral33
8.2	Appointment of Agent35
8.3	Waiver of Claims35
8.4	Designation of Non-Lender Secured Parties35
SECTION 9.	MISCELLANEOUS35
9.1	Amendments in Writing35
9.2	Notices36
9.3	No Waiver by Course of Conduct; Cumulative Remedies36
9.4	Enforcement Expenses; Indemnification36
9.5	Successors and Assigns37
9.6	Set-Off37
9.7	Counterparts37
9.8	Severability37
9.9	Section Headings38
9.10	Integration38
9.11	GOVERNING LAW38
9.12	Submission to Jurisdiction; Waivers38
9.13	Acknowledgments39
9.14	WAIVER OF JURY TRIAL40
9.15	Additional Granting Parties40
9.16	Releases40

ii

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEXES

Annex 1--Acknowledgment and Consent of Issuers who are not
Granting Parties
Annex 2--Assumption Agreement
Annex 3--Supplemental Agreement

SCHEDULES

Schedule 1--Notice Addresses of Granting Parties
Schedule 2--Pledged Securities
Schedule 3--Perfection Matters
Schedule 4 --Financing Statements; Jurisdiction of Organization
Schedule 5--Intellectual Property
Schedule 6 --Commercial Tort Claims
Schedule 7--Patent Application Exceptions

iii

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of January  3, 2019, made by AIMMUNE THERAPEUTICS, INC., a Delaware corporation (together with any successor in interest thereto, the “Borrower”), and certain Domestic Subsidiaries of the Borrower from time to time party hereto (the Borrower and such Domestic Subsidiaries from time to time party hereto, collectively, the “Granting Parties” and each a “Grantor”), in favor of CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below) and administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”) for the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the Credit Agreement described below.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or any successor agreements, the “Credit Agreement”), among the Borrower, the Collateral Agent, the Administrative Agent, and the other parties from time to time party thereto, the Lenders have severally agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Borrower and any Domestic Subsidiary of the Borrower (other than any Excluded Subsidiary) that becomes a party hereto from time to time after the date hereof;

WHEREAS, the Borrower and the other Granting Parties are engaged in related businesses, and each such Granting Party will derive substantial direct and indirect benefit from the making of the Extensions of Credit under the Credit Agreement; and

WHEREAS, it is a condition to the obligations of the Lenders to make their respective Extensions of Credit under the Credit Agreement that the Granting Parties shall execute and deliver this Agreement to the Administrative Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, and in consideration of the receipt of other valuable consideration (which receipt is hereby acknowledged), each Granting Party hereby agrees with the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, as follows:

1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION 1.DEFINED TERMS

Definitions

.

(a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the Code  are used herein as so defined: Cash Proceeds, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Letter-of-Credit Rights, Money, Securities Accounts and Supporting Obligations.

(b)The following terms shall have the following meanings:

“Accounts”: all accounts (as defined in the Code) of each Grantor, including, without limitation, all Accounts (as defined in the Credit Agreement) and Accounts Receivable of such Grantor.

“Accounts Receivable”: any right to payment, whether or not earned by performance, for goods sold, leased, licensed, assigned or otherwise disposed, or for services rendered or to be rendered, which is not evidenced by an Instrument or Chattel Paper.

“Adjusted Net Worth”: of any Guarantor at any time, the greater of (x) $0 and (y) the amount by which the fair saleable value of such Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Loan Document) on such date.

“Administrative Agent”: as defined in the preamble hereto.

“Agent”: any of the Administrative Agent or the Collateral Agent.

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.

“Applicable Law”: as defined in subsection 9.8 hereof.

“Bank Products Provider”: any Person that (a) has entered into a Bank Products Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Loan Documents as designated by the Borrower in accordance with subsection 8.4 hereof and (b)(i) is a Lender or an Agent or an Affiliate of a Lender or an Agent at the time it enters into such Bank Products Agreement, (ii) becomes a Lender or an Agent or an Affiliate of a Lender or an Agent within thirty (30) days after the time it enters into such Bank Products Agreement, provided that no such Person shall be considered a Bank Product Provider or a Secured Party until such time as such Person has become a Lender or an Agent or an Affiliate of a Lender or an Agent, or (iii) with respect to Bank Products Agreements in effect as of the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent.

2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Bankruptcy”: as defined in subsection 8.1(a).

“Bankruptcy Case”: (i) the Borrower or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of the Borrower’s Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against the Borrower or any of the Borrower’s Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

“Bankruptcy Code”: title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Borrower Obligations”: with respect to the Borrower, the collective reference to all obligations and liabilities of the Borrower in respect of the unpaid principal of, premium on (if any) and interest on (including, without limitation, interest accruing on or after the filing of any petition in bankruptcy, or for reorganization relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, this Agreement, the other Loan Documents, any Hedge Agreement entered into with any Hedging Provider, any Bank Products Agreement entered into with any Bank Products Provider, any Guarantee of any of its Subsidiaries as to which any Secured Party is a beneficiary or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, interest, reimbursement obligations, amounts payable in connection with any such Bank Products Agreement or a termination of any transaction entered into pursuant to any such Hedge Agreement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Administrative Agent, Collateral Agent, or any other Secured Party that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document); provided that the Borrower Obligations guaranteed by such Guarantor shall not include any Excluded Swap Obligation.

“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Security Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

3

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Collateral”: as defined in Section 3 hereof; provided that, for purposes of Section 8, “Collateral” shall have the meaning assigned to such term in the Credit Agreement.

“Collateral Agent”: as defined in the preamble hereto.

“Commercial Tort Action”: any action, other than an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors, that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it exceeding $1,000,000.

“Contracts”: with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof, to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Control Agreement”: as defined in subsection 5.2.2.

“Copyright Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Copyright of such Grantor, other than agreements with any Person that is an Affiliate or a Subsidiary of the Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all copyrights, whether or not the underlying works of authorship have been published or registered, all copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

“Credit Agreement”: as defined in the recitals hereto.

“Director”: for any Person, a member of the Board of Directors thereof.

“Excluded Assets”: as defined in subsection 3.3.

“first priority”: with respect to any Lien purported to be created by this Agreement, that such Lien is the most senior Lien to which such Collateral is subject (subject to Permitted Liens).

4

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Federal District Court” as defined in subsection 9.12(a).

“Granting Parties”: as defined in the recitals hereto.

“Grantor”: as defined in the recitals hereto.

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Borrower Obligations guaranteed by such Guarantor pursuant to Section 2 and (ii) all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, any Hedge Agreement entered into with any Hedging Provider, any Bank Products Agreement entered into with any Bank Products Provider, any Guarantee of the Borrower or any of its Subsidiaries as to which any Secured Party is a beneficiary or any other document made, delivered or given in connection therewith, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, Collateral Agent or to any other Secured Party (other than any Non-Lender Secured Party) that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding), provided that the Guarantor Obligations of such Guarantor shall not include any Excluded Swap Obligation.

“Guarantors”: the collective reference to each Granting Party other than the Borrower.

“Hedging Provider”: any Person that (a) has entered into a Hedge Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Loan Documents, as designated by the Borrower in accordance with subsection 8.4 hereof and (b) (i) is a Lender or an Agent or an Affiliate of a Lender or an Agent at the time it enters into such Hedge Agreement, (ii) becomes a Lender or an Agent or an Affiliate of a Lender or an Agent within thirty (30) days after the time it enters into such Hedge Agreement, provided that no such Person shall be considered a Hedging Provider or a Secured Party until such time as such Person has become a Lender or an Agent or an Affiliate of a Lender or an Agent, or (iii) with respect to Hedge Agreements in effect as of the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent.

“Instruments”: as defined in Article 9 of the Code, but excluding in any event the Pledged Securities.

“Intellectual Property”: means the Patents, Trademarks, Copyrights, and Trade Secrets.

“Intellectual Property Registries”: without limitation, the United States Patent and Trademark Office and the United States Copyright Office and each governmental agency or entity designated by applicable Law in any jurisdiction to register Patents, Trademarks and Copyrights.

5

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Intercompany Note”: with respect to any Grantor, any promissory note evidencing loans made by such Grantor to the Borrower or any of its Subsidiaries; provided that any promissory note issued by a Foreign Subsidiary that is deemed to be equity for United States tax purposes shall be treated as Capital Stock (and shall not be treated as an Intercompany Note) issued by such Foreign Subsidiary.

“Inventory”: with respect to any Grantor, all inventory (as defined in the Code) of such Grantor.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Code (other than any Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“IRC”: the Internal Revenue Code of 1986, as amended from time to time.

“Issuers”: the collective reference to issuers of Pledged Stock, including (as of the Closing Date) the Persons identified on Schedule 2 hereto as the issuers of Pledged Stock, together with any successors to such companies (including, without limitation, any successors contemplated by subsection 7.3 of the Credit Agreement).

“Lender”: as defined in the preamble hereto.

“Licenses”: means the Patent Licenses, Trademark Licenses, Copyright Licenses, and Trade Secret Licenses.

“Loan Party”: as defined in the Credit Agreement.

“Margin Stock”: as defined in Regulation U.

“New York Courts” as defined in subsection 9.12(a).

“New York Supreme Court” as defined in subsection 9.12(a).

“Non-Lender Secured Parties”: the collective reference to all Bank Products Providers and Hedging Providers and their respective successors and assigns and their permitted transferees and endorsees. For the avoidance of doubt, each reference to a “Non-Lender Secured Party” contained herein shall be a reference to such Person solely in its capacity as a Bank Products Provider and/or Hedging Provider, as applicable, and shall not apply to any other capacity pursuant to which such Person is, or becomes, a Secured Party hereunder.

“Obligations”: (i) in the case of the Borrower, its Borrower Obligations and (ii) in the case of each Guarantor, the Guarantor Obligations of such Guarantor.

“Patent Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Patent, other than agreements with any Person that is an Affiliate or a Subsidiary of the Borrower or such Grantor,

6

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”: with respect to any Grantor, all of such Grantor’s (a) issued patents, including utility and design patents, and other equivalent legal instrument protecting proprietary rights in inventions, discoveries or designs, by applicable Intellectual Property Registries, together with all extensions, substitutions, registrations, confirmations, reissues, re-examinations or renewals thereof (collectively, “Issued Patents”), including, without limitation, each Issued Patent identified on Schedule 5 hereto; (b) applications for patents, whether published or unpublished, pending before applicable Intellectual Property Registries, including reissue applications, re-examination applications, continuation applications, continuation-in-part applications, continued prosecution applications, divisional applications, provisional applications, substitute applications or any equivalent thereof (collectively, “Patent Applications”), including, without limitation, each Patent Application identified in Schedule 5 hereto; and (c) together with all inventions, discoveries and de-signs claimed or disclosed in the foregoing Issued Patents and Patent Applications.

“Permitted CFC Pledge”: with respect to any Excluded Subsidiary that is a CFC or a CFC Holding Company, a pledge of up to, but not exceeding, 65% of the Capital Stock of such Excluded Subsidiary.

“Pledged Collateral”: as to any Pledgor, the Pledged Securities, in all cases, now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

“Pledged Notes”: with respect to any Pledgor, all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: with respect to any Pledgor, the shares of Capital Stock held by such Pledgor in each of its Subsidiaries, including the Capital Stock listed on Schedule 2, together with any other shares of Capital Stock of any Subsidiary of such Pledgor required to be pledged by such Pledgor pursuant to subsection 6.9 of the Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of any Capital Stock of any such Subsidiary that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect unless and until such time as the respective pledge of such Capital Stock under this Agreement is released in accordance with the terms hereof and of the Credit Agreement; provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, and “Pledged Stock” shall not include (i) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity, (ii) any Capital Stock of any Subsidiary of a Captive Insurance Subsidiary, (iii) any Margin Stock, (iv) any Capital Stock of any Excluded Subsidiary (other than any Permitted CFC Pledge), (v) any Capital Stock and other securities of a Subsidiary of the Borrower to the extent that the pledge of or grant of any other Lien on such Capital Stock and other securities for the benefit of any holders of securities results in the Borrower or any of its Subsidiaries being required to file separate financial statements for such Subsidiary with the Securities and Exchange Commission

7

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement; and (vi) without duplication, any Excluded Assets.

“Pledgor”: each Granting Party (with respect to Pledged Securities held by such Granting Party and all other Pledged Collateral of such Granting Party).

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code  and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Restrictive Agreements”: as defined in subsection 3.3(a).

“Secured Parties”: the collective reference to (i) the Administrative Agent and the Collateral Agent, (ii) the Lenders, (iii) the Non-Lender Secured Parties and (iv) the respective successors and permitted assigns and the permitted transferees and endorsees of each of the foregoing.

“Security Collateral”: with respect to any Granting Party, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Granting Party.

“Specified Asset”: as defined in subsection 4.2.2 hereof.

“Trade Secret Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Trade Secret, other than agreements with any Person that is an Affiliate or a Subsidiary of the Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trade Secrets”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information.

“Trademark Licenses”: with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Trademark of such Grantor, other than agreements with any Person that is an Affiliate or a Subsidiary of the Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i)

8

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

Other Definitional Provisions

.

(a)The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”.

(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

(d)All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.

SECTION 2.GUARANTEE

Guarantee

.

(a)Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, as a primary obligor and not merely as surety, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations owed to the Secured Parties.

(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors;

9

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided that, to the maximum extent permitted under applicable law, it is the intent of the parties hereto that the rights of contribution of each Guarantor provided in subsection 2.2 be included as an asset of the respective Guarantor in determining the maximum liability of such Guarantor hereunder.

(c)Each Guarantor agrees that the Borrower Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d)The guarantee contained in this Section 2 shall remain in full force and effect until the earliest to occur of (i) the first date on which all the Loans, all other Borrower Obligations (other than any contingent or indemnification obligations not then due and any Borrower Obligations owing to a Non-Lender Secured Party) then due and owing, and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, (ii) as to any Subsidiary Guarantor, a sale or other disposition of all the Capital Stock of such Subsidiary Guarantor (other than to the Borrower or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Borrower, in each case that is permitted under the Credit Agreement and (iii) as to any Subsidiary Guarantor, such Subsidiary Guarantor becoming an Excluded Subsidiary.

(e)No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of any of the Borrower Obligations or any payment received or collected from such Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations of the Borrower guaranteed by it hereunder up to the maximum liability of such Guarantor hereunder until the earliest to occur of (i) the first date on which all the Loans and all other Borrower Obligations (other than any contingent or indemnification obligations not then due and any Borrower Obligations owing to a Non-Lender Secured Party) then due and owing are paid in full in cash and the Commitments are terminated, (ii) as to any Subsidiary Guarantor, a sale or other disposition of all the Capital Stock of such Subsidiary Guarantor (other than to a Borrower or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Borrower, in each case that is permitted under the Credit Agreement and (iii) as to any Subsidiary Guarantor, such Subsidiary Guarantor becoming an Excluded Subsidiary.

Right of Contribution

.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worth of the Guarantors on the date the

10

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

respective payment is made) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of subsection 2.3. The provisions of this subsection 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

No Subrogation

.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the other Secured Parties by the Borrower on account of the Borrower Obligations (other than any contingent or indemnification obligations not then due and any Borrower Obligations owing to a Non-Lender Secured Party) are paid in full in cash and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations (other than any contingent or indemnification obligations not then due and any Borrower Obligations owing to a Non-Lender Secured Party) shall not have been paid in full in cash or any of the Commitments shall remain in effect, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be held as collateral security for all of the Borrower Obligations (whether matured or unmatured) guaranteed by such Guarantor and/or then or at any time thereafter may be applied against any Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

Amendments, etc. with Respect to the Obligations

.  To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent, the Administrative Agent or any other Secured Party may be rescinded by the Collateral Agent, the Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Collateral Agent, the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or the Administrative Agent (or the Required Lenders or the

11

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

applicable Lender(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, the Administrative Agent or any other Secured Party for the payment of any of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. None of the Collateral Agent, the Administrative Agent and each other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

Guarantee Absolute and Unconditional

.  Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent, the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Borrower Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to any of the Borrower Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any claim alleging breach of a contractual provision of any of the Loan Documents or payment in full of Borrower Obligations other than contingent or indemnification obligations not then due) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Collateral Agent, the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any exchange, non-perfection, taking, or release of Security Collateral, (e) any change in the structure or existence of the Borrower, (f) any application of Security Collateral to any of the Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Collateral Agent, the Administrative Agent or any other Secured Party with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of

12

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives the Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Borrower Obligations other than contingent or indemnification obligations not then due and guaranteed by it hereunder) (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the Collateral Agent, the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent, the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Reinstatement

. The guarantee of any Guarantor contained in this Section 2 shall continue to be effective, or be reinstated if previously released in accordance with subsection 9.16(a), as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations guaranteed by such Guarantor hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent, the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Payments

. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim, in Dollars (or in the case of any amount required to be paid in any other currency pursuant to the requirements of the Credit Agreement or other agreement relating to the respective Obligations, such other currency), at the

13

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Administrative Agent’s office specified in subsection 10.2 of the Credit Agreement or such other address as may be designated in writing by the Administrative Agent to such Guarantor from time to time in accordance with subsection 10.2 of the Credit Agreement.

SECTION 3.GRANT OF SECURITY INTEREST

Grant

. Each Grantor hereby grants, subject to existing licenses to use the Copyrights, Patents, Trademarks and Trade Secrets granted by such Grantor in the ordinary course of business, to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in subsection 3.3. The term “Collateral”, as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 3.3:

(a)all Accounts;

(b)all Chattel Paper;

(c)all Contracts;

(d)all Documents;

(e)all Deposit Accounts;

(f)all Equipment;

(g)all General Intangibles;

(h)all Instruments;

(i)all Intellectual Property;

(j)all Licenses;

(k)all Inventory;

(l)all Investment Property;

(m)all Letter-of-Credit Rights;

(n)all Fixtures;

(o)all Supporting Obligations;

(p)all Commercial Tort Claims constituting Commercial Tort Actions described in Schedule 6 (together with any Commercial Tort Actions subject to a further writing provided in accordance with subsection 5.2.10);

14

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(q)all books and records pertaining to any of the foregoing; and

(r)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided that, in the case of each Grantor, Collateral shall not include (i) any Pledged Collateral, (ii) any Excluded Assets or (iii) any property or assets specifically excluded from Pledged Collateral.

Pledged Collateral

. Each Pledgor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in subsection 3.3.

Certain Exceptions

. No security interest is or will be granted pursuant to this Agreement or any other Security Document in any right, title or interest of any Granting Party under or in, and no representation, warranty or covenant contained in this Agreement or any other Loan Document shall apply to, and “Collateral” and “Pledged Collateral” shall not include the following (collectively, the “Excluded Assets”):

(a)any Instruments, Contracts, Chattel Paper, General Intangibles, Licenses or other contracts, permits or agreements with or issued by Persons other than the Borrower or an Affiliate of the Borrower (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements or would require a consent of any Person other than the Borrower or an Affiliate of the Borrower (in each case, after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the Code or any other applicable anti-assignment provisions of the Code and other applicable law);

(b)any Equipment or other property that would otherwise be included in the Security Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Security Collateral) if such Equipment or other property (x) is subject to a Lien described in subsection 7.2(i) of the Credit Agreement (with respect to Purchase Money Obligations or Financing Lease Obligations) (but only for so long as such Liens are in place); or (y) is subject to any Lien in respect of Hedging Obligations (as defined in the Credit Agreement, but excluding any Hedging Obligations secured under any Security Document) permitted by subsection 7.2 of the Credit Agreement) (but only for so long as such Liens are in place), and such Equipment or other property consists solely of (i) cash or Cash Equivalents, together with proceeds, dividends and distributions in respect thereof, and any assets relating to such assets, proceeds, dividends or distributions, (ii) any assets consisting of, subject to or arising under or in connection with any such Hedging Obligations (as defined in the Credit Agreement) or (iii) any other assets consisting of, subject to or arising under or in connection with any agreements, instruments or documents evidencing or constituting such Hedging Obligations or relating to any of the assets referred to in any of subclauses (i) through (iii) of this subclause (y);

15

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)Capital Stock (including for these purposes any investment (including indebtedness or securities) deemed to be equity for United States tax purposes) which is described in the proviso to the definition of Pledged Stock;

(d)any interest in leased real property (including Fixtures related thereto);

(e)any fee interest in owned real property (including Fixtures related thereto) if (A) the Fair Market Value of such fee interest is less than $5,000,000 individually, or (B) such real property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency;

(f)any Vehicles and any assets subject to certificate of title;

(g)Letter-of-Credit Rights (except to the extent a security interest therein is automatically perfected by filing a financing statement in the applicable Grantor’s jurisdiction of organization) and Commercial Tort Claims individually with a value of less than $1,000,000;

(h)assets to the extent the granting or perfecting of a security interest in such assets would result in costs or other consequences to the Borrower or any of its Subsidiaries, as reasonably determined in writing by the Borrower and the Administrative Agent, that are excessive in view of the benefits that would be obtained by the Secured Parties;

(i)those assets over which the granting of security interests in such assets would be prohibited by contract permitted under the Credit Agreement, applicable law or regulation or the organizational or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses), including contracts over which the granting of security interests therein would result in termination thereof (in each case, after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the Code or any other applicable anti-assignment provisions of the Code and other applicable law, other than proceeds and receivables thereof to the extent that their assignment is expressly deemed effective under the Code and/or other applicable law notwithstanding such prohibitions), or to the extent that such security interests would result in material adverse tax consequences to the Borrower or any one or more of its Subsidiaries as reasonably determined in writing by the Borrower and notified in writing to the Collateral Agent;

(j)except as specified in subsection 5.2.2,  any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or other bank or securities accounts) to the extent the security interest in such asset is not automatically perfected by filings under the Uniform Commercial Code of any applicable jurisdiction or, in the case of Pledged Securities that are evidenced or represented by an Instrument or a certificate (to the extent such Pledged Stock constitutes Certificated Securities), by being held by the Collateral Agent or the Administrative Agent on behalf of the Collateral Agent;

(k)any Excluded Accounts;

(l)any aircraft, airframes, aircraft engines, helicopters, vessels or rolling stock or any Equipment or other assets constituting a part thereof;

16

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(m)any Goods in which a security interest is not perfected by filing a financing statement in the applicable Grantor’s jurisdiction of organization; and

(n)intent-to-use Trademark applications and rights in and to such applications, prior to the filing of a “Statement of Use” or “Amendment to Allege Use”, only to the extent that a grant of a security interest in such application would impair validity or enforceability and any other intellectual property if the grant of a security interest therein would result in the invalidation of any Grantor’s interest therein.

Perfection Actions

.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) no perfection steps hereunder shall be required by any means other than (A) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or equivalent filing office) of the relevant State(s) of the respective jurisdictions of organization of each Granting Party, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office of the Intellectual Property Security Agreement, (C) filings with the applicable Intellectual Property Registry with respect to Intellectual Property registered in the United Kingdom, France, Germany, Italy, Spain or filed with the European Patent Office, (D) delivery of Collateral consisting of Instruments or Chattel Paper to the extent required under and in accordance with subsection 5.2.1 of this Agreement; (E) delivery of Intercompany Notes and certificates representing Pledged Stock constituting Certificated Securities; and (F) control agreements with respect to Deposit Accounts and Securities Accounts constituting Collateral to the extent required under and in accordance with subsection 5.2.2 of this Agreement; (ii) except as set forth in subsection 5.2.2 of this Agreement, control agreements or similar “control” arrangements shall not be required with respect to any other Deposit Accounts, Securities Accounts, Commodities Accounts, Electronic Chattel Paper, Uncertificated Securities or any other Security Collateral; (iii) except as set forth in clause (i)(C) above, the Granting Parties shall not be required to take any actions outside the United States to perfect any security interests in any Security Collateral (it being understood that, except as set forth in clause (i)(C) above, there shall be no security agreements or pledge agreements governed under the laws of any foreign jurisdiction); and (iv) the Granting Parties shall not be required to deliver landlord lien waivers, estoppels, collateral access letters or bailee letters.

SECTION 4.REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Each Guarantor

.  To induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this subsection 4.1, be deemed to be a reference to such Guarantor’s knowledge.

17

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Representations and Warranties of Each Grantor

.  To induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that, in each case after giving effect to the Transactions:

4.2.1Title; No Other Liens. Except for the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Credit Agreement (including, without limitation, subsection 7.2 thereof), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens. As of the Closing Date, except as set forth on Schedule 3 hereto, no currently effective financing statement or other similar public notice with respect to any Lien on all or any part of such Grantor’s Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except such as have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or as are in respect of Liens permitted by the Credit Agreement (including, without limitation, subsection 7.2 thereof) or any other Loan Document or for which termination statements will be delivered on or prior to the Closing Date.

4.2.2Perfected First Priority Liens.

(a)This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, except, as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

(b)Upon the filing of the Uniform Commercial Code financing statements in the filing jurisdictions specified on Schedule 4, the Liens granted in favor of the Collateral Agent will constitute a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions.  Subject to subsection 6.11 of the Credit Agreement and upon the recording of an Intellectual Property Security Agreement containing a description of all Collateral consisting of Intellectual Property with respect to United States registered Patents (and Patents for which United States applications for registration are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the Liens granted in favor of the Collateral Agent for the benefit of the Secured Parties will constitute a perfected security interest in all Intellectual Property in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent

18

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and Trademark Office and the United Copyright Office, as applicable.  Upon taking of the actions in accordance with subsection 5.2.2 of this Agreement, the Liens granted in favor of the Collateral Agent will constitute a perfected security interest in all Deposit Accounts and Securities Account constituting Collateral (other than the accounts described in the proviso to subsection 5.2.2 of this Agreement) in which a security interest may be perfected by “control” (within the meaning of Section 9-104 of the Uniform Commercial Code as in effect in the applicable jurisdiction).  The Liens granted in favor of the Collateral Agent for the benefit of the Secured Parties in the Collateral are and shall be prior to any other Lien on any of the Collateral other than Permitted Liens.

4.2.3Jurisdiction of Organization.

(b)On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.

4.2.4Farm Products. None of such Grantor’s Collateral constitutes, or is the Proceeds of, Farm Products.

4.2.5Accounts Receivable. The amounts represented by such Grantor to the Collateral Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor’s Accounts Receivable constituting Security Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. Unless otherwise indicated in writing to the Administrative Agent, each Account Receivable of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the Collateral Agent in writing.

4.2.6Patents, Copyrights and Trademarks.

(c)Schedule 5 sets forth a true, accurate and complete list of all material Licenses and material Intellectual Property owned by the Borrower and its Subsidiaries as of the date hereof.  As of the Closing Date, to the knowledge of the Borrower, all applications, registrations, maintenance and renewal fees due in respect of any of the Intellectual Property set forth on Schedule 5 have been timely paid and all required documents and certificates required to be filed with the relevant Intellectual Property Registry for the purpose of maintaining the registration of such Intellectual Property set forth on Schedule 5 have been timely filed.  As of the Closing Date, to the knowledge of the Borrower, there are no unpaid maintenance or renewal fees payable by the Borrower or any of its Subsidiaries to any third party that currently are overdue for any such registered Intellectual Property set forth on Schedule 5, and no such registered Intellectual Property set forth on Schedule 5 has lapsed or been abandoned, cancelled or expired.

19

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)None of the Intellectual Property with respect to the Product was developed with funding from any Governmental Authority such that any Governmental Authority has any “march in rights” or other rights to use any of the Intellectual Property with respect to the Product.

(e)As of the Closing Date, with respect to each Patent, including each Patent Application, covering Intellectual Property used in or necessary for the Product, (i) to the knowledge of the Borrower, each issued, allowed or granted claim in such Patent is valid and enforceable; (ii) except as set forth on Schedule 7, no such active pending Patent Application is subject to any final office action or other final determination by the relevant Intellectual Property Registry rejecting all or substantially all of the claims in such Patent Application; (iii) all inventors of any inventions or discoveries claimed in such Patents have assigned their entire right, title and interest in and to such inventions and discoveries and corresponding Patent to the Borrower, and all such inventors are named in such Patents as “inventors” as defined in the applicable patent laws; and (iv) no such Patent is subject to any outstanding order, finding, decision, writ, judgment or other decree of any court, commission or administrative agency concerning ownership, validity, enforceability or registrability, in whole or in part.

(f)As of any date after the Closing Date, with respect to each material Patent, including each material Patent Application, covering Intellectual Property used in or necessary for the Product, (i) to the knowledge of the Borrower, each issued, allowed or granted claim in any such Patent shall be valid and enforceable; (ii) no such active pending Patent Application shall be subject to any final office action or other final determination by the relevant Intellectual Property Registry rejecting all or substantially all of the claims in such material Patent Application; (iii) all inventors of any inventions or discoveries claimed in such Patents shall assign their entire right, title and interest in and to such inventions and discoveries and corresponding Patent to the Borrower, and all such inventors shall be named in such Patents as “inventors” as defined in the applicable patent laws; and (iv) no such Patent shall be subject to any outstanding order, finding, decision, writ, judgment or other decree of any court, commission or administrative agency concerning ownership, validity, enforceability or registrability, in whole or in part.

(g)Except as expressly permitted pursuant to the terms of the Credit Agreement, the Borrower and its Subsidiaries have not assigned, granted, licensed or otherwise transferred any rights to any Non-Loan Party nor any third party with respect to any material Intellectual Property controlled by the Borrower or its Subsidiaries relating to or covering the Product to any other party, and have not entered into any agreements or covenants with any third party agreeing to do so.  Schedule 5 indicates all material Intellectual Property held by Non-Loan Parties as of the date hereof.

Representations and Warranties of Each Pledgor

.  To induce the Collateral Agent, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the

20

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Pledgor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

4.3.1Except as provided in subsection 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of such Domestic Subsidiary owned by such Pledgor.

4.3.2Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens owing to any other Person, except the security interest created by this Agreement and Liens arising by operation of law or permitted by the Credit Agreement (or described in the definition of “Permitted Lien” in the Credit Agreement).

4.3.3Upon delivery to the Collateral Agent of the certificates evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created by this Agreement in such Pledged Securities constituting certificated securities, assuming the continuing possession of such Pledged Securities by the Collateral Agent, will constitute a valid, perfected first priority security interest in such Pledged Securities to the extent provided in and governed by the Code, enforceable in accordance with its terms, in each case subject to any Liens permitted by the Credit Agreement (including Permitted Liens), except as enforceability may be affected by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

4.3.4Upon the earlier of filing of financing statements listed on Schedule 4 hereto or filed pursuant to subsection 6.9 of the Credit Agreement and obtaining and maintenance of “control” (as described in the Code) by the Collateral Agent of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities will constitute a valid, perfected first priority security interest in such Pledged Securities constituting uncertificated securities to the extent provided in and governed by the Code, enforceable in accordance with its terms, in each case subject to Liens permitted by the Credit Agreement (including Permitted Liens), and except, as to the enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 5.COVENANTS

Covenants of Each Guarantor

.  Each Guarantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans and all other Obligations (other than any contingent or indemnification obligations not then due and any Obligations owing to a Non-Lender Secured Party) then due and owing, shall have been paid in full in cash and the Commitments shall have terminated, (ii) as to any Subsidiary Guarantor, a sale or other disposition of all the Capital Stock of such Subsidiary Guarantor (other than to a Borrower or a

21

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Borrower, in each case that is permitted under the Credit Agreement or (iii) as to any Subsidiary Guarantor, such Subsidiary Guarantor becoming an Excluded Subsidiary, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

Covenants of Each Grantor

.  Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans and all other Obligations (other than any contingent or indemnification obligations not then due and any Obligations owing to a Non-Lender Secured Party) then due and owing shall have been paid in full in cash and the Commitments shall have terminated, (ii) as to any Subsidiary Guarantor, a sale or other disposition of all the Capital Stock of such Grantor (other than to a Borrower or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Grantor ceases to be a Subsidiary of the Borrower, in each case that is permitted under the Credit Agreement or (iii) as to any Subsidiary Guarantor, such Grantor becoming an Excluded Subsidiary:

5.2.1Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Collateral Agent, for the benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Collateral Agent, such Instrument or Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement. Such Grantor shall not permit any other Person to possess any such Collateral at any time other than (i) in connection with any sale or other disposition of such Collateral in a transaction permitted by the Credit Agreement or (ii) Instruments deposited into a Deposit Account or a Securities Account.

5.2.2Control Agreements. Except as otherwise agreed by the Administrative Agent and subject to subsection 6.11 of the Credit Agreement, each Grantor shall use commercially reasonable efforts to enter into a springing account control agreement (each, a “Control Agreement”), in form reasonably satisfactory to the Administrative Agent, with the Collateral Agent and any bank or securities intermediary with which such Grantor maintains a deposit account or securities account covering each such account maintained with such bank or securities intermediary pursuant to which such bank or securities intermediary shall agree to comply with instructions or securities entitlements originated by the Collateral Agent  without further consent of such Grantor; provided, that no Control Agreement shall be required with respect to (x) any account that is or becomes an Excluded Account, (y) any account all of the funds in which constitute Excluded Assets, and (z) any deposit account all of the funds in which (other than funds excluded from the Collateral pursuant to any Security Document) are swept on a daily basis into another deposit account that is subject to a Control Agreement.

22

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2.3Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and except to the extent that failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.2.4Maintenance of Perfected Security Interest; Further Documentation.

(b)Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a perfected security interest as and to the extent described in subsections 3.4 and 4.2.2 and to defend the security interest created by this Agreement in such Grantor’s Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof).

(c)Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the Collateral Agent may reasonably request in writing, all in reasonable detail.

(d)At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) as in effect from time to time in any United States jurisdiction with respect to the security interests created hereby, in each case subject to subsection 3.4.

(e)The Collateral Agent (acting at the direction of the Required Lenders) may grant extensions of time for the creation and perfection of security interests in, or the obtaining a delivery of documents or other deliverables with respect to, particular assets of any Grantor where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.

5.2.5Changes in Name, Jurisdiction of Organization, etc. Such Grantor will give prompt written notice to the Collateral Agent of any change in its name, legal form or jurisdiction of organization (whether by merger or otherwise) (and in any event within 30 days of such change); provided that, promptly after receiving a written request therefor from the Collateral Agent, such Grantor shall deliver to the Collateral Agent all additional financing statements and other documents reasonably necessary to maintain the validity, perfection and

23

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

priority of the security interests created hereunder and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein and upon receipt of such additional financing statements the Collateral Agent (or its designee) shall promptly file such additional financing statements.

5.2.6Pledged Stock. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.

5.2.7Accounts Receivable.

(f)With respect to Accounts Receivable constituting Collateral, other than in the ordinary course of business or as expressly permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor’s Accounts Receivable, (ii) compromise or settle any such Accounts Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any such Accounts Receivable, (iv) allow any credit or discount whatsoever on any such Accounts Receivable or (v) amend, supplement or modify any such Accounts Receivable unless such extensions, compromises, settlements, releases, credits, discounts, amendments, supplements or modifications would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting Collateral, taken as a whole.

5.2.8[Reserved].

5.2.9Acquisition of Intellectual Property. Concurrently with the delivery of a Compliance Certificate pursuant to subsection 6.2(a) or (b) of the Credit Agreement, the Borrower will notify the Collateral Agent in writing of any acquisition by the Grantors of any registration of any material Copyright, Patent or Trademark constituting Collateral, and each applicable Grantor shall take such actions as may be reasonably requested by the Collateral Agent (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any Copyright, Patent or Trademark constituting Collateral, by the making of appropriate filings in the United States Patent and Trademark Office, United States Copyright Office or any other applicable Intellectual Property Registry.

5.2.10Commercial Tort Actions. All Commercial Tort Actions of each Grantor in existence on the date of this Agreement, known to such Grantor on the date hereof, are described in Schedule 6 hereto. Concurrently with the delivery of the annual and quarterly Compliance Certificate pursuant to subsection 6.2(b) of the Credit Agreement, the Borrower will notify the Collateral Agent in writing of any acquisition by any Grantor of any Commercial Tort Action and describe the details thereof, and each applicable Grantor shall take such actions as may be reasonably requested by the Collateral Agent to grant to the Collateral Agent a security

24

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

interest in any such Commercial Tort Action and in the proceeds thereof, all upon and subject to the terms of this Agreement.

Covenants of Each Pledgor

.  Each Pledgor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the Loans and all other Obligations (other than any contingent or indemnification obligations not then due and any Obligations owing to a Non-Lender Secured Party) then due and owing shall have been paid in full in cash and the Commitments shall have terminated, (ii) as to any Pledgor that is a Subsidiary Guarantor, a sale or other disposition of all the Capital Stock of such Pledgor (other than to a Borrower or a Subsidiary Guarantor), or any other transaction or occurrence as a result of which such Pledgor ceases to be a Subsidiary of the Borrower, in each case that is permitted under the Credit Agreement or (iii) as to any Pledgor that is a Subsidiary Guarantor, such Pledgor becoming an Excluded Subsidiary:

5.3.1Additional Shares. If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, to the extent such right is evidenced by a certificate or other instrument, such Pledgor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent (who will hold the same on behalf of the Secured Parties) in the exact form received, duly indorsed by such Pledgor to the Collateral Agent, if required, together with an undated stock power or other applicable instrument of transfer covering such certificate or instrument duly executed in blank by such Pledgor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 3.3. If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Borrower in accordance with the Credit Agreement) shall be paid over to the Collateral Agent, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Other than in connection with any dividend, distribution, investment or other payment permitted by Section 7.5 of the Credit Agreement, if any sums of money or property so paid or distributed in respect of Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

5.3.2Pledged Notes.

25

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)Such Pledgor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto after the Closing Date pursuant to subsection 9.15) deliver to the Collateral Agent all Pledged Notes then held by such Pledgor, endorsed in blank. Furthermore, within ten Business Days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) after any Pledgor obtains a Pledged Note, such Pledgor shall cause such Pledged Note to be delivered to the Collateral Agent, endorsed in blank.

5.3.3Maintenance of Security Interest.

(c)Such Pledgor shall defend the security interest created by this Agreement in such Pledgor’s Pledged Collateral against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor, in each case subject to subsection 3.4.

(d)The Collateral Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining or delivery of documents or other deliverables with respect to, particular assets of any Pledgor where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.

SECTION 6.REMEDIAL PROVISIONS

Certain Matters Relating to Accounts

.

(a)At any time and from time to time after the occurrence and during the continuance of an Event of Default, subject to the Credit Agreement, the Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, subject to the Credit Agreement, upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.

(b)At any time and from time to time after the occurrence and during the continuance of an Event of Default, subject to the Credit Agreement, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent copies or, if required by the Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions which gave rise to such Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all

26

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.

Communications with Obligors; Grantors Remain Liable

.

(a)The Collateral Agent, in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default, subject to the Credit Agreement, communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.

(b)Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, subject to the Credit Agreement, each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Collateral Agent, the Administrative Agent or any other Secured Party shall have any obligation or liability under any Accounts Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Accounts Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Pledged Stock

.

(a)Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given one Business Day’s prior notice to the relevant Pledgor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 6.3(b) (which notice shall automatically be deemed to have been given in the case of an Event of Default pursuant to subsection 8.1(f) of the Credit Agreement), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate rights with respect to the Pledged Stock.

27

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)Subject to the Credit Agreement, if an Event of Default shall occur and be continuing and the Collateral Agent shall give one Business Day’s prior written notice of its intent to exercise such rights to the relevant Pledgor or Pledgors (which notice shall automatically be deemed to have been given in the case of an Event of Default pursuant to subsection 8.1(f) of the Credit Agreement), (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor as provided in the Credit Agreement consistent with subsection 6.5, (ii) the Collateral Agent shall have the right to register any or all of the Pledged Stock in the name of the Collateral Agent or its nominee, and (iii) the Collateral Agent shall have the right to exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Collateral Agent, of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine, all without liability to the maximum extent permitted by applicable law (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Collateral Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Collateral Agent shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.6 other than in accordance with subsection 6.6.  In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto, each Pledgor shall promptly execute and deliver to the Collateral Agent all proxies and other instruments as the Collateral Agent may from time to time reasonably request.  After all Events of Default have been cured or waived, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a) of this subsection 6.3.

(c)Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to, subject to the Credit Agreement, (i) comply with any instruction received by it from the Collateral Agent in writing with respect to Capital Stock in such Issuer that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

Proceeds to be Turned Over to the Collateral Agent

.  In addition to the rights of the Collateral Agent and the other Secured Parties specified in subsection 6.1 with respect to

28

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

payments of Accounts Receivable constituting Collateral, subject to the Credit Agreement, if an Event of Default shall occur and be continuing, and the Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent, in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent).

Application of Proceeds

.  It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party’s Collateral (as defined in the Credit Agreement) received by the Collateral Agent (whether from the relevant Granting Party or otherwise) shall be held by the Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Collateral Agent, subject to the Credit Agreement, be applied by the Collateral Agent against the Obligations of the relevant Granting Party then due and owing in the order of priority set forth in subsection 9.12 of the Credit Agreement.

Code and Other Remedies

.  If an Event of Default shall occur and be continuing, subject to the terms of the Credit Agreement, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, to the extent permitted by applicable law and subject to the Credit Agreement, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law and subject to the Credit Agreement, the Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Granting Party, which right or equity is hereby waived and released. Each Granting Party further agrees, at the Collateral Agent’s request (subject to the Credit Agreement), to assemble the Security Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Granting Party’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of

29

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party then due and owing, in the order of priority specified in subsection 6.5 above, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Collateral Agent account for the surplus, if any, to such Granting Party. To the extent permitted by applicable law, (i) such Granting Party waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Collateral Agent or such other Secured Party (as determined by a final non-appealable judgment by a court of competent jurisdiction), and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Registration Rights

.

(a)[Reserved].

(b)Such Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law; provided, that no Granting Party shall be required under this Agreement or any other Loan Document to take any action or cause any Issuer of Pledged Stock to take any action to register any portion of any Pledged Stock to be sold under the provisions of the Securities Act. Such Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such Pledgor, and, to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an

30

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

Waiver; Deficiency

.  Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full the Loans and, to the extent then due and owing, all other Obligations of such Granting Party and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

SECTION 7.THE COLLATERAL AGENT

Collateral Agent’s Appointment as Attorney-in-Fact, etc.

.

(a)Each Granting Party hereby irrevocably constitutes and appoints the Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default, and in accordance with and subject to the Credit Agreement. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law and subject to the Credit Agreement), (x) each Pledgor hereby gives the Collateral Agent the power and right, on behalf of such Pledgor, without prior notice or assent by such Pledgor, to execute, in connection with any sale provided for in subsection 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without prior notice to or assent by such Grantor, to do any or all of the following:

(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Accounts Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Accounts Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;

(ii)in the case of any Copyright, Patent, or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to such Grantor to evidence the Collateral Agent’s and the Lenders’ security interest in such Copyright, Patent, or Trademark and the

31

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(iv)(A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) assign, transfer or license any Intellectual Property constituting Collateral of such Grantor (along with the goodwill of the business to which any such Intellectual Property pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Granting Party, shall be payable by such Granting Party to the Collateral Agent on demand.

(c)Each Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this

32

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.

Duty of Collateral Agent

.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and to the maximum extent permitted by applicable law, neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).

Financing Statements

.  Pursuant to any applicable law, each Granting Party authorizes the Collateral Agent (or its designee) to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party’s Security Collateral without the signature of such Granting Party in such form and in such filing offices as the Collateral Agent (or its designee) reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Granting Party authorizes the Collateral Agent (or its designee) to use any collateral description reasonably determined by the Collateral Agent, including, without limitation, the collateral description “all personal property” or “all assets” or words of similar meaning in any such financing statements. The Collateral Agent agrees to use its commercially reasonable efforts to notify the relevant Granting Party of any financing or continuation statement filed by it (or its designee), provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

Authority of Collateral Agent

.  Each Granting Party acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Granting Parties, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and

33

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.NON-LENDER SECURED PARTIES

Rights to Collateral

.

(a)The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Credit Agreement) or to direct the Collateral Agent to do the same, including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notify account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Guarantor under this Agreement or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of the Borrower or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning, the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders or Agent seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

(b)Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Collateral Agent and the Lenders, with the consent of the Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction. The Non-Lender Secured Parties by their acceptance of the benefits of this Agreement and the other Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of the Borrower or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

34

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)Notwithstanding any provision of this subsection 8.1, the Non-Lender Secured Parties shall be entitled, subject to the Credit Agreement, to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties.

(d)Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement, agrees that the Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Borrower Obligations and/or the Guarantor Obligations, and may release any Guarantor from its Obligations hereunder, all without any consent of or any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

Appointment of Agent

.  Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the Collateral Agent, as agent under the Credit Agreement (and all officers, employees or agents designated by the Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the Collateral Agent has appointed the Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.

Waiver of Claims

.  To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person as determined by a final non-appealable judgment by a court of competent jurisdiction. To the maximum extent permitted by applicable law, none of the Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower, any Subsidiary of the Borrower, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person.

35

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Designation of Non-Lender Secured Parties

.  The Borrower may from time to time designate a Person as a “Bank Products Provider” or a “Hedging Provider” hereunder by written notice to the Collateral Agent. Upon being so designated by the Borrower, such Bank Products Provider or Hedging Provider (as the case may be) shall be a Non-Lender Secured Party for the purposes of this Agreement for as long as so designated by the Borrower.

SECTION 9.MISCELLANEOUS

Amendments in Writing

.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the Collateral Agent; provided that (a) any provision of this Agreement imposing obligations on any Granting Party may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent and (b) notwithstanding anything to the contrary in subsection 10.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” or subsection 6.5 if such waiver, amendment, or modification would directly and adversely affect a Secured Party without the written consent of such affected Secured Party.

Notices

.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1, unless and until such Grantor shall change such address by notice to the Collateral Agent and the Administrative Agent given in accordance with subsection 10.2 of the Credit Agreement.

No Waiver by Course of Conduct; Cumulative Remedies

.  None of the Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Enforcement Expenses; Indemnification

.

(a)Each Guarantor jointly and severally agrees to pay or reimburse each Secured Party, the Administrative Agent and the Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured

36

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Parties, the Collateral Agent and the Administrative Agent, in each case to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement.

(b)Each Grantor jointly and severally agrees to pay, and to save the Collateral Agent, the Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from bad faith, gross negligence or willful misconduct of the Collateral Agent, the Administrative Agent or any other Secured Party as determined by a court of competent jurisdiction in a final and nonappealable decision.

(c)The agreements in this subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Successors and Assigns

.  This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the Collateral Agent and the Secured Parties and their respective successors and assigns permitted by the Credit Agreement.

Set-Off

.  Each Guarantor hereby irrevocably authorizes each of the Administrative Agent and the Collateral Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or the Borrower, any such notice being expressly waived by each Guarantor and by the Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default so long as any amount remains unpaid after it becomes due and payable by such Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent, the Administrative Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Collateral Agent, the Administrative Agent or such other Secured Party may elect. The Collateral Agent, the Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Collateral Agent, the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent, the Administrative Agent and each other Secured Party under this subsection 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent, the Administrative Agent or such other Secured Party may have.

37

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparts

.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts (including by facsimile and other electronic transmission) taken together shall be deemed to constitute one and the same instrument.

Severability

.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

Section Headings

.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Integration

.  This Agreement and the other Loan Documents represent the entire agreement of the Granting Parties, the Collateral Agent, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

GOVERNING LAW

.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Submission to Jurisdiction; Waivers

.  Each party hereto hereby irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York located in the Borough of Manhattan (the “New York Supreme Court”), and the United States District Court for the Southern District of New York located in the Borough of Manhattan (the “Federal District

38

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Court,” and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that

(i)if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;

(ii)in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this subsection 9.12(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;

(iii)the Collateral Agent may bring any legal action or proceeding against any Loan Party in any jurisdiction in connection with the exercise of any rights under any Security Documents, provided that any Loan Party shall be entitled to assert any claim or defense (including any claim or defense that this subsection 9.12(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and

(iv)any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;

(d)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or the Collateral Agent, as the case may be, at the address specified in subsection 10.2 of the Credit Agreement or at such other address of which the Collateral Agent and the Borrower shall have been notified pursuant thereto; and

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any consequential or punitive damages.

39

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Acknowledgments

.  Each Granting Party hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)none of the Collateral Agent, the Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

WAIVER OF JURY TRIAL

.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Additional Granting Parties

.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 6.9[(b)] of the Credit Agreement shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in substantially the form of Annex 2 hereto. Each Granting Party that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Borrower pursuant to subsection 6.9[(b)] of the Credit Agreement shall become a Pledgor with respect thereto upon execution and delivery by such Granting Party of a Supplemental Agreement in substantially the form of Annex 3 hereto.

Releases

.

(a)At such time as the Loans and the other Obligations (other than any contingent or indemnification obligations not then due and any Obligations owing to a Non-Lender Secured Party) then due and owing shall have been paid in full and the Commitments have been terminated, all Security Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Granting Parties. At the request and sole expense of any Granting Party following any such termination, the Collateral Agent shall deliver to such Granting Party any Security Collateral held by the Collateral Agent hereunder, and the Collateral Agent and the Administrative Agent shall execute, acknowledge and deliver to such Granting Party and authorize such Granting Party or its nominee to file such releases, instruments or other documents (including, without limitation, UCC termination statements) and do or cause to be done all other acts, as any Granting Party shall reasonably request to evidence such termination.

40

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)Upon a sale or other disposition of Security Collateral permitted by the Credit Agreement (other than any sale or disposition to another Grantor), the Lien pursuant to this Agreement on such sold or disposed of Security Collateral shall be automatically released. In connection with a sale or other disposition of all the Capital Stock of any Granting Party or any other transaction or occurrence as a result of which such Granting Party ceases to be a Subsidiary of the Borrower or the sale or other disposition of Security Collateral (other than a sale or disposition to another Grantor) permitted under the Credit Agreement, the Collateral Agent shall, upon receipt from the Borrower of a written request for the release of such Granting Party from its Guarantee or the release of the Security Collateral subject to such sale, disposition or other transaction, identifying such Granting Party or the relevant Security Collateral, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, execute and deliver to the Borrower or the relevant Granting Party, at the sole cost and expense of such Granting Party, any Security Collateral of such relevant Granting Party held by the Collateral Agent, or the Security Collateral subject to such sale or disposition (as applicable), and, at the sole cost and expense of such Granting Party, execute, acknowledge and deliver to such Granting Party and authorize such Granting Party or its nominee to file such releases, instruments or other documents (including, without limitation, UCC termination statements or amendments), and do or cause to be done all other acts, as the Borrower or such Granting Party shall reasonably request (x) to evidence or effect the release of such Granting Party from its Guarantee (if any) and of the Liens created hereby (if any) on such Granting Party’s Security Collateral or (y) to evidence the release of the Security Collateral subject to such sale or disposition.

(c)Upon any Granting Party becoming an Excluded Subsidiary in accordance with the provisions of the Credit Agreement, the Lien pursuant to this Agreement on all Security Collateral of such Granting Party (if any) shall be automatically released, and the Guarantee (if any) of such Granting Party, and all obligations of such Granting Party hereunder, shall terminate, all without delivery of any instrument or performance of any act by any party, and the Collateral Agent shall, upon the request of the Borrower or such Granting Party, deliver to the Borrower or such Granting Party any Security Collateral of such Granting Party held by the Collateral Agent hereunder and the Collateral Agent and the Administrative Agent shall execute, acknowledge and deliver to the Borrower or such Granting Party and authorize such Granting Party or its nominee to file (at the sole cost and expense of the Borrower or such Granting Party) all releases, instruments or other documents (including, without limitation, UCC termination statements), and do or cause to be done all other acts, necessary or reasonably desirable for the release of such Granting Party from its Guarantee (if any) or the Liens created hereby (if any) on such Granting Party’s Security Collateral, as applicable, as the Borrower or such Granting Party may reasonably request.

(d)Upon (i) any Security Collateral being or becoming an Excluded Asset or (ii) any other release of Security Collateral approved, authorized or ratified by the Lenders pursuant to subsection 9.9(b)(A)(iv) of the Credit Agreement, the Lien pursuant to this Agreement on such Security Collateral shall be automatically released. At the request and sole expense of any Granting Party, the Collateral Agent shall deliver such Security Collateral (if held by the Collateral Agent) to such Granting Party and execute, acknowledge and deliver to such Granting Party such releases, instruments or other documents (including, without limitation,

41

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

UCC termination statements), and do or cause to be done all other acts, as such Granting Party shall reasonably request to evidence such release.

(e)So long as no Event of Default has occurred and is continuing, the Collateral Agent shall at the direction of any applicable Granting Party return to such Granting Party any proceeds or other property received by it during any Event of Default pursuant to any of subsection 5.3.1, 6.3(b) or 6.4 and not otherwise applied in accordance with subsection 6.5.

(f)The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Security Collateral by it in accordance with (or which the Collateral Agent in good faith, reasonably believes to be in accordance with) this subsection 9.16.

[Remainder of page left blank intentionally; Signature pages follow.]

42

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

AIMMUNE THERAPEUTICS, INC.

By:

Name:
Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Acknowledged and Agreed to as of
the date hereof by:

CORTLAND CAPITAL MARKET SERVICES LLC,
as Collateral Agent and Administrative Agent

By:

Name:  [____]
Title:  [____]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 1

ACKNOWLEDGEMENT AND CONSENT*

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement, dated as of [_____] (the “Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement or the Credit Agreement referred to therein, as the case may be), made by and among AIMMUNE THERAPEUTICS, INC., a Delaware corporation, and the other Granting Parties party thereto in favor of CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as Collateral Agent and Administrative Agent. The undersigned agrees for the benefit of the Collateral Agent, the Administrative Agent and the Lenders as follows:

The undersigned will be bound by the terms of the Agreement applicable to it as an Issuer (as defined in the Agreement) and will comply with such terms insofar as such terms are applicable to the undersigned as an Issuer.

The terms of subsections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3 or 6.7 of the Agreement.

[NAME OF ISSUER]

By:

Name: __________________________
Title:_____________

Address for Notices:

[__________________]

*	This consent is necessary only with respect to any Issuer that is not also a Granting Party.

45

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 2

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of [_________], 20[ ], made by [_________], a [_______________________] [corporation] ([each an][the] “Additional Granting Party”), in favor of CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) and as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the banks and other financial institutions from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement, or if not defined therein, in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, AIMMUNE THERAPEUTICS, INC., a Delaware limited liability company (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent and the other parties party thereto are parties to a Credit Agreement, dated as of January 3, 2019 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Domestic Subsidiaries are, or are to become, parties to the Guarantee and Collateral Agreement, dated as of January 3, 2019 (as amended, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Collateral Agent, for the benefit of the Secured Parties;

WHEREAS, [the][each] Additional Granting Party is a Domestic Subsidiary of the Borrower; the proceeds of the Extensions of Credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Granting Parties (including such Additional Granting Party) in connection with the operation of their respective businesses; and the Borrower and the other Granting Parties (including such Additional Granting Party) are engaged in related businesses, and each such Granting Party (including [each] such Additional Granting Party) will derive substantial direct and indirect benefit from the making of the Extensions of Credit under the Credit Agreement;

WHEREAS, the Credit Agreement requires [the] [each] Additional Granting Party to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, [the][each] Additional Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

46

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NOW, THEREFORE, IT IS AGREED:

1.Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, [the][each] Additional Granting Party, as provided in subsection 9.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a [Guarantor] [, Grantor and Pledgor] [and Grantor] [and Pledgor]1 and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a [Guarantor] [, Grantor and Pledgor] [and Grantor] [and Pledgor]2 thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [______] to the Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. [The][Each] Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Granting Party, in its capacities as a [Guarantor] [,Grantor and Pledgor] [and Grantor] [and Pledgor],3 contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date. Each Additional Granting Party hereby grants, as and to the same extent as provided in the Guarantee and Collateral Agreement, to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the [Collateral (as such term is defined in subsection 3.1 of the Guarantee and Collateral Agreement) of such Additional Granting Party] [and] [the Pledged Collateral (as such term is defined in the Guarantee and Collateral Agreement) of such Additional Granting Party, except as provided in subsection 3.3 of the Guarantee and Collateral Agreement].

2.GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Remainder of page intentionally left blank]

[1]	Indicate the capacities in which the Additional Granting Party is becoming a Grantor.
[2]	Indicate the capacities in which the Additional Granting Party is becoming a Grantor.
[3]	Indicate the capacities in which the Additional Granting Party is becoming a Grantor.

47

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTING PARTY]

By:

Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

CORTLAND CAPITAL MARKET SERVICES LLC,
as Collateral Agent and Administrative Agent

By:

Name:
Title:

48

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 3

SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT, dated as of [_______________], 20[ ], made by [_______________], a [________________] corporation (the “Additional Pledgor”), in favor of CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) and as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the banks and other financial institutions from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement, or if not defined therein, in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, AIMMUNE THERAPEUTICS, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent and the other parties party thereto are parties to a Credit Agreement, dated as of January 3, 2019 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Domestic Subsidiaries are, or are to become, parties to the Guarantee and Collateral Agreement, dated as of January 3, 2019 (as amended, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Collateral Agent, for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Pledgor to become a Pledgor under the Guarantee and Collateral Agreement with respect to Capital Stock of certain new Subsidiaries of the Additional Pledgor; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplemental Agreement in order to become such a Pledgor under the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.Guarantee and Collateral Agreement. By executing and delivering this Supplemental Agreement, the Additional Pledgor, as provided in subsection 9.15 of the Guarantee and Collateral Agreement, hereby becomes a Pledgor under the Guarantee and Collateral Agreement with respect to the shares of Capital Stock of the Subsidiary of the Additional Pledgor listed in Annex 1 hereto and will be bound by all terms, conditions and duties applicable to a Pledgor under the Guarantee and Collateral Agreement, as a

49

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Pledgor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedule 2 to the Guarantee and Collateral Agreement, and such Schedule 2 is hereby amended and modified to include such information. The Additional Pledgor hereby represents and warrants that each of the representations and warranties of such Additional Pledgor, in its capacity as a Pledgor, contained in subsection 4.3 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Supplemental Agreement) as if made on and as of such date. The Additional Pledgor hereby undertakes each of the covenants, in its capacity as a Pledgor, contained in subsection 5.3 of the Guarantee and Collateral Agreement. The Additional Pledgor hereby grants, as and to the same extent as provided in the Guarantee and Collateral Agreement, to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of the Pledged Collateral of such Additional Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, except as provided in subsection 3.3 of the Guarantee and Collateral Agreement. The Additional Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplemental Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

2.GOVERNING LAW. THIS SUPPLEMENTAL AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

50

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:

Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

CORTLAND CAPITAL MARKET SERVICES LLC,
as Collateral Agent and Administrative Agent

By:

Name:
Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C
to
CREDIT AGREEMENT

FORM OF PREPAYMENT NOTICE

Cortland Capital Market Services LLC
as Administrative Agent
for the Lenders referred to below

Cortland Capital Market Services LLC
225 West Washington Street, 9th Floor
Chicago, IL 60606
Facsimile No.: (312) 376-0751
Attn: Legal Department and Steve Erdelyi
Email:[***]
[***]

[Date]

Reference is made to the Credit Agreement, dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Aimmune Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), Cortland Capital Market Services LLC, a Delaware limited liability company, in its capacity as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, Borrower, hereby gives you notice that, pursuant to Subsection 3.4(a) of the Credit Agreement, the undersigned intends to make a prepayment as follows:4

Date of Prepayment:  [date of prepayment]

Tranche of Loans:  [applicable Tranche being repaid]

Type of Loans:	[Eurocurrency Loans, ABR Loans or a combination thereof]

Amount of Prepayment:  $[●]

[if a combination of Eurocurrency Loans and ABR Loans,
specify the principal amount allocable to each]

[4]

To be delivered prior to 1:00 P.M., New York City time at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of Eurocurrency Loans), or prior to 1:00 P.M., New York City time one Business Day (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of ABR Loans).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Very truly yours,

AIMMUNE THERAPEUTICS, INC.

By:	Name: Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D-1
to
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan(s) held by the undersigned or, if the undersigned is not a Lender, to the Loan(s) held by the Lender of which the undersigned is a beneficiary or member, pursuant to the Credit Agreement, dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aimmune Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), and Cortland Capital Market Services LLC, a Delaware limited liability company, in its capacity as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The undersigned hereby certifies under penalty of perjury that:

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:

Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Address]

Dated:  __________, 20[    ]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D-2
to
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan(s) held by the undersigned or, if the undersigned is not a Lender, to the Loan(s) held by the Lender of which the undersigned is a beneficiary or member, pursuant to the Credit Agreement, dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aimmune Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), and Cortland Capital Market Services LLC, a Delaware limited liability company, in its capacity as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The undersigned hereby certifies under penalty of perjury that:

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:

Title:

[Address]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Dated:  __________, 20[    ]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D-3
to
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan(s) held by the undersigned or, if the undersigned is not a Lender, to the Loan(s) held by the Lender of which the undersigned is a beneficiary or member, pursuant to the Credit Agreement, dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aimmune Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), and Cortland Capital Market Services LLC, a Delaware limited liability company, in its capacity as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The undersigned hereby certifies under penalty of perjury that:

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned or any of its direct or indirect partners/members.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Remainder of page intentionally left blank]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[NAME OF PARTICIPANT]

By:

Name:

Title:

[Address]

Dated:  __________, 20[    ]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D-4
to
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan(s) held by the undersigned or, if the undersigned is not a Lender, to the Loan(s) held by the Lender of which the undersigned is a beneficiary or member, pursuant to the Credit Agreement, dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aimmune Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), and Cortland Capital Market Services LLC, a Delaware limited liability company, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The undersigned hereby certifies under penalty of perjury that:

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned or of any of its direct or indirect partners/members.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Remainder of page intentionally left blank]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[NAME OF LENDER]

By:

Name:

Title:

[Address]

Dated:  __________, 20[    ]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E
to
CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of January 3, 2019, among Aimmune Therapeutics, Inc., a Delaware corporation, (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Cortland Capital Market Services LLC, a Delaware limited liability company, in its capacity as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties (as defined therein).  Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

___________________________ (the “Assignor”) and _________________ (the “Assignee”) agree as follows:

1.

The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, subject to and in accordance with this Assignment and Acceptance and the Credit Agreement, as of the Transfer Effective Date (as defined below), an interest (the “Assigned Interest”) as set forth in Schedule 1 in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents with respect to those credit facilities provided for in the Credit Agreement as are set forth on Schedule 1 (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1.

2.

The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than (w) that it is the legal and beneficial owner of the Assigned Interest, (x) that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (y) that it is legally authorized to enter into this Assignment and Acceptance and to consummate the transactions contemplated hereby and (z) it is not a Defaulting Lender; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s), if any, held by it evidencing the Assigned Facilities [and Assignor shall exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facilities) a new Note or Notes payable

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date)].[5]

3.

The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Subsections 4.1 and 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgements and representations of such Assignee as a Lender contained in Subsection 9.5 and Subsection 10.19 of the Credit Agreement; (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including its obligations pursuant to Subsection 10.16 of the Credit Agreement, and, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Subsection 3.11(b) of the Credit Agreement; (g) represents and warrants that it is neither a Disqualified Lender nor a Defaulting Lender; and (h) represents and warrants that unless the Assignee is already a Lender under the Credit Agreement, Assignee has delivered to the Administrative Agent all documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and an Administrative Questionnaire.

4.

The effective date of this Assignment and Acceptance shall be the date inserted by the Administrative Agent on its signature page hereto (the “Transfer Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Subsection 10.6 of the Credit Agreement, effective as of the Transfer Effective Date.

5.

Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Transfer Effective Date and to the Assignee for amounts which have accrued from and after the Transfer Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Transfer Effective Date to the Assignee.

[5]	Should only be included when specifically required by the Assignee and/or the Assignor, as the case may be.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.

From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, but shall nevertheless continue to be entitled to the benefits of (and bound by related obligations under) Subsections 3.10, 3.11, 3.12, 3.13 and 10.5 thereof.

Notwithstanding any other provision hereof, if the consents of the Borrower and the Administrative Agent hereto are required under Subsection 10.6 of the Credit Agreement, this Assignment and Acceptance shall not be effective unless such consents shall have been obtained (including, in the case of the Borrower, the deemed consent of the Borrower pursuant to Subsection 10.6(b)(i)(A)).

8.

THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1
to
EXHIBIT E

ASSIGNMENT AND ACCEPTANCE

Re:  Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of January 3, 2019, among Aimmune Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Cortland Capital Market Services LLC, a Delaware limited liability company, as administrative agent for the Lenders and as collateral agent for the Secured Parties (as defined therein).

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

Assigned Facility	Aggregate Amount of Commitment/Loans under Assigned Facility for Assignor	Amount of Commitment/Loans Assigned
	$__________	$__________

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]
By:______________________________ Name: Title:	By:______________________________ Name: Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Transfer Effective Date: _________________ Accepted for recording in the Register:	Consented To:
CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent	[AIMMUNE THERAPEUTICS, INC.]
By:______________________________ Name: Title:	By:______________________________ Name: Title:][6]
CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent
By:______________________________ Name: Title:

[6]	Insert only as required by subsection 10.6 of the Credit Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F
to
CREDIT AGREEMENT

FORM OF OFFICER’S CERTIFICATE

AIMMUNE THERAPEUTICS, INC.

[__________], 20[__]

Pursuant to subsection 5.1(d) of that certain Credit Agreement, dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined), among Aimmune Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), Cortland Capital Market Services LLC, a Delaware limited liability company, as administrative agent for the Lenders and as collateral agent for the Secured Parties, the undersigned hereby certifies, solely in [his/her] capacity as a Responsible Officer of the Borrower, and not in [his/her] individual capacity, on behalf of the Borrower, that:

As of the date hereof, after giving effect to any Extension of Credit to occur on the date hereof and the application of the proceeds thereof, (a) the representations and warranties set forth in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representation and warranty speaks to an earlier date, in which case such representation and warranty is true and correct in all material respects on and as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing.

[Remainder of page intentionally left blank.]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the undersigned has hereunto set [his/her] name as of the date first written above.

AIMMUNE THERAPEUTICS, INC.

By:	Name: Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT G
to
CREDIT AGREEMENT

FORM OF SECRETARY’S CERTIFICATE

[__________], 20[__]

I, the undersigned, Secretary of AIMMUNE THERAPEUTICS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company, that:

1.

This Certificate is furnished pursuant to Subsection 5.1(h) the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, the other Credit Parties party thereto, the several banks and other financial institutions from time to time party thereto and CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as Administrative Agent and as Collateral Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.

As of the date hereof, the persons named in Exhibit A are duly elected, duly qualified and acting officers of the Company, holding the respective offices in Exhibit A set forth opposite their names, and the signatures on Exhibit A set forth opposite their names are their genuine signatures.

3.

Attached hereto as Exhibit B is a certified copy of the Amended and Restated Certificate of Incorporation of the Company (“Certificate of Incorporation”) as filed in the Office of the Secretary of State of the State of Delaware, together with all amendments thereto and as in full force and effect as of the date hereof.  The Certificate of Incorporation has not been amended, and no amendment, modification, revocation or rescission to the Certificate

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of Incorporation has been authorized on behalf of the Company. There are no proceedings pending for the merger, consolidation, conversion, dissolution, liquidation or termination of the Company.
4.

Attached hereto as Exhibit C is a true and correct copy of the bylaws of the Company which were duly adopted and are in full force and effect on the date hereof, together with all amendments thereto adopted through the date hereof. Such bylaws have not been amended, and no amendment, modification, revocation or rescission to the bylaws is pending or has been authorized on behalf of the Company.

5.

Attached hereto as Exhibit D is a true, correct and complete copy of resolutions (the “Resolutions”) which were duly adopted on December 21, 2018 at a duly held meeting of the board of directors of the Company, authorizing the execution, delivery and performance of the Loan Documents, and said Resolutions have been duly adopted, have not been rescinded, revoked, superseded, amended or modified in any respect and are in full force and effect on the date hereof.  Except for the Resolutions, no resolutions have been adopted by the board of directors of the Company which deal with the authorization, approval, execution, delivery or performance of any of the Loan Documents to which the Company is a party.

6.	Attached hereto as Exhibit E is a certificate of good standing for the Company from the Secretary of State of the State of Delaware dated as of a recent date.

[The remainder of this page is intentionally left blank.]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

AIMMUNE THERAPEUTICS, INC.

By:	Name: Douglas T. Sheehy Title: General Counsel and Secretary

The undersigned, being the duly appointed, qualified and acting Chief Financial Officer of the Company, does hereby certify that Douglas T. Sheehy is the duly appointed, qualified and acting General Counsel and Secretary of the Company and that the signature appearing above is his true and correct signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

By:______________________________

Name: Eric H. Bjerkholt

Title:   Chief Financial Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A – Incumbency Certificate

Name	Title	Signature
Eric H. Bjerkholt	Chief Financial Officer
Douglas T. Sheehy	General Counsel and Secretary
Daniel C. Adelman	Chief Medical Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B – Amended and Restated Certificate of Incorporation

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C – Bylaws

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D – Resolutions

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E – Good Standing Certificate

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT H
to
CREDIT AGREEMENT

FORM OF BORROWING/CONTINUATION/CONVERSION NOTICE

Cortland Capital Market Services LLC,
as Administrative Agent under the
Credit Agreement referred to below

Cortland Capital Market Services LLC
225 West Washington Street, 9th Floor
Chicago, IL 60606
Facsimile No.: (312) 376-0751
Attn: Legal Department and Steve Erdelyi
Email:[***]
[***]

[DATE]

Ladies and Gentlemen:

This [Borrowing][Continuation][Conversion] Notice is delivered to you pursuant to subsection [2.3]7[3.2(a)] 8[3.2(b)]9 of that certain Credit Agreement dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aimmune Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”) and Cortland Capital Market Services LLC, a Delaware limited liability company, as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties (as defined therein). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

[7]	For borrowings.
[8]	For Conversion Notices.
[9]	For Continuation Notices.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Borrower hereby requests (select one):

☐	A Borrowing of Loans[10]
☐	A conversion of Loans made on ______________________[11]
☐	A continuation of Loans made on ______________________[12]

to be made on the following terms:

(a)Tranche of Borrowing	______________________
(b)Date of Borrowing, conversion or continuation (which is a Business Day)	______________________
(c)Principal amount[13]	______________________
(d)Type of Loan[14]	______________________
(e)Interest Period and the last day thereof[15]	______________________
(f)Wire instructions for Borrower account(s) and amount of requested Borrowing to be allocated to the Borrower	______________________

[10]

To be delivered by (i) 1:00 P.M., New York City time, at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the requested Borrowing Date for Eurocurrency Loans or (ii) 1:00 P.M., New York City time, at least one Business Day (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the requested Borrowing Date for ABR Loans.

[11]

To be delivered by 1:00 P.M., New York time, at least one Business Day (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of election for conversions from Eurocurrency Loans to ABR Loans.  To be delivered by 1:00 P.M., New York time, at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of election for conversions from ABR Loans to Eurocurrency Loans.

[12]

To be delivered by 1:00 P.M., New York time, at least three Business Days in advance of such continuation (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion).

[13]

For (a) Borrowings, to be in a minimum aggregate principal amount of $1,000,000 and in a multiple of $1,000,000 in excess thereof and (b) conversions/continuations, to be in a minimum aggregate principal amount of $1,000,000; provided that notwithstanding the foregoing, (i) any Loan may be converted or continued in its entirety and (ii) there shall not be more than 3 Interest Periods in any one Tranche at any one time outstanding.

[14]	Specify ABR Loans, Eurocurrency Loans or a combination thereof.
[15]	Applicable for Eurocurrency Loans only.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[The Borrowing requested herein complies with the Credit Agreement and each of the conditions set forth in Subsection 5.2(d) and (e) of the Credit Agreement have been satisfied on and as of the date of such Borrowing.]16

AIMMUNE THERAPEUTICS, INC.

By:	Name: Title:

[16]	Do not include on the Closing Date and, after the Closing Date, include for Borrowings only.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT I
to
CREDIT AGREEMENT

FORM OF SOLVENCY CERTIFICATE

Date:  [_____], 20[__]

To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

I, the undersigned, the Chief Financial Officer of Aimmune Therapeutics, Inc., a Delaware corporation (the “Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon (i) facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof) and (ii) such materials and information as I have deemed relevant to the determination of the matters set forth in this certificate, that:

1.

This certificate is furnished to the Administrative Agent and the Lenders pursuant to subsection 5.1(i) of the Credit Agreement, dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the several banks and other financial institutions from time to time party thereto and Cortland Capital Market Services LLC, as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties.  Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2.	For purposes of this certificate, the terms below shall have the following definitions:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	“Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)	“Present Fair Salable Value”

The amount that could be obtained by a seller from a buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises.

(c)	“Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

(d)	“Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the consummation of the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as and to the extent identified and explained in terms of their nature and estimated magnitude by Responsible Officers of the Borrower.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)	“Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

As of the date hereof, the Borrower and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

(f)	“Do not have Unreasonably Small Capital”

As of the date hereof, the Borrower and its Subsidiaries taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern.

3.	For purposes of this certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.
(a)	I have reviewed the financial statements (including the pro forma financial statements) referred to in subsection 5.1 of the Credit Agreement.
(b)	I have knowledge of and have reviewed to my satisfaction the Credit Agreement.
(c)	As Chief Financial Officer of the Borrower, I am familiar with the financial condition of the Borrower and its Subsidiaries.
4.

Based on and subject to the foregoing, I hereby certify, solely in my capacity as the Chief Financial Officer of the Borrower and not in my individual capacity, on behalf of the Borrower, that after giving effect to the consummation of the Transactions, it is my opinion that (a) the Fair Value and Present Fair Salable Value of the assets of the Borrower and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (b) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (c) the Borrower and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

* * *

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf by its Chief Financial Officer as of the date first written above.

AIMMUNE THERAPEUTICS, INC.

By:	Name: Title: Chief Financial Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT J
to
CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Subsection 6.2(a) of the Credit Agreement, dated as of January 3, 2019 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Aimmune Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), Cortland Capital Market Services LLC, a Delaware limited liability company, as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties (as defined therein).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

1.	I am the duly elected, qualified and acting [●][17] of the Borrower.
2.

I have reviewed and am familiar with the contents of this Compliance Certificate.  I am providing this Compliance Certificate solely in my capacity as an officer of the Borrower and not in my individual capacity.  To my knowledge as of the date of this Compliance Certificate, the matters set forth herein are true.

3.

To my knowledge as of the date of this Compliance Certificate, each of the Borrower and its Subsidiaries during the period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”), has observed or performed all of its respective covenants and other agreements, and satisfied every condition, contained in the Credit Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and I have obtained no knowledge of any Default or Event of Default[, except for _________][18].

[17]	The Certificate must be signed by a Responsible Officer of the Borrower.
[18]	To be included if there was a Default or Event of Default during the applicable period. The Default or Event of Default should be described.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[4.

Set forth on ANNEX 2 attached hereto is a list of [any acquisition by any Grantor of any registration of any material Copyright, Patent, or Trademark constituting Collateral][any acquisition by any Grantor of any Collateral Tort Action describing the details thereof].]

[[3][4].

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the Financial Statements.  Such review disclosed at the end of the accounting period covered by the Financial Statements, to my knowledge as of the date of this Compliance Certificate, that the Financial Statements fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries in conformity with GAAP (subject to normal year-end audit and other adjustments)[.][and prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except for the absence of certain notes).]19][20]

[19]	To be included only in Compliance Certificates accompanying quarterly financial statements delivered pursuant to subsection 6.1(b) of the Credit Agreement.
[20]	To be included only in Compliance Certificates accompanying yearly and quarterly financial statements delivered pursuant to subsections 6.1(a) and 6.1(b) of the Credit Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, I have executed this Compliance Certificate this ____ day of _________, 20__.

AIMMUNE THERAPEUTICS, INC.

By:	Name: Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 1

[Applicable Financial Statements To Be Attached]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 2

[Applicable Collateral Update To Be Attached]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT K
to
CREDIT AGREEMENT

FORM OF CASH/PIK ELECTION NOTICE

[_________, 20__]21

Cortland Capital Market Services LLC

225 W. Washington St., 9th Floor

Chicago, IL 60606

Telephone: [***]

Attention: Legal Department and Steve Erdelyi

Email: [***] and

[***]

Reference is made to that certain Credit Agreement dated as of January 3, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) by and among AIMMUNE THERAPEUTICS, INC, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time party to thereto (collectively, the “Lenders”), and CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as administrative agent for the Lenders (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (together with its successors and permitted assigns in such capacity, the “Collateral Agent”). Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.

Pursuant to subsection 3.1(d) of the Credit Agreement, the Borrower hereby elects that all interest due for all Loans on the Cash/PIK Calendar Quarter ending [____] [shall be paid in immediately available funds]22[shall be paid in kind and capitalized (rather than in cash)]23.  Such payment shall otherwise be made in accordance with the terms and conditions of the Credit Agreement (including, without limitation, subsection 3.1(d) of the Credit Agreement).

Very truly yours,

AIMMUNE THERAPEUTICS, INC.

By: ___________________________

Name:

Title:

[21]	At least forty-five (45) days prior to an Interest Payment Date for a Cash/PIK Calendar Quarter.
[22]	Language to be utilized if Cash Option is selected.
[23]	Language to be utilized if PIK Option is selected.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT L
to
CREDIT AGREEMENT

FORM OF SUBORDINATED INTERCOMPANY NOTE

SUBORDINATED INTERCOMPANY NOTE

[DATE]

FOR VALUE RECEIVED, each of the undersigned listed on the signature page hereto, to the extent a borrower from time to time from any other person listed on the signature page hereto (each, in such capacity as a lender to the applicable Payee, a “Payor”), hereby promises to pay to the order of such other person listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as such Payee shall from time to time designate, the unpaid principal amount of all Indebtedness of such Payor to such Payee on such date or dates as shall be agreed upon from time to time by such Payor and such Payee (or, if no such dates are specified, on demand).  Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Capitalized terms used in this intercompany promissory note (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note”) but not otherwise defined herein shall have the meanings given to them, as the context may require, in that certain Credit Agreement, dated as of January 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aimmune Therapeutics, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”) and Cortland Capital Market Services LLC, as Administrative Agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lenders and Collateral Agent for the Secured Parties.

The Indebtedness evidenced by this Note owed by any Payor that is the Borrower or another Loan Party to any Payee that is a Non-Loan Party (each such Payor or Payee referred to in this sentence hereinafter referred to as a “Loan Party Payor” and a “Subordinated Payee”, respectively) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to  all Loan Document Obligations (the “Senior Indebtedness”); and each reference in clauses (i) through (ix) below and the other subordination provisions in this Note to a Payor or a Payee shall be deemed to be a reference only to each Loan Party Payor and each Subordinated Payee, respectively), until Payment in Full (the “Payoff Date”); provided that each such Payor may make payments to the applicable Payee unless an Event of Default shall have occurred and be continuing and such Payor shall have received written notice from the Administrative Agent (provided

1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

that no such notice shall be required to be given in the case of any Event of Default arising under subsection 8.1(f) of the Credit Agreement).

(i)In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relating to any Payor or to its property, and in the event of any proceedings for involuntary liquidation, dissolution or other winding up of any Payor, or any voluntary liquidation, dissolution or other winding up of any Payor that violates the terms of the Credit Agreement, whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing, until the Payoff Date shall have occurred, (x) no Payee shall be entitled to receive (whether directly or indirectly), or make any demand for, any payment or distribution from such Payor on account of any Indebtedness evidenced by this Note owed by such Payor to such Payee and (y) any such payment or distribution to which such Payee would otherwise be entitled, whether in cash, property or securities (other than a payment of debt securities of such Payor that are subordinated and junior in right of payment to the Senior Indebtedness to at least the same extent as the Indebtedness evidenced by this Note is subordinated and junior in right of payment to the Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall instead be made to the Administrative Agent.

(ii)If any Event of Default has occurred and is continuing and after written notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under subsection 8.1(f) of the Credit Agreement), then until the earliest to occur of (x) the Payoff Date, (y) the date on which such Event of Default shall have been cured or waived and (z) the date on which the Administrative Agent shall have rescinded such notice, no payment or distribution of any kind or character shall be made by or on behalf of any Payor, or any other person on its behalf, with respect to any amounts evidenced by this Note.

(iii)If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, with respect to any amounts evidenced by this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) above prior to the occurrence of the Payoff Date, such payment or distribution shall be held by such Payee in trust (segregated from other property of such Payee) for the benefit of the Administrative Agent, and shall be paid over or delivered to the Administrative Agent promptly upon receipt.

(iv)Each Payee agrees to file all claims against each relevant Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness, and the Administrative Agent shall be entitled to all of such Payee’s rights thereunder.  If for any reason a Payee fails to file such claim at least five Business Days prior to the last date on which such claim should be filed, such Payee hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and the Administrative Agent is hereby authorized to act as attorney-in-fact in such Payee’s name to file such claim or, in the Administrative Agent’s discretion, to assign such

2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payee hereby assigns to the Administrative Agent all of such Payee’s rights to any payments or distributions to which such Payee otherwise would be entitled.  If the amount so paid is greater than the amount to payment in full of Senior Indebtedness (other than contingent or indemnification obligations not then due), the Administrative Agent shall pay the excess amount to such Payee.

(v)Each Payee waives the right to compel that any property of any Payor or any property of any guarantor of any Senior Indebtedness or any other person be applied in any particular order to discharge such Senior Indebtedness.  Each Payee expressly waives the right to require the Administrative Agent or any other holder of Senior Indebtedness to proceed against any Payor, any guarantor of any Senior Indebtedness or any other person, or to pursue any other remedy in its or their power that such Payee cannot pursue and that would lighten such Payee’s burden, notwithstanding that the failure of the Administrative Agent or any such other holder to do so may thereby prejudice such Payee.  Each Payee agrees that it shall not be discharged, exonerated or have its obligations hereunder reduced by the delay of the Administrative Agent or any other holder of Senior Indebtedness in proceeding against or enforcing any remedy against any Payor, any guarantor of any Senior Indebtedness or any other person; by the delay of the Administrative Agent or any holder of Senior Indebtedness in releasing any Payor, any guarantor of any Senior Indebtedness or any other person from all or any part of the Senior Indebtedness; or by the discharge of any Payor, any guarantor of any Senior Indebtedness or any other person by an operation of law or otherwise, with or without the intervention or omission of the Administrative Agent or any such holder.

(vi)Each Payee waives all rights and defenses (other than Payment in Full) arising out of an election of remedies by the Administrative Agent or any other holder of Senior Indebtedness, even though that election of remedies, including any nonjudicial foreclosure with respect to any property securing any Senior Indebtedness, has impaired the value of such Payee’s rights of subrogation, reimbursement, or contribution against any Payor, any guarantor of any Senior Indebtedness or any other person.  Each Payee expressly waives any rights or defenses it may have by reason of protection afforded to any Payor, any guarantor of any Senior Indebtedness or any other person with respect to the Senior Indebtedness pursuant to any anti‑deficiency laws or other laws of similar import that limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of property or assets securing any Senior Indebtedness.

(vii)Each Payee agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Indebtedness made by the Administrative Agent or any other holder of Senior Indebtedness may be rescinded in whole or in part by the Administrative Agent or such holder, and any Senior Indebtedness may be continued, and the Senior Indebtedness or the liability of any Payee, any guarantor thereof or any other person obligated thereunder, or

3

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other holder of Senior Indebtedness, in each case without notice to or further assent by such Payee, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.

(viii)Each Payee waives any and all notice of the creation, renewal, extension or accrual of any Senior Indebtedness, and any and all notice of or proof of reliance by holders of Senior Indebtedness upon the subordination provisions set forth herein.  The Senior Indebtedness shall be deemed conclusively to have been created, contracted or incurred, and the consent to create the obligations of any Payee evidenced by this Note shall be deemed conclusively to have been given, in reliance upon the subordination provisions set forth herein.

(ix)To the maximum extent permitted by law, each Payee waives any claim it might have against the Administrative Agent or any other holder of Senior Indebtedness with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Administrative Agent or any such holder, or any of their Related Parties, with respect to any exercise of rights or remedies under the Loan Documents, except to the extent due to the gross negligence or willful misconduct of the Administrative Agent or any such holder, as the case may be, or any of its Related Parties, as determined by a court of competent jurisdiction in a final and nonappealable judgment.  None of the Administrative Agent, any other holder of Senior Indebtedness or any of their Related Parties shall be liable for failure to demand, collect or realize upon any guarantee of any Senior Indebtedness, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any property upon the request of any Payor, any Payee or any other person or to take any other action whatsoever with regard to any such guarantee or any other property.

Each Subordinated Payee and each Loan Party Payor hereby agree that the subordination provisions set forth in this Note are for the benefit of the Administrative Agent and the other holders of Senior Indebtedness, and that as between each Subordinated Payee and each holder of Senior Indebtedness, such subordination provisions constitute a “subordination agreement: within the meaning of Section 510(a) of the United States Bankruptcy Code.  The Administrative Agent and the other holders of Senior Indebtedness are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of itself and such other holders, proceed to enforce the subordination provisions set forth herein.

All rights and interests of the Administrative Agent and the other holders of Senior Indebtedness hereunder, and the subordination provisions and the related agreements of the Loan Party Payors and Subordinated Payees set forth herein, shall remain in full force and effect irrespective of:

(i)any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

4

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;

(iii)any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Senior Indebtedness; or

(iv)any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Payor in respect of any Senior Indebtedness or of any Payee or any Payor in respect of the subordination provisions set forth herein.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the Administrative Agent and the other holders of Senior Indebtedness, in each case subject to any applicable intercreditor agreement.

Each Payee is hereby authorized to record all Indebtedness made by it to any Payor (all of which shall be evidenced by this Note except as provided below), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever in connection with this Note.  All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof.  Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, (a) if any Indebtedness made on or before the date hereof by any Payee to any Payor is evidenced by a promissory note or other instrument or agreement in existence as of the date hereof (an “Existing Note”), it is agreed between such Payee and such Payor that the obligations under such Existing Note are hereafter to be evidenced by this Note, and that this Note replaces and supersedes any promissory note or instrument in respect of such other Indebtedness and (b) it is agreed between the Payor and Payee that the agreements in existence as of the date hereof with respect to any existing obligations (including agreements contained in any Existing Note) as to principal, amortization, currency, payment location and interest rate (if any) will continue to have effect under this Note until modified by agreement between such Payor and such Payee. For the avoidance of doubt, this Note as between each Payor and each Payee contains additional terms to any intercompany loan agreement between them and this Note does not in any way replace

5

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such intercompany loans between them nor does this Note in any way change the principal amount of any intercompany loans between them.

From time to time after the date hereof, additional subsidiaries of the Borrower may become parties hereto (as a Payor and/or a Payee, as the case may be) by executing a counterpart signature page to this Note (each additional subsidiary, an “Additional Party”).  Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof.  Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

No amendment, modification or waiver of, or consent with respect to, any provisions of this Note shall be effective unless the same shall be in writing and signed and delivered by each Payor and Payee whose rights or obligations shall be affected thereby; provided that, until the Payoff Date shall have occurred, the Administrative Agent shall have provided its prior written consent to such amendment, modification, waiver or consent of the subordination provisions hereof (such consent not to be unreasonably withheld or delayed).

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Signature page follows]

6

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective authorized officers as of the day and year first written above.

AIMMUNE THERAPEUTICS, Inc.

By: ___________________________

Name:

Title:

AIMMUNE THERAPEUTICS (BERMUDA) LTD.

By: ___________________________

Name:

Title:

AIMMUNE THERAPEUTICS UK LTD.

By: ___________________________

Name:

Title:

AIMT NETHERLANDS COÖPERATIEF u.A.

By: ___________________________

Name:

Title:

AIMMUNE NETHERLANDS B.V.

By: ___________________________

Name:

Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.